As filed with the Securities and Exchange Commission
                       on March 31, 1997

                                                  Registration No. 33-34957
===========================================================================




                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                           ----------

                          AMENDMENT NO. 4
                                TO
                             FORM S-3
                      REGISTRATION STATEMENT
                               UNDER
                    THE SECURITIES ACT OF 1933

                           ----------

                HOMESIDE MORTGAGE SECURITIES, INC.
      (Exact name of registrant as specified in its charter)


                       7301 Baymeadows Way
                   Jacksonville, Florida 32256
     Delaware           (904) 281-3000              59-2957725
    (State or       (Address and telephone       (I.R.S. Employer
other jurisdiction    number of principal         Identification
 of incorporation      executive offices)             Number)
 or organization)


                       Robert J. Jacobs, Esq.
                HomeSide Mortgage Securities, Inc.
                        7301 Baymeadows Way
                   Jacksonville, Florida  32256
                          (904) 281-3000
     (Name, address and telephone number of agent for service)

                           ----------

                           Copies to:
                      David L. Sugerman, Esq.
                Cleary, Gottlieb, Steen & Hamilton
                         One Liberty Plaza
                     New York, New York 10006

                           ----------

   Approximate date of commencement of proposed sale to public:
     From time to time after this Amendment becomes effective.


      If the only securities being registered on this Form are
being offered pursuant to dividend or interest reinvestment
plans, please check the following box.  [   ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [ X ]

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

===========================================================================

               SUBJECT TO COMPLETION MARCH 31, 1997

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


          PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED , 199

                HomeSide Mortgage Securities, Inc.
                             (Seller)

                      HomeSide Lending, Inc.
                            (Servicer)

                          $ (Approximate)

[REMIC Multi-Class] Mortgage Pass-Through Certificates, Series 199_

        Principal and interest payable on the 25th day of each month beginning in 199_.

                           ----------

           The [REMIC Multi-Class] [Mortgage] Pass-Through Certificates, Series 199_ (the "Certificates") will represent beneficial ownership interests in a trust fund (the "Trust Fund"). The assets of the Trust Fund will consist primarily of a pool (the "Mortgage Pool") of [fixed-rate,] [adjustable-rate,] first-lien, fully-amortizing, conventional, one- to four-family mortgage loans having original terms to maturity of ___ to ___ years (the "Mortgage Loans") and sold by HomeSide Mortgage Securities, Inc. ("HMSI" or the "Seller"). See "Description of the Mortgage Pools and the Mortgaged Properties" herein. [Description of subordination of classes, if applicable.]

                           ----------

           NEITHER THESE CERTIFICATES NOR THE UNDERLYING MORTGAGE
LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR
INSTRUMENTALITY.

           THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------

              Class Certificate     Certificate    [Scheduled Final
              Principal Balance(1)  Interest Rate  Distribution Date(2)]
              --------------------  -------------  --------------------
[Classes of
Certificates]

-----------------

(1) Approximate, subject to adjustment as described herein.
(2) Determined on the basis of the assumptions set forth under "Yield and Weighted Average Life Considerations--Final Payment Considerations [and Scheduled Final Distribution Dates of the Certificates]" herein.

                             ---------

           [Descriptions of material transfer restrictions on certain Classes of Certificates.] [The Class R Certificates ("the Residual Certificates") may not be purchased by or transferred to
(i) a Disqualified Organization or Book-Entry Nominee (as defined in the accompanying Prospectus), (ii) except under limited circumstances, a person who is not a U.S. Person (as defined in the accompanying Prospectus), (iii) an ERISA Plan (as defined herein) or (iv) any person or entity who the transferor has reason to believe intends to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect thereto. See "ERISA Considerations" and "Description of the Certificates--Restrictions on Transfer of the Residual Certificates" herein.]

           There is currently no secondary market for the Certificates offered hereby and there can be no assurance that such a market will develop. [ (the "Underwriter") has indicated its intention to make a market in the Certificates offered hereby, but it is not obligated to do so.] There is no assurance that any such market, if established, will continue. See "Summary of Terms--Liquidity Considerations."

           [The Certificates offered hereby will be purchased by the Underwriter from the Seller and are being offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. See "Plan of Distribution" herein. Proceeds to the Seller from the sale of the Certificates will be approximately % of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-Off Date, plus accrued interest thereon from the Cut-off Date, before deducting issuance expenses payable by the Seller.]

           [The Certificates offered hereby are offered by the Underwriter, as specified herein, subject to receipt and acceptance thereof and subject to its right to reject any order in whole or in part. It is expected that delivery of the Certificates offered hereby [(other than the Class R and the Class Certificates)] will be made through the book-entry facilities of [The Depository Trust Company], and that delivery of the Class R and the Class Certificates in definitive, fully-registered form will be made at the offices of the Underwriter, New York, New York, on or about , 199 .]

                           [UNDERWRITER]
         The date of this Prospectus Supplement is , 199 .

           The Certificates offered hereby will be issued in the classes (each, a "Class") and with the characteristics set forth on the cover hereof. Interest will accrue on each Class of the Certificates [other than the Class Certificates] at the respective Certificate Interest Rates set forth on the cover hereof. Principal and interest will be distributable on the Certificates on each Distribution Date (as defined herein) commencing in 199 . On each Distribution Date, to the extent funds are available therefor, the amount of interest distributable on each Certificate offered hereby [other than the Class Certificates] will equal 30 days of interest at the applicable Certificate Interest Rate on the Certificate Principal Balance thereof immediately prior to such Distribution Date, less such Certificate's share of any Net Interest Shortfall [and the interest portion of any Realized Losses] (each as defined herein) with respect to the Mortgage Loans. Principal of the Certificates offered hereby [other than the Class Certificates] will be distributable monthly on each Distribution Date to the extent and in the manner described herein.

                             ---------

           The yield to maturity on the Certificates will be affected, in varying degrees, by the rate and timing of principal payments (including prepayments) on the Mortgage Loans included in the related Mortgage Pool, which may be prepaid at any time without penalty. [A rapid rate of principal prepayments will have a material negative effect on the yield of the Class Certificates and could result in the failure of investors in the Class Certificates to fully recover their investment.]

           [Beneficial interests in the Certificates offered hereby [other than the Class R and the Class Certificates] will be held by investors only through the book-entry facilities of the Depository (as defined herein). Distributions on such Classes of Certificates, and transfers of beneficial interests therein, will be made as described herein. No person will be entitled to receive a physical certificate representing such Certificates except under the limited circumstances described herein. See "Description of the Certificates--Book-Entry Certificates" herein.]

                             ---------

           [For federal income tax purposes, an election will be made to treat the Trust Fund as a "real estate mortgage investment conduit" (a "REMIC"). Each Class of the Certificates other than the Residual Certificates (the "Regular Certificates") will be designated as regular interests in the REMIC and generally will be treated as debt instruments for federal income tax purposes. The Residual Certificates will be designated as the residual interests in the REMIC. Prospective investors are cautioned that the Residual Certificateholders' REMIC taxable income and the tax liability thereon may exceed cash distributions to such holders during certain periods, in which event such holders must have sufficient alternative sources of funds to pay such tax liability. See "Summary of Terms--Certain Federal Income Tax Consequences" and "Certain Federal Income Tax Consequences" herein and "Certain Federal Income Tax Consequences" in the Prospectus.]

                             ---------

           The Certificates offered hereby constitute a part of a series of Pass-Through Certificates being offered by HMSI from time to time pursuant to its Prospectus dated , 199 of which this Prospectus Supplement is a part. This Prospectus Supplement does not contain complete information about the offering of the Certificates. Additional information is contained in the Prospectus and purchasers are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

                             ---------

           Until 90 days after the date of this Prospectus Supplement, all dealers effecting transactions in the Certificates offered hereby, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and Prospectus to which it relates. This is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

           NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR
TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS SUPPLEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE CERTIFICATES OFFERED HEREBY NOR AN OFFER OF THE CERTIFICATES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE; HOWEVER, IF ANY MATERIAL CHANGE OCCURS WHILE THIS PROSPECTUS SUPPLEMENT IS REQUIRED
BY LAW TO BE DELIVERED, THIS PROSPECTUS SUPPLEMENT WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY.

                             ---------

           [IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CERTIFICATES OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.]

                         SUMMARY OF TERMS

           The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Capitalized terms used herein and not otherwise defined have the meanings assigned in the Prospectus.

Securities
Offered...............  [REMIC Multi-Class] Mortgage Pass-Through
                        Certificates, Series 199 - (the
                        "Certificates"), in the Classes and
                        aggregate original Certificate Principal
                        Balances, subject to adjustment as
                        described herein (each a "Class
                        Certificate Principal Balance"), set
                        forth on the cover hereof. The aggregate
                        Scheduled Principal Balance (as defined
                        herein) of the Mortgage Loans underlying
                        the Certificates (the "Mortgage Loans")
                        will be approximately $
                        as of the Cut-off Date (subject to a
                        permitted upward or downward variance of up
                        to    %).

                        Each of the Classes of Certificates
                        offered hereby, [other than the Class
                        Certificates and the Residual
                        Certificates], will be registered as a
                        single certificate held by a nominee of
                        [The Depository Trust Company] (the
                        "Depository"), and beneficial interests
                        therein will be held by investors through the book-entry facilities of the Depository, as described herein, in minimum denominations in Certificate Principal Balance of $ and integral multiples of $1,000 in excess thereof. [The Class Certificates will be [held by investors through the book-entry facilities of the Depository] [issued in certificated form], in minimum denominations in Notional Principal Balance of $ and integral multiples of $1,000 in excess thereof.] [The Class Certificates will be issued in certificated form in minimum denominations in Certificate Principal Balance of $ and integral multiples of $1,000 in excess thereof.] [The Residual Certificates will be issued in certificated form as a single Certificate representing the entire Class Certificate Principal Balance thereof.]

Seller................  HomeSide Mortgage Securities, Inc. ("HMSI"
                        or the "Seller").  See "HomeSide Mortgage
                        Securities, Inc." in the Prospectus.

Servicer..............  HomeSide Lending, Inc. ("HLI" or the
                        "Servicer").  See "HomeSide Lending, Inc."
                        in the Prospectus. [Reference to other
                        direct servicers or subservicers to be
                        added if material.]

Trustee...............                 (the "Trustee").  See "The
                        Pooling and Servicing Agreement--Trustee" herein.

Cut-off Date..........          1, 199 .

Closing Date..........  On or about        , 199 .

Mortgage Pool.........  The Certificates will represent the entire beneficial interest in a trust fund (the
                        "Trust Fund").  The assets of the Trust
                        Fund will consist of a pool (the "Mortgage
                        Pool") of [fixed-rate,] [adjustable-rate,]
                        fully-amortizing, conventional mortgage
                        loans that are secured by first liens on
                        one- to four-family residential properties
                        (the "Mortgaged Properties").  The Mortgage
                        Loans will have original terms to maturity
                        of    to      years.  See "Description of
                        the Mortgage Pools and the Mortgaged
                        Properties" herein.

Description of the
Certificates..........  The Certificates will be issued pursuant to a Pooling and Servicing Agreement, to be
                        dated as of the Cut-Off Date (the
                        "Agreement"), among the Seller, the
                        Servicer and the Trustee. To the extent
                        funds are available therefor, distributions
                        on the Certificates will be made on the
                        25th day of each month or, if such 25th day
                        is not a business day, on the succeeding
                        business day (each, a "Distribution Date"),
                        commencing in        199 , to holders of
                        record on the close of business on the last business day of the month preceding the month of such Distribution Date (the "Record Date").

Distributions on the
Certificates..........  Interest.  On each Distribution Date, interest will be distributable on each
                        Class of the Certificates [other than the
                        Class   Certificates] from the Available
                        Funds (as defined herein) for such
                        Distribution Date in an aggregate amount
                        equal to the Accrued Certificate Interest
                        for such Class on such Distribution Date,
                        plus any Accrued Certificate Interest
                        thereon remaining undistributed from
                        previous Distribution Dates.  Interest will
                        accrue on the Certificates offered hereby
                        [other than the Class   Certificates] at
                        the respective Certificate Interest Rates set forth on the cover hereof during each one-month period ending on the last day of the month preceding the month in which each Distribution Date occurs (each, an "Interest Accrual Period").

                          The "Accrued Certificate Interest" for
                        any Certificate for any Distribution Date will equal the interest accrued during the related Interest Accrual Period at the applicable Certificate Interest Rate on the Certificate Principal Balance [(or, in the case of a Class Certificate, the Notional Principal Balance)] of such Certificate immediately prior to such Distribution Date, less such
                        Certificate's share of any Net Interest
                        Shortfall (as defined herein) [and the
                        interest portion of Realized Losses] in
                        respect of the Mortgage Pool. Such
                        shortfall or losses will be allocated
                        among the related Certificates in
                        proportion to the amount of Accrued

                        Certificate Interest that, in the absence of such shortfall or losses, would have been allocated thereto in respect of the Mortgage Loans experiencing such shortfalls or losses. Interest will be calculated on the Certificates on the basis of a 360-day year consisting of twelve 30-day months.

                        See "Description of the
                        Certificates--Distributions on the
                        Certificates--Interest" herein.

                        Principal. Principal will be
                        distributable monthly on the Certificates
                        [other than the Class Certificates] on
                        each Distribution Date in an aggregate
                        amount (the "Principal Distribution
                        Amount") equal to the Available Funds (as defined herein) in respect of the Mortgage Pool remaining in the Certificate Account after the distribution of interest on the Certificates on such Distribution Date. Subject to such limitation, the Principal Distribution Amount will be allocated among the Classes of Certificates in the manner described herein. Distributions of principal on a Class of Certificates will be made on a pro rata basis among all outstanding Certificates of such Class. See "Description of the
                        Certificates--Distributions on the
                        Certificates" herein.

                        [Description of any Classes with special payment features, such as "planned amortization" or "targeted amortization"
                        Certificates.]

[Additional Rights
of the Residual
Certificate-
holders...............  In addition to distributions of principal and interest payable out of the Available
                        Funds, the holders of the Class R
                        Certificates will be entitled to receive
                        (i) the amounts, if any, of Available Funds remaining in the Certificate Account on any Distribution Date after distributions of principal and interest on the Certificates on such date and (ii) the proceeds, if any, of the assets of the Trust Fund remaining in the REMIC after the Class Certificate Principal Balances of all Classes of the Certificates have been reduced to zero. It is not anticipated that any material assets will be remaining at any such time. See "Description of the Certificates--Additional Rights of the Residual Certificateholders" herein.]

[Advances.............  The Servicer will be obligated to advance delinquent installments of principal and interest (net of the related Servicing
                        Fees) on the Mortgage Loans included in
                        each Mortgage Pool under certain
                        circumstances. See "The Pooling and
                        Servicing Agreement--Advances" herein.]

Credit
Enhancement...........  The forms of credit enhancement described below will be employed in order to enhance the likelihood of regular receipt by Certificateholders of the scheduled amounts due them and to afford such Certificate limited protection against losses. See "The Pooling and Servicing Agreement-- Insurance and Related Arrangements" herein.

                        [Description of applicable credit
                        enhancement, such as subordination,
                        mortgage pool insurance policy, special
                        hazard insurance policy or limited
                        guarantee.]

                        The amount of coverage under the
                        foregoing forms of credit enhancement is limited, and payment thereunder is subject to certain conditions and limitations. In the event losses occur which are not covered by such credit enhancement, or losses occur in amounts exceeding the coverage provided thereby, shortfalls in distributions to Certificateholders will occur.]

Prepayment and Yield
Considerations........  The rate of principal payments on the
                        Certificates, the aggregate amount of each interest payment on the Certificates and the yield to maturity of the Certificates are related to the rate of principal payments on or in respect of the Mortgage Loans. Mortgage principal payments may be in the form of scheduled principal payments, voluntary prepayments by the mortgagors (such as, for example, prepayments in full due to refinancings or prepayments in connection with biweekly payment programs) and prepayments resulting from default, foreclosure, casualty, condemnation and similar events and certain purchases by the Servicer or the Seller of the Mortgage Loans under the circumstances described herein.
                        Mortgagors are permitted to prepay the
                        Mortgage Loans, in whole or in part, at
                        any time without penalty. Mortgage
                        prepayment rates are likely to fluctuate significantly. In general, when prevailing mortgage interest rates decline significantly below the interest rates on the Mortgage Loans, the prepayment rate on the Mortgage Loans is likely to increase, and when prevailing mortgage interest rates rise significantly above the interest rates on the Mortgage Loans in the Mortgage Pool, the prepayment rate on such Mortgage
                        Loans is likely to decrease, although
                        other economic, geographic and social
                        factors also may influence the prepayment rate. See "Yield and Weighted Average
                        Life Considerations--Prepayments."

                        Full and partial prepayments and other
                        unscheduled recoveries of principal will reduce the amount of interest available for distribution to Certificateholders in the following month from the amount which would have been available in the absence of such prepayments or recoveries. Any shortfalls in interest as a result of such early receipt of principal [to the extent not offset by a Compensating Interest Payment (as defined herein) made by the Servicer] generally will produce a lower yield on such Certificates than would otherwise be the case. [The interest distributable on the
                        Certificates will also be reduced by the amount of Realized Losses in respect of the Mortgage Pool.]

                        The yields to investors will be
                        sensitive in varying degrees to the rate and timing of Mortgage Loan prepayments (including unscheduled recoveries of principal). The extent to which the yield to maturity of a Certificate is sensitive to prepayments and other unscheduled receipts of principal will depend upon the degree to which it is purchased at a discount or premium. In the case of Certificates purchased at a premium, faster than anticipated rates of principal payments on the Mortgage Loans could result in actual yields to such investors that are lower than the anticipated yields. In the case of Certificates purchased at a discount, slower than anticipated rates of principal payments could result in actual yields to investors that are lower than the anticipated yields.

                        Rapid rates of prepayments on the
                        Mortgage Loans are likely to coincide
                        with periods of low prevailing interest
                        rates. During such periods, the yields at which an investor in the Certificates may be able to reinvest amounts received as payments on the investor's Certificates may be lower than the yield on such Certificates. Conversely, slow rates of prepayments on the Mortgage Loans are likely to coincide with periods of high prevailing interest rates. During such periods, the amount of payments available to an investor for reinvestment at such high rates may be relatively low.

                        The Certificates were structured on the
                        basis of, among other things, a
                        prepayment assumption of    % of the
                        Prepayment Assumption (as defined herein)
                        and corresponding weighted average lives
                        as described herein. The weighted average
                        lives of the Certificates offered hereby
                        at    % of the Prepayment Assumption, based
                        on the assumptions described under "Yield and Weighted Average Life
                        Considerations--Weighted Average Lives of the Certificates--Table of Class Certificate Principal Balances" are set forth in such table herein. The Mortgage Loans are not likely to prepay at a constant rate of % of the Prepayment Assumption or any other constant rate, and the actual weighted average lives of the related Certificates are likely to differ from those shown in such tables.

                        The prepayment, yield and other assumptions to be used for pricing purposes for the respective Classes of Certificates may vary as determined at the time of sale. Each prospective investor is urged to make an investment decision with respect to the Certificates proposed to be purchased by such investor based upon a comparison of the desired yield to the anticipated yield on such Certificates resulting from the price to be paid by such investor for such Certificates and such investor's own determination as to the anticipated rate of prepayments on the related Mortgage Pool.

                        [Principal distributions on the
                        Certificates will be made by reference to principal balance schedules, as described herein.] The weighted average lives of all Classes of the Certificates will be affected in part by the prepayment experience of the Mortgage Loans in the related Mortgage Pool and the resulting allocation of principal payments on the Certificates.

                        The yield on certain Classes of the
                        Certificates also may be affected by any purchase by the Servicer of the Mortgage Loans in the Trust Fund as described under "The Pooling and Servicing Agreement--Termination" herein.

                        The effective yield to holders of
                        Certificates [other than the Class
                        Certificates] will be lower than the
                        yield otherwise produced by the
                        applicable Certificate Interest Rate and the applicable purchase prices thereof because, while interest will accrue from the first day of each month, the distribution of such interest will not be made until the 25th day (or if such day is not a business day, the immediately following business day) of the month following the month of accrual. In addition, the effective yield on the Certificates will be affected by any interest shortfalls in respect of the Mortgage Pool. See "Description of the Certificates" herein.

[Optional
Termination...........  The Servicer may, at its option, purchase from the Trust Fund all of the Mortgage
                        Loans remaining in the Trust Fund, and
                        thereby effect the early retirement of the Certificates, on any Distribution Date if the aggregate Scheduled Principal Balance of the Mortgage Loans in the Trust Fund is less than 10% of the aggregate Scheduled Principal Balance thereof as of the Cut-off Date. See "The Pooling and Servicing Agreement--Termination" herein.]

[Scheduled
Final
Distribution
Dates.................  The rate of payment of principal of the
                        Certificates will depend on the rate of
                        payment of principal of the related
                        Mortgage Loans which, in turn, will depend on the characteristics of such Mortgage Loans, the level of prevailing interest rates and other economic, geographic and social factors. No assurance can be given as to the actual payment experience of the Mortgage Loans. The Scheduled Final Distribution Date for each Class of the Certificates offered hereby is the date months after the date on which the Class Certificate Principal Balance thereof would be reduced to zero based on certain assumptions regarding the characteristics of the Mortgage Loans and other assumptions described herein. Because certain Mortgage Loans will have remaining terms to maturity that are shorter and Mortgage Rates that are lower than those assumed in calculating the Scheduled Final Distribution Dates of such Certificates, the Class Certificate Principal Balances of the Certificates may be reduced to zero prior to their respective Scheduled Final Distribution Dates. In addition, delinquencies could result in distributions after the respective Scheduled Final Distribution Dates except to the extent offset by any advances made by the Servicer and the forms of credit enhancement described herein. As a result, the Class Certificate Principal Balance of each Class of the Certificates offered hereby may be reduced to zero significantly earlier or later than its respective Scheduled Final Distribution Date.]

Certain Federal
Income Tax
Consequences..........  [The Certificates other than the Class R
                        Certificates (the "Regular Certificates")
                        will be treated as regular interests in the
                        REMIC and generally will be treated as debt
                        instruments issued by such REMIC for
                        federal income tax purposes.  Certain
                        Classes of the Regular Certificates may be
                        issued with original issue discount.  The
                        prepayment assumption that will be used in
                        determining the rate of accrual of any
                        original issue discount on the Regular
                        Certificates for federal income tax
                        purposes (and whether such original issue
                        discount is de minimis), and that may be
                        used by a holder of a Regular Certificate
                        to amortize premium, will be    % of the
                        Prepayment Assumption. No representation is made that the Mortgage Loans in either Mortgage Pool will prepay at such rate or at any other rate.]

                        [The holders of the Residual
                        Certificates will be subject to special
                        federal income tax rules that may
                        significantly reduce the after-tax yield of such Certificates. Further, significant restrictions apply to the transfer of the Residual Certificates.

                        See "Description of the
                        Certificates--Restrictions on Transfer of the Residual Certificates."]

                        See "Certain Federal Income Tax
                        Consequences" herein and "Certain Federal
                        Income Tax Consequences--REMIC
                        Certificates" in the Prospectus.]

Legal
Investment............  The Certificates offered hereby [will]
                        constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). However, institutions whose investment activities are subject to legal investment laws and regulations or review by certain regulatory authorities may be subject to restrictions on investment in the Certificates. See "Legal Investment Matters" herein.

ERISA
Considerations........  Fiduciaries of employee benefit plans subject to the Employee Retirement Income
                        Security Act of 1974, as amended ("ERISA")
                        or plans subject to Section 4975 of the
                        Internal Revenue Code of 1986 (the "Code")
                        should carefully review with their legal
                        advisors whether the purchase or holding of
                        the Certificates offered hereby could give
                        rise to a transaction prohibited or not
                        otherwise permissible under ERISA or the
                        Code.  [The Class   Certificates and the
                        Residual Certificates may not be acquired by an ERISA Plan and transfer thereof is subject to the restrictions described herein.] See "ERISA Considerations" herein.

Certificate
Ratings...............  It is a condition of issuance of the
                        Certificates that the Certificates offered
                        hereby be rated "   " by      [and "   " by
                              ]. The ratings of the Certificates
                        should be evaluated independently from
                        similar ratings on other types of
                        securities. A security rating is not a
                        recommendation to buy, sell or hold
                        securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The ratings do not address the possibility that Certificateholders may suffer a lower than anticipated yield. See "Certificate Ratings" herein.

Liquidity
Considerations........  There is currently no secondary market for the Certificates offered hereby, and there can be no assurance that such a market will develop. [[Underwriter] has indicated its intention to make a secondary market in the Certificates offered hereby, but it is not obligated to do so.] There can be no assurance that a secondary market for such Certificates will develop, or if it does develop, will continue for the life of the Certificates, or provide investors with liquidity of investment. In addition, there can be no assurance that an investor in a Certificate will be able to sell such Certificate at a price that is equal to or greater than the price at which such investor purchased such Certificate.

                        Information available to investors that
                        desire to sell their Certificates in the secondary market may be limited. In particular, price quotations regarding specific Classes of the Certificates are not currently available in any newspaper or other source that is widely available to investors.

Use of Proceeds.......  The net proceeds from the sale of the
                        Certificates offered hereby will be used for general corporate purposes, including the acquisition of residential mortgage loans.

   DESCRIPTION OF THE MORTGAGE POOL AND THE MORTGAGED PROPERTIES

General

           The Certificates will represent the entire beneficial ownership interest in a trust fund (the "Trust Fund"). The Trust Fund will consist primarily of a pool (the "Mortgage Pool") of conventional, [fixed-rate,] [adjustable-rate,] fully-amortizing mortgage loans (the "Mortgage Loans"). The Mortgage Loans are secured by mortgages, deeds of trust or other security instruments (each, a "Mortgage") creating first liens on one- to four-family residential properties (the "Mortgaged Properties").

           Certain data with respect to the Mortgage Loans is set forth below. A detailed description of the Mortgage Pool on a Current Report on Form 8-K (the "Detailed Description") will be available to purchasers of the Certificates at or before, and will be filed with the Securities and Exchange Commission within fifteen days after, the initial delivery of the Certificates offered hereby. The Detailed Description will specify the precise aggregate Scheduled Principal Balance (as defined herein) of the Mortgage Loans as of the Cut-off Date and will also include the following information regarding the Mortgage Loans: the years of origination, the mortgage interest rates borne by the Mortgage Loans (the "Mortgage Rates"), the original loan-to-value ratios, the types of properties securing the Mortgage Loans and the geographical distribution of the Mortgage Loans by state. The Detailed Description also will specify the original Class Certificate Principal Balance (or, in the case of the Class Certificates, the Notional Principal Balance) of each Class of Certificates on the date of issuance of the Certificates, and [information regarding exact amount of any forms of credit enhancement]. The Agreement (as defined herein) and its exhibits, will be filed as an exhibit to the Detailed Description.

           The "Scheduled Principal Balance" of a Mortgage Loan as of any Distribution Date is the unpaid principal balance of such Mortgage Loan as specified in the amortization schedule at the time relating thereto (before any adjustment to such schedule by reason of bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) as of the first day of the month preceding the month of such Distribution Date, after giving effect to any previously applied partial principal prepayments, the payment of principal due on such first day of the month [and Deficient Valuations occurring after the Bankruptcy Termination Date (as such terms are defined herein)], irrespective of any delinquency in payment by the related borrower (the "Mortgagor"). The "Pool Scheduled Principal Balance" as of any Distribution Date is equal to the aggregate Scheduled Principal Balances of all of the Mortgage Loans in such Mortgage Pool that were Outstanding Mortgage Loans on the first day of the month preceding the month of such Distribution Date (or such other date as is specified). An "Outstanding Mortgage Loan" is any Mortgage Loan which has not been prepaid in full, has not become a Liquidated Mortgage Loan and has not been repurchased.

           [Description of limited documentation loans, if any, Primary Mortgage Insurance Policy coverage, if applicable, and other loan characteristics meriting description to be included if material.]

The Mortgage Loans

           The Mortgage Loans will have an aggregate Scheduled
Principal Balance as of the Cut-off Date, after deducting
payments of principal due on or before such date, of
approximately $   . This amount is subject to a permitted upward
or downward variance of up to %.

           The Mortgage Rates borne by the Mortgage Loans are ex-
pected to range from   % to   % per annum, and the weighted average
Mortgage Rate as of the Cut-off Date of such Mortgage Loans is expected to be between % and % per annum. The original principal balances of the Mortgage Loans are expected to range from $ to $ and, as of the Cut-off Date, the average Scheduled Principal Balance of the Mortgage Loans is not expected to exceed $ , after application of payments due on or before the Cut-off Date. It is expected that the month and year of the earliest origination date of any Mortgage Loan will be , and the month and year of the latest scheduled maturity date of any such Mortgage Loan will be . All of the Mortgage Loans will have original terms to maturity of to years, and it is expected that the weighted average scheduled remaining term to maturity of the Mortgage Loans will be between and months as of the Cut-off Date.

           The Mortgage Loans are expected to have the following additional characteristics (by Scheduled Principal Balance of all the Mortgage Loans) as of the Cut-off Date:

           No more than % of such Mortgage Loans will be Mortgage
Loans each having a Scheduled Principal Balance of more than $ .

           No more than % of such Mortgage Loans will have a loan-to-value ratio at origination in excess of %, no more than % of such Mortgage Loans will have a loan-to-value ratio at origination in excess of %, and none of such Mortgage Loans will have a loan-to-value ratio at origination in excess of %. As of the Cut-off Date, the weighted average loan-to-value ratio at origination of such Mortgage Loans is expected to be between % and %.

           No more than % of such Mortgage Loans had a loan-to-value ratio at origination calculated based on an appraisal conducted more than one year before the origination date thereof.

           [The proceeds of at least % of such Mortgage Loans will have been used to acquire the related Mortgaged Property. The proceeds of the remainder of such Mortgage Loans will have been used to refinance an existing loan. No more than % of such Mortgage Loans will have been "Cash-Out Refinance Loans" (as defined in the Prospectus).]

           [No more than % of such Mortgage Loans will be temporary buy-down Mortgage Loans. The portion of the interest rate paid by the related Mortgagor will not increase by more than one percentage point for each six month period. No Mortgage Rate may exceed the "bought down" rate by more than percentage points, and no buy-down period will exceed years.]

           No more than % of such Mortgage Loans will be secured by Mortgaged Properties located in any one postal zip code area.

           Between % and % of such Mortgage Loans will be secured by
Mortgaged Properties located in         . The majority of the
Mortgage Loans will be secured by Mortgaged Properties located
in             ,             ,             and             .  No
more than  % of such Mortgage Loans will be secured by Mortgaged
Properties located in any one state except                 .

           At least % of such Mortgage Loans will be secured by Mortgaged Properties determined by the Seller to be the primary residence of the Mortgagor. The sole basis for such determination will be the making of a representation by the Mortgagor at origination that the underlying property will be used as the Mortgagor's primary residence.

           At least % of such Mortgage Loans will be secured by single-family, detached residences.

           [No more than % of such Mortgage Loans will be secured by condominium units.]

           Set forth below is a description of certain additional characteristics of the Mortgage Loans expected to be included in the Trust Fund.


             Cut-off Date Scheduled Principal Balances

                                                                Percentage
                                                                of Cut-off
                                                                Date
                                             Cut-off Date       Aggregate
     Range of Cut-off        Number of       Scheduled          Principal
     Date Principal Balance  Mortgage Loans  Principal Balance  Balance
     ----------------------  --------------  -----------------  ----------

Total ....................                   $                  100.00%
                                 ======       ================  =======


                      Loan-to-Value Ratio (1)

                                                                Percentage
                                                                of Cut-off
                                                                Date
                                             Cut-off Date       Aggregate
     Range of Combined       Number of       Scheduled          Principal
     Loan-to-Value Ratios    Mortgage Loans  Principal Balance  Balance
     ----------------------  --------------  -----------------  ----------

Total ....................                   $                  100.00%
                                 ======       ================  =======

(1) The "Loan-to-Value Ratio" of a Mortgage Loan is the ratio (expressed as a percentage) that the original principal balance of such Mortgage Loan bears to the appraised value (or the purchase price, if greater) of the related Mortgaged Property at the time such Mortgage Loan was originated (or if the proceeds of such Mortgage Loan were used to refinance an existing mortgage, the appraised value based on the most recent appraisal).

                     Mortgage Rates

                                                                Percentage
                                                                of Cut-off
                                                                Date
                                             Cut-off Date       Aggregate
     Range of                Number of       Scheduled          Principal
     Mortgage Rates          Mortgage Loans  Principal Balance  Balance
     ----------------------  --------------  -----------------  ----------

Total ....................                   $                  100.00%
                                 ======       ================  =======



    Geographic Distribution of Mortgaged Properties


                                                                Percentage
                                                                of Cut-off
                                                                Date
                                             Cut-off Date       Aggregate
                             Number of       Scheduled          Principal
     State                   Mortgage Loans  Principal Balance  Balance
     ----------------------  --------------  -----------------  ----------

Total ....................                   $                  100.00%
                                 ======       ================  =======



                  Year of Origination



                                                                Percentage
                                                                of Cut-off
                                                                Date
                                             Cut-off Date       Aggregate
                             Number of       Scheduled          Principal
     Year of Origination     Mortgage Loans  Principal Balance  Balance
     ----------------------  --------------  -----------------  ----------

Total ....................                   $                  100.00%
                                 ======       ================  =======

    Months Remaining to Stated Maturity as of the Cut-off Date


                                                                Percentage
                                                                of Cut-off
                                                                Date
     Number of                               Cut-off Date       Aggregate
     Months Remaining        Number of       Scheduled          Principal
     to Stated Maturity      Mortgage Loans  Principal Balance  Balance
     ----------------------  --------------  -----------------  ----------

Total ....................                   $                  100.00%
                                 ======       ================  =======



                   Types of Mortgaged Properties


                                                                Percentage
                                                                of Cut-off
                                                                Date
                                             Cut-off Date       Aggregate
                             Number of       Scheduled          Principal
     Property Type           Mortgage Loans  Principal Balance  Balance
     ----------------------  --------------  -----------------  ----------

Single-family
 detached.................
Single-family
 attached ................
2-4 Units ................

Total ....................                   $                  100.00%
                                 ======       ================  =======




                  Use of Mortgaged Properties (1)

                                                                Percentage
                                                                of Cut-off
                                                                Date
                                             Cut-off Date       Aggregate
     Range of Combined       Number of       Scheduled          Principal
     Loan-to-Value Ratios    Mortgage Loans  Principal Balance  Balance
     ----------------------  --------------  -----------------  ----------

Investor................
Second home.............
Primary residence.......

Total ....................                   $                  100.00%
                                 ======       ================  =======

 (1)  Based on information supplied by the Mortgagor in the loan application.

                  DESCRIPTION OF THE CERTIFICATES

General

           The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of the Cut-off Date (the "Agreement"), between HMSI, as seller, HLI, as servicer, and the Trustee. Reference is made to the Prospectus for important additional information regarding the terms and conditions of the Agreement and the Certificates. The Certificates will be issued in Classes, and in the aggregate original Certificate Principal Balance of approximately $ , subject to a permitted upward or downward variance in the aggregate of up to % [and, as to any
particular Class, of up to   %].  Any such variance will be
allocated so as to approximate the material characteristics of the Classes of Certificates described herein.

           As described below, each Class of the Certificates [(other than the Class R Certificate (the "Residual Certificates") and the Class Certificates] will be issued in book-entry form, and beneficial interests therein will be held by investors through the book-entry facilities of the Depository (as defined below), in minimum denominations in Certificate Principal Balance of $ and in integral multiples of $1,000 in excess thereof. [The Class Certificates will be [held by investors through the book-entry facilities of the Depository] [issued in certificated form], in minimum denominations in Notional Principal Balance of $ and integral multiples of $1,000 in excess thereof.] [The Class Certificates will be issued in certificated form in minimum denominations in Certificate Principal Balance of $ and in integral multiples of $1,000 in excess thereof.] [The Residual Certificates will be issued in certificated form as a single Certificate representing the entire Class Certificate Principal Balance thereof.] Notwithstanding the minimum denominations of the Certificates described herein, one Certificate of each Class [other than the Residual Certificates] may be issued in a lower amount. [In addition, one Certificate of each Class issued in book-entry form may be issued in certificated form to the extent that the aggregate Certificate Principal Balance of such Class does not equal a denomination accepted by the Depository.]

Book-Entry Certificates

           Each Class of the Certificates offered hereby [other than the Class Certificates and the Residual Certificates] (collectively, the "Book-Entry Certificates") will be registered as a single certificate held by a nominee of The Depository Trust Company (together with any successor depository selected by the Servicer, the "Depository"). Beneficial interests in the Book-Entry Certificates will be held by investors through the book-entry facilities of the Depository, as described herein. The Servicer has been informed by the Depository that its nominee will be [Cede & Co. ("Cede")]. Accordingly, [Cede] is expected to be the holder of record of the Book-Entry Certificates. Except as described below, no person acquiring a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate").

           The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of the Depository (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of the Depository, if the beneficial owner's Financial Intermediary is not a Depository participant). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of a Book-Entry Certificate. Beneficial ownership of a Book-Entry Certificate may only be transferred by compliance with the procedures of such Financial Intermediaries and Depository participants.

           The Depository, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own the Depository. In accordance with its normal procedures, the Depository is expected to record the positions held by each Depository participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing the Depository and Depository participants as in effect from time to time.

           Distributions of principal of and interest on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to the Depository. The Depository will be responsible for crediting the amount of such payments to the accounts of the applicable Depository participants in accordance with the Depository's normal procedures. Each Depository participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

           Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to the Depository. Because the Depository can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

           The Depository has advised the Servicer and the Trustee that, unless and until Definitive Certificates are issued, the Depository will take any action permitted to be taken by a Certificateholder under the Agreement only at the direction of one or more Financial Intermediaries to whose Depository accounts the Book-Entry Certificates are credited. The Depository may take conflicting actions with respect to other Book-Entry Certificates to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates.

           Definitive Certificates will be issued to beneficial owners of the related Book-Entry Certificates, or their nominees, rather than to the Depository, only if (a) the Depository or the Servicer advises the Trustee in writing that the Depository is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Certificates and the Servicer or the Trustee is unable to locate a qualified successor; (b) the Servicer, at its sole option, elects to terminate the book-entry system through the Depository; or (c) after the occurrence of an Event of Default (as described in the accompanying Prospectus) beneficial owners of the Book-Entry Certificates aggregating not less than 51% of the aggregate voting rights allocated thereto advise the Trustee and the Depository through the Financial Intermediaries in writing that the continuation of a book-entry system through the Depository (or a successor thereto) is no longer in the best interests of beneficial owners of the Certificates.

           Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through the Depository of Definitive Certificates. Upon surrender by the Depository of the global certificate or certificates representing the Certificates and instructions for re-registration, the Trustee will issue the Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement. Following the issuance of Definitive Certificates, distribution of principal and interest on the Certificates will be made by the Trustee directly to holders of Definitive Certificates in accordance with the procedures set forth in the Agreement.

The Non-Book-Entry Certificates

           The [Class Certificates and the Residual Certificates] (collectively, the "Non-Book Entry Certificates") will be issued in fully-registered, certificated form. The Non-Book Entry Certificates will be transferable and exchangeable on a Certificate Register to be maintained at the corporate trust office in the city in which the Trustee is located or such other office or agency maintained for such purposes by the Trustee in New York City. Under the Agreement, the Trustee will initially be appointed as the Certificate Registrar. No service charge will be made for any registration of transfer or exchange of the Non-Book Entry Certificates, but payment of a sum sufficient to cover any tax or other governmental charge may be required by the Trustee. [See "Restrictions on Transfer of the Residual Certificates" herein.]

     Distributions of principal and interest, if any, on each Distribution Date on the Non-Book Entry Certificates will be made to the persons in whose names such Certificates are registered at the close of business on the last business day of the month immediately preceding the month of such Distribution Date. Distributions will be made by check or money order mailed to the person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder to the

Trustee, by wire transfer to a United States depository institution designated by such Certificateholder and acceptable to the Trustee or by such other means of payment as such Certificateholder and the Trustee may agree; provided, however, that the final distribution in retirement of the Non-Book Entry Certificates will be made only upon presentation and surrender of such Certificates at the office or agency of the Trustee specified in the notice to the Certificateholders thereof of such final distribution.

           [The Agreement will provide that no transfer of the Class Certificates may be made unless the Trustee has received
(i) a certificate to the effect that the proposed transferee is not an ERISA Plan (as defined herein) or (ii) an opinion of counsel relating to such transfer in form and substance satisfactory to the Trustee and the Company. See "ERISA Considerations" herein.]

Available Funds

           The amount of funds ("Available Funds") in respect of the Mortgage Pool that will be available for distribution to holders of the Certificates on each Distribution Date will be the amount then on deposit in the Certificate Account, as described in the accompanying Prospectus under "The Pooling and Servicing Agreement--Payments on Mortgage Loans; Certificate Account."

Distributions on the Certificates

           Interest. Interest will accrue on the Certificates [other than the Class Certificates] offered hereby at the respective Certificate Interest Rates set forth on the cover hereof during each one-month period ending on the last day of the month preceding the month in which each Distribution Date occurs (each, an "Interest Accrual Period"). [Describe different Interest Accrual Period for other Classes if applicable.] Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

           The "Accrued Certificate Interest" for any Certificate for any Distribution Date will equal the interest accrued during the related Interest Accrual Period at the applicable Certificate Interest Rate on the Certificate Principal Balance [(or, in the case of a Class Certificate, the Notional Principal Balance)] of such Certificate immediately prior to such Distribution Date, less such Certificate's share of any allocable Net Interest Shortfall (as defined below) [and the interest portion of Realized Losses] in respect of the Mortgage Loans with respect to such Distribution Date.

           The "Certificate Principal Balance" of any Certificate as of any Distribution Date will equal such Certificate's Certificate Principal Balance on the Closing Date as reduced by
(a) all amounts distributed on previous Distribution Dates on such Certificate on account of principal and (b) the principal portion of all Realized Losses in respect of the Mortgage Loans in the related Mortgage Pool previously allocated to such Certificate.

           With respect to any Distribution Date, the "Net
Interest Shortfall" allocable to Certificateholders will equal the excess of the aggregate Interest Shortfalls with respect to such Distribution Date over the Compensating Interest Payment (as defined herein), if any, for such Distribution Date.

           An "Interest Shortfall" in respect of a Mortgage Pool may result from (i) certain prepayments or other unscheduled recoveries of principal of Mortgage Loans or (ii) a reduction in the interest rate on a Mortgage Loan due to the application of the Soldiers' and Sailors' Civil Relief Act of

1940 whereby, in general, members of the Armed Forces who entered into mortgages prior to the commencement of military service may have the interest rates on those mortgage loans reduced for the duration of their active military service. See "Certain Legal Aspects of the Mortgage Loans and Contracts--The Mortgage Loans--Soldiers' and Sailors' Civil Relief Act" in the Prospectus. As to any Distribution Date and any Mortgage Loan with respect to which a prepayment or other unscheduled recovery of principal in full has occurred during the preceding month, the resulting "Interest Shortfall" generally will equal the difference between (a) one month's interest at the Mortgage Rate net of the applicable
Servicing Fee (as defined herein) (the "Net Mortgage Rate") on the Scheduled Principal Balance of such Mortgage Loan, and (b) the amount of interest at the Net Mortgage Rate actually received with respect to such Mortgage Loan. [In the case of a partial prepayment, the resulting "Interest Shortfall" will equal one month's interest at the applicable Net Mortgage Rate on the amount of such prepayment.]

           The Net Interest Shortfall [and the interest portion of any Realized Losses (see "Allocation of Losses on the Certificates")] in respect of the Mortgage Loans will, on each Distribution Date, be allocated among all the Certificates in proportion to the amount of Accrued Certificate Interest that, in the absence of such shortfall and losses, would have been allocated thereto in respect of the Mortgage Loans experiencing such shortfall or losses.

           [If the Available Funds are insufficient on any Distribution Date to distribute the aggregate Accrued Certificate Interest on the Certificates to such Certificateholders, any shortfall in available amounts will be allocated among the Classes of Certificates in proportion to the amounts of Accrued Certificate Interest otherwise distributable thereon. The amount of any such undistributed Accrued Certificate Interest will be added to the amount to be distributed in respect of interest on the Certificates on subsequent Distribution Dates. No interest will accrue on any Accrued Certificate Interest remaining undistributed from previous Distribution Dates.]

           Principal. Distributions in reduction of the Class Certificate Principal Balance of each Certificate [other than a Class Certificate] will be made on each Distribution Date. Principal will be distributed monthly on each Distribution Date in the manner described below in an aggregate amount equal to the Available Funds remaining in the Certificate Account after the payment of interest on the Certificates on such Distribution Date (the "Principal Distribution Amount").

           [Description of the manner of allocation of principal among the Classes.]

           Allocation of Realized Losses on the Certificates. [A "Realized Loss" with respect to a Mortgage Loan is (i) a Bankruptcy Loss (as defined below) or (ii) as to any Liquidated Mortgage Loan the unpaid principal balance thereof plus accrued and unpaid interest thereon at the Net Mortgage Rate through the last day of the month of liquidation less the net proceeds from the liquidation of, and any insurance proceeds from, such Mortgage Loan and the related Mortgaged Property. A "Liquidated Mortgage Loan" is any defaulted Mortgage Loan as to which the Servicer has determined that all amounts which it expects to recover from or on account of such Mortgage Loan have been recovered.]

           In the event of a personal bankruptcy of a Mortgagor, the bankruptcy court may establish the value of the Mortgaged Property at an amount less than the then outstanding principal balance of the Mortgage Loan secured by such Mortgaged Property and could reduce the secured debt to such value. In such case, the holder of such Mortgage Loan would become an unsecured creditor to the extent of the difference between the outstanding principal balance of such Mortgage Loan and such reduced secured debt (a "Deficient Valuation"). In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction of the amount of the monthly payment on the related Mortgage Loan (a "Debt Service Reduction"). A "Bankruptcy Loss" with respect to any Mortgage Loan is a Deficient Valuation or Debt Service Reduction.

           [Description of allocation of losses among Certificates.]

           All allocations of Realized Losses with respect to the Mortgage Loans will be accomplished on a Distribution Date by reducing the applicable Class Certificate Principal Balance by the appropriate pro rata share of any such losses occurring during the month preceding the month of such Distribution Date and, accordingly, will be taken into account in determining the distributions of principal on the Certificates commencing on the following Distribution Date.

           [The interest portion of all Realized Losses in respect of the Mortgage Loans will be allocated among the outstanding Classes of Certificates to the extent described under "Interest" above.]

[Additional Rights of the Residual Certificateholders

           The Residual Certificates will remain outstanding for so long as the Trust Fund shall exist, whether or not they are receiving current distributions of principal or interest. In addition to distributions of principal and interest distributable as described under "Distributions on the Certificates," the holders of the Class R Certificates will be entitled to receive
(i) the amounts, if any, of Available Funds remaining in the Certificate Account on any Distribution Date after distributions of principal and interest on the Certificates on such date and
(ii) the proceeds of the assets of the Trust Fund, if any, remaining in the REMIC on the final Distribution Date for the Certificates, after distributions in respect of any accrued and unpaid interest on such Certificates, and after distributions in respect of principal have reduced the Class Certificate Principal Balances of the Certificates to zero. It is not anticipated that there will be any material assets remaining in the Trust Fund at any such time. See "Certain Federal Income Tax Consequences--Residual Certificates" herein.]

[Restrictions on Transfer of the Residual Certificates

           The Residual Certificates will be subject to the restrictions on transfer described in the Prospectus under "Certain Federal Income Tax Consequences--REMIC Certificates--Transfers of Residual Certificates--Disqualified Organizations," "--Foreign Investors" and "--Noneconomic Residual Interests." In addition, the Agreement provides that the Residual Certificates may not be acquired by an ERISA Plan. The Residual Certificates will contain a legend describing the foregoing restrictions.]

          YIELD AND WEIGHTED AVERAGE LIFE CONSIDERATIONS

Yield

           The effective yield on the Certificates will depend upon, among other things, the price at which such Certificates are purchased and the rate and timing of payments of principal (including both scheduled and unscheduled payments) of the Mortgage Loans underlying such Certificates.

           The yields to investors will be sensitive in varying degrees to the rate of prepayments on the Mortgage Loans in the Mortgage Pool. The extent to which the yield to maturity of a Certificate is sensitive to prepayments will depend upon the degree to which it is purchased at a discount or premium. In the case of Certificates purchased at a premium, faster than anticipated rates of principal payments on the Mortgage Loans in the Mortgage Pool could result in actual yields to investors that are lower than the anticipated yields. In the case of Certificates purchased at a discount, slower than anticipated rates of principal payments on the Mortgage Loans in the Mortgage Pool could result in actual yields to investors that are lower than the anticipated yields.

           Rapid rates of prepayments on the Mortgage Loans in the Mortgage Pool are likely to coincide with periods of low prevailing interest rates. During such periods, the yields at which an investor in the Certificates may be able to reinvest amounts received as payments on the investor's Certificates may be lower than the yield on such Certificates. Conversely, slow rates of prepayments on the Mortgage Loans in the Mortgage Pool are likely to coincide with periods of high rates. During such periods, the amount of payments available to an investor for reinvestment at such high rates may be relatively low.

           The Mortgage Loans in the Mortgage Pool will not prepay at any constant rate, nor will all of the Mortgage Loans in the Mortgage Pool prepay at the same rate at any one time. The timing of changes in the rate of prepayments may affect the actual yield to an investor, even if the average rate of principal prepayments is consistent with the investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans in the Mortgage Pool, the greater the effect on the yield to an investor in the Certificates. As a result, the effect on the yield of principal prepayments on the Mortgage Loans in the Mortgage Pool occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates is not likely to be offset by a later equivalent reduction (or increase) in the rate of principal prepayments.

           The Mortgage Loans will bear interest at fixed
Mortgage Rates, payable in arrears. [Each monthly interest payment on a Mortgage Loan is calculated as 1/12th of the applicable Mortgage Rate times the outstanding principal balance of such Mortgage Loan on the first day of the month.]

           The effective yield to holders of Certificates [other than the Class Certificates] will be lower than the yield otherwise produced by the applicable Certificate Interest Rate and the applicable purchase prices thereof because, while interest will accrue from the first day of each month, the distribution of such interest will not be made until the 25th day (or if such day is not a business day, the immediately following business day) of the month following the month of accrual. In addition, the effective yield on the Certificates will be affected by any interest shortfalls in respect of the Mortgage Pool. See "Description of the Certificates" herein.

Prepayments

           The rate of payment of principal of the Certificates will be affected primarily by the amount and timing of principal payments received on or in respect of the related Mortgage Loans. Such principal payments will include scheduled payments as well as voluntary prepayments by borrowers (such as, for example, prepayments in full due to refinancings or prepayments in connection with biweekly payment programs) and prepayments resulting from foreclosure, condemnation and other dispositions of the Mortgaged Properties, from repurchase by the Seller of any Mortgage Loan as to which there has been a material breach of warranty or defect in documentation
(or deposit of certain amounts in respect of delivery of a substitute Mortgage Loan therefor), from a purchase by the Servicer of certain Mortgage Loans modified at the request of the Mortgagor, and from an exercise by the Servicer of its option to purchase a Defaulted Mortgage Loan. Mortgagors are permitted to prepay the Mortgage Loans, in whole or in part, at any time without penalty.

           A number of social, economic, tax, geographic, demographic, legal and other factors may influence prepayments of the Mortgage Loans. These factors may include the age of such Mortgage Loans, the geographic distribution of the Mortgaged Properties, the payment terms of such Mortgage Loans, the characteristics of the borrowers, homeowner mobility, economic conditions generally and in the geographic area in which the Mortgaged Properties are located, enforceability of due-on-sale clauses, prevailing interest rates in relation to the interest rates on such Mortgage Loans, the availability of mortgage funds, the use of second or "home equity" mortgage loans by mortgagors, the use of the properties as second or vacation homes, the extent of the mortgagors' net equity in the Mortgaged Properties, tax-related considerations and, where investment properties are securing such Mortgage Loans, the availability of other investments. The rate of principal payment may also be subject to seasonal variations.

           The rate of principal prepayments on pools of conventional mortgage loans has fluctuated significantly in recent years. Generally, if prevailing interest rates were to fall significantly below the interest rates on the Mortgage Loans in the Mortgage Pool, such Mortgage Loans would be expected to prepay at higher rates than if prevailing rates were to remain at or above the interest rates on such Mortgage Loans. Conversely, if interest rates were to rise significantly above the interest rates on the Mortgage Loans in the Mortgage Pool, such Mortgage Loans would be expected to prepay at lower rates than if prevailing rates were to remain at or below the interest rates on such Mortgage Loans.

           Full or partial prepayments of principal on the Mortgage Loans in the Mortgage Pool are passed through to the Certificateholders in the month following the month of receipt. Any prepayment of a Mortgage Loan or liquidation of a Mortgage Loan (by foreclosure proceedings or by virtue of the purchase of a Mortgage Loan in advance of its stated maturity as required or permitted by the Agreement) will have the effect of passing through to the Certificateholders principal amounts [(or, in the case of the Class Certificates, reducing the Notional Principal Balance thereof)] which would otherwise be passed through (or reduced) in amortized increments over the remaining term of such Mortgage Loan.

           When a claim is paid under certain insurance policies, accrued interest is paid only to the date of payment of the claim, without regard to timing of distribution thereof to Certificateholders. When a full prepayment is made on a Mortgage Loan during a month, the Mortgagor is charged interest on the days in the month actually elapsed up to the date of such prepayment, at a daily interest rate (determined by dividing the Mortgage Rate by 360) which is applied to the principal amount of the loan so prepaid. In either case, and in other cases where an unscheduled recovery of principal is received in respect of Mortgage Loans, the amount of interest to be distributed to Certificateholders in respect of the Mortgage Pool will be less than the amount which would have been distributed in the absence of such occurrences. Such shortfalls will be borne by Certificateholders to the extent described herein. The Servicer's purchase of certain modified Mortgage Loans from the Trust Fund may similarly reduce the amount of interest to be distributed to the Certificateholders. See "Servicing of the Mortgage Loans--Certain Modifications and Refinancings" in the Prospectus.

           [Any partial prepayment will be applied to the balance of the related Mortgage Loan as of the first day of the month of receipt, will be passed through to the Certificateholders in the following month and will reduce the aggregate amount of interest distributed to the Certificateholders in such month in an amount equal to 30 days of interest at the related Certificate Interest Rate on the amount of such prepayment.]

           The yield on certain Classes of the Certificates also may be affected by any purchase by the Servicer of the Mortgage
Loans as described under "The Pooling and Servicing
Agreement--Termination" herein.

Final Payment Considerations [and Scheduled Final
Distribution Dates of the Certificates]

           The rate of payment of principal of the Certificates will depend on the rate of payment of principal of the related Mortgage Loans (including prepayments, defaults, delinquencies and liquidations) which, in turn, will depend on the characteristics of such Mortgage Loans, the level of prevailing interest rates and other economic, geographic, social and other factors, and no assurance can be given as to the actual payment experience. The hypothetical scenario discussed below includes assumptions about the characteristics of the Mortgage Loans in the Mortgage Pool which will differ from the actual characteristics thereof.

           [The Scheduled Final Distribution Date for each Class of the Certificates offered hereby is the date which is months after the date on which the Class Certificate Principal Balance thereof would be reduced to zero on the basis of the assumptions in clauses (i), (iii) through (vi), (viii) and (ix) of the Modeling Assumptions (as defined herein), and the additional assumptions that (i) each Mortgage Loan has an original and remaining term to maturity of months, (ii) each such Mortgage Loan has a Mortgage Rate of % and Net Mortgage Rate of %, and
(iii) no prepayments of the Mortgage Loans occur. [Notwithstanding the foregoing, the Scheduled Final Distribution Date for the Class R Certificates is the latest Scheduled Final Distribution Date of the other Classes of Certificates.] Because certain Mortgage Loans will have remaining terms to stated maturity that are shorter and Mortgage Rates that are lower than those assumed in calculating the Scheduled Final Distribution Dates of the Certificates offered hereby, the Class Certificate Principal Balances thereof may be reduced to zero prior to their Scheduled Final Distribution Dates. In addition, to the extent delinquencies and defaults are not offset by any advances made by the Servicer and the forms of credit enhancement described herein, delinquencies and defaults could result in distributions after the respective Scheduled Final Distribution Dates of the Certificates. As a result, the Class Certificate Principal Balance of each Class of the Certificates may be reduced to zero significantly earlier or later than its respective Scheduled Final Distribution Date.]

Weighted Average Lives of the Certificates

           The weighted average life of a Certificate is determined by (a) multiplying the reduction, if any, in the Certificate Principal Balance thereof on each Distribution Date by the number of years from the date of issuance to such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate reductions in the Certificate Principal Balance of such Certificate.

           The weighted average lives of the Certificates will be affected, to varying degrees, by the rate of principal payments on the related Mortgage Loans, the timing of changes in such rate of payments and the priority sequence of distributions of principal of such Certificates. The interaction of the foregoing factors may have different effects on the various Classes of the Certificates and the effects on any Class may vary at different times during the life of such Class. Further, to the extent the prices of a Class of Certificates represent discounts or premiums in respect of their respective original Class Certificate
Principal Balances, variability in the weighted average lives of such Classes of Certificates could result in variability in the related yields to maturity.

           [Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement (the "Prepayment Assumption") represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. The Prepayment Assumption does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans in either Mortgage Pool. A prepayment assumption of 100% of the Prepayment Assumption assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and increasing by 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the mortgage loans, 100% of the Prepayment Assumption assumes a constant prepayment rate of 6.0% per annum.

           [Discussion of yield considerations relating to planned amortization class or other scheduled balance
Certificates, and other Classes meriting special discussion if applicable.]

           Table of Certificate Principal Balances. The following table sets forth the percentages of the initial Class Certificate Principal Balance of each Class of Certificates offered hereby that would be outstanding after each of the dates shown at the specified constant percentages of the Prepayment Assumption and the corresponding weighted average life of each such Class of Certificates. For purposes of calculations under the columns at the indicated percentages of the Prepayment Assumption [(other than 0% of the Prepayment Assumption)] set forth in the table, it is assumed with respect to the Mortgage Loans (the "Modeling Assumptions") that [(i) the distributions in respect of the Certificates are made and received in cash on the 25th day of each month commencing in 199 , (ii) such Mortgage Loans prepay at the specified constant percentages of the Prepayment Assumption,
(iii) the aggregate outstanding principal balance of such Mortgage Loans as of the Cut-off Date is $ , (iv) no defaults or delinquencies in the payment by Mortgagors of principal of and interest on such Mortgage Loans are experienced and the Seller and Servicer do not purchase any such Mortgage Loans as permitted or required by the Agreement, (v) the Servicer does not exercise its option to purchase all the Mortgage Loans in the Trust Fund as described under the caption "The Pooling and Servicing Agreement--Termination," (vi) scheduled monthly payments on such Mortgage Loans are received on the first day of each month commencing in 199 , and are computed prior to giving effect to prepayments received in the prior month, (vii) prepayments representing payment in full of individual Mortgage Loans are received on the last day of each month (commencing , 199 ) and include 30 days' interest thereon, (viii) the scheduled monthly payment for each such Mortgage Loan has been calculated based on its outstanding balance, interest rate and remaining term to maturity such that such Mortgage Loan will amortize in amounts sufficient to repay the remaining balance of such Mortgage Loan by its remaining term to maturity and (ix) the initial Class Certificate Principal Balance and Certificate Interest Rate for each Class of Certificates offered hereby are as indicated on the cover page hereof].

           [The information under the columns set forth in the table at 0% of the Prepayment Assumption was calculated on the basis of the assumptions set forth in clauses (i), (iii) through
(vi), (viii) and (ix) of the preceding sentence and the additional assumptions that (i) each Mortgage Loan has an original and remaining term to maturity of months, (ii) each such Mortgage Loan bears interest at a rate of % per annum, and (iii) no prepayments are experienced on such Mortgage Loans.]

           It is not likely that the Mortgage Loans will prepay at a constant level of the Prepayment Assumption. In addition, because certain of such Mortgage Loans will have remaining terms to maturity and will bear interest at rates that are different from those assumed, the actual Class Certificate Principal Balance of each Class of Certificates outstanding at any time and the actual weighted average life of each Class of such Certificates may differ from the corresponding information in the table for each indicated percentage of the Prepayment Assumption. Furthermore, even if all the Mortgage Loans prepay at the indicated percentages of the Prepayment Assumption and the weighted average mortgage interest rate and weighted average remaining term to maturity of such Mortgage Loans were to equal the weighted average mortgage interest rate and weighted average remaining term to maturity of the assumed Mortgage Loans, due to the actual distribution of remaining terms to maturity and interest rates among the Mortgage Loans, the actual Class Certificate Principal Balance of each Class of Certificates outstanding at any time and the actual weighted average life of each Class of such Certificates would differ (which difference could be material) from the corresponding information set forth in the following table.

       Percent of Original Class Certificate Principal Balance
                   Outstanding of the Certificates

                                           Class
                            ------------------------------------
                                    Prepayment Assumption
                            ------------------------------------
Distribution Date            0%          %          %          %
-----------------           ---        ---        ---        ---
Initial Percentage          100        100        100        100
[Annual Distribution
  Dates]
Weighted Average Life
  (in years)(1)

                                           Class
                            ------------------------------------
                                    Prepayment Assumption
                            ------------------------------------
Distribution Date            0%          %          %          %
-----------------           ---        ---        ---        ---
Initial Percentage          100        100        100        100
[Annual Distribution
  Dates]
Weighted Average Life
  (in years)(1)

                                           Class
                            ------------------------------------
                                    Prepayment Assumption
                            ------------------------------------
Distribution Date            0%          %          %          %
-----------------           ---        ---        ---        ---
Initial Percentage          100        100        100        100
[Annual Distribution
  Dates]
Weighted Average Life
  (in years)(1)

                                           Class
                            ------------------------------------
                                    Prepayment Assumption
                            ------------------------------------
Distribution Date            0%          %          %          %
-----------------           ---        ---        ---        ---
Initial Percentage          100        100        100        100
[Annual Distribution
  Dates]
Weighted Average Life
  (in years)(1)



---------------------

(1)  The weighted average life of a Certificate is determined by
     (a) multiplying the reduction, if any, in the Certificate Principal Balance thereof on each Distribution Date by the number of years from the date of issuance to such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate reductions in the Certificate Principal Balance of such Certificate.

           [Computational Materials. The Seller intends, at the request of the Underwriter, to file certain additional statistical tables and other computational materials (the "Computational Materials") with respect to one or more Classes of Certificates offered hereby with the Securities and Exchange Commission in a Current Report on Form 8-K. See "Incorporation of Certain Documents by Reference" in the Prospectus. The Computational Materials were prepared solely by the Underwriter, and neither the Seller nor the Servicer prepared or participated in the preparation of the Computational Materials. The Underwriter has advised the Seller and the Servicer as follows:
(i) the Computational Materials were prepared at the request of certain prospective investors in the Certificates, based on assumptions provided by, and satisfying the special requirements of, such investors; (ii) the Computational Materials may be based on assumptions that differ from those set forth herein; and (iii) the Computational Materials may not be relevant to or appropriate for investors other than those specifically requesting them.]

                HOMESIDE MORTGAGE SECURITIES, INC.

           HMSI is a Delaware corporation and a wholly-owned subsidiary of HLI. HMSI has not had and is not expected to have any business operations other than offering Certificates and related activities. HMSI's principal offices are located at 7301 Baymeadows Way, Jacksonville, Florida 32256. Its telephone number is (904) 281-3000. See "HomeSide Mortgage Securities, Inc." in the accompanying Prospectus.

                      HOMESIDE LENDING, INC.

           HLI is a [Florida] corporation and a wholly-owned subsidiary of HomeSide, Inc., a Delaware corporation. The principal offices of HLI are located at 7301 Baymeadows Way, Jacksonville, Florida 32256. Its telephone number is (904) 281-3000. See "HomeSide Lending, Inc." in the accompanying Prospectus.

      DELINQUENCY AND FORECLOSURE EXPERIENCE OF THE SERVICER

           The following delinquency tables set forth certain information concerning the delinquency and foreclosure experience on one- to four-family, first-lien, conventional residential mortgage loans serviced directly by HLI (the "Servicing Portfolio"). [The Servicing Portfolio does not include mortgage loans that were serviced or sub-serviced by others.] The Servicing Portfolio includes mortgage loans
(other than loans serviced for the Government National
Mortgage Association) that had been included in the servicing portfolio of HomeSide Holdings, Inc. ("HHI") and were transferred to HLI for servicing in May 1996. [Dates as of which data are given to be updated as necessary.]

                                        As of , 199
                                 ---------------------------
                                                   By Dollar
                                 By No. of         Amount of
                                 Loans             Loans
                                 ---------         ---------
                                (Dollar amounts in thousands)
Total portfolio .............                      $
 Period of delinquency(1)
    30 to 59 days ...........                      $
    60 to 89 days ...........
    90 days or more(2) ......
                                 ---------         ---------
Total delinquent loans                             $
                                 =========         =========
Percent of portfolio                    %                 %


                                        As of , 199
                                 ---------------------------
                                                   By Dollar
                                 By No. of         Amount of
                                 Loans             Loans
                                 ---------         ---------
                                (Dollar amounts in thousands)
Total portfolio .............                      $
 Period of delinquency(1)
    30 to 59 days ...........                      $
    60 to 89 days ...........
    90 days or more(2) ......
                                 ---------         ---------
Total delinquent loans                             $
                                 =========         =========
Percent of portfolio                    %                 %


                                        As of , 199
                                 ---------------------------
                                                   By Dollar
                                 By No. of         Amount of
                                 Loans             Loans
                                 ---------         ---------
                                (Dollar amounts in thousands)
Total portfolio .............                      $
 Period of delinquency(1)
    30 to 59 days ...........                      $
    60 to 89 days ...........
    90 days or more(2) ......
                                 ---------         ---------
Total delinquent loans                             $
                                 =========         =========
Percent of portfolio                    %                 %


--------------

(1) The indicated periods of delinquency are based on the number of days past due on a contractual basis, based on a 30-day month. No mortgage loan is considered delinquent for these purposes until the monthly anniversary of its contractual due date (e.g., a mortgage loan with a payment due on January 1 would first be considered delinquent on February 1). The delinquencies reported above were determined as of the dates indicated.
(2)  Includes pending foreclosures.

                                        At ,
                          ---------------------------------------
                             199            199            199
                          ----------     ----------     ---------
                               (Dollar amounts in thousands)

Total portfolio.......... $              $              $
Foreclosures(1)..........
Foreclosure ratio........      %              %              %

--------------

(1) Foreclosed loans represents the principal balance of mortgage loans secured by mortgaged properties, the title to which has been acquired by the Servicer, by investors or by an insurer following foreclosure or delivery of a deed in lieu of foreclosure and which had not been liquidated at the end of the period indicated. The length of time necessary to complete the liquidation of such mortgaged properties may be affected by prevailing economic conditions and the marketability of the mortgaged properties.

           The delinquency and foreclosure experience set forth above is historical and is based on the servicing of mortgage loans that may not be representative of the Mortgage Loans in the Mortgage Pool. Consequently, there can be no assurance that the delinquency and foreclosure experience on the Mortgage Loans in the Mortgage Pool will be consistent with the data set forth above. The Servicing Portfolio, for example, includes mortgage loans having a wide variety of payment characteristics (e.g., fixed-rate mortgage loans, adjustable-rate mortgage loans and graduated payment mortgage loans) and mortgage loans secured by mortgage properties in geographic locations that may not be representative of the geographic locations of the Mortgage Loans in the Mortgage Pool.

           [Discussion of material trends, changes and anomalies reflected in above tables to be included, if applicable.]

           [The size of the Servicing Portfolio has rapidly increased over the periods indicated as a result of new loan originations, the acquisition of a significant portion of HHI's servicing portfolio and acquisitions of servicing rights (some of which related to recently originated mortgage loans), and, consequently, the Servicing Portfolio includes many mortgage loans which have not been outstanding long enough to have seasoned to a point where delinquencies would be fully reflected. In the absence of substantial continuous additions of servicing for recently originated mortgage loans to the Servicing Portfolio, it is possible that the delinquency and foreclosure percentages experienced in the future could be significantly higher than those indicated in the tables above.] [Other specific factors that may have a material impact on future experience to be discussed, if applicable.]

                THE POOLING AND SERVICING AGREEMENT

           The Certificates will be issued pursuant to the Agreement. The following summaries describe certain provisions of the Agreement. See "The Pooling and Servicing Agreement" in the accompanying Prospectus for summaries of certain other provisions of the Agreement. The summaries below do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreement. Where particular provisions or terms used in the Agreement are referred to, such provisions or terms are as specified in the Agreement.

Assignment of Mortgage Loans

           At the time of issuance of the Certificates, the Seller will assign the Mortgage Loans in the Mortgage Pool to the Trustee, together with all principal and interest received on or with respect to such Mortgage Loans on or after the Cut-Off Date other than principal and interest due and payable on or before the Cut-Off Date and other than principal prepayments received on or before the Cut-Off Date. The Trustee will, concurrently with such assignment, execute, countersign and deliver the Certificates to the Seller in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Agreement. Any substitute Mortgage Loan will be identified in an amended schedule maintained by the Trustee. See "The Pooling and Servicing Agreement--Assignment of Mortgage Loans; Warranties" in the Prospectus.

           In addition, the Seller will, as to each Mortgage
Loan, deliver to the Trustee (i) the Note, endorsed to the order of, or assigned to, the Trustee by the holder/payee thereof without recourse; (ii) the "buy-down" agreement (if applicable);
(iii) a Mortgage and Mortgage assignment meeting the requirements of the Agreement; (iv) all Mortgage assignments from the original holder of the Mortgage Loan, through any subsequent transferees to the transferee to the Trustee; (v) an officer's certificate regarding the original Lender's Title Insurance Policy, or other evidence of title; (vi) as to each Mortgage Loan, an original certificate of Primary Mortgage Insurance Policy to the extent required under the applicable requirements for the Mortgage Pool; and (vii) [other documents, if any, to be specified as relevant]. All documents so delivered are to be original executed documents, provided, however, that in instances where the original recorded document has been retained by the applicable jurisdiction or has not yet been returned from recordation, the Seller may deliver a photocopy containing a certification of the appropriate judicial or other governmental authority of the jurisdiction, and the Servicer shall cause the originals of each Mortgage and Mortgage assignment which is so unavailable to be delivered to the Trustee as soon as available.

[Advances

           In the event that any Mortgagor fails to make any payment of principal or interest required under the terms of a Mortgage Loan, the Servicer will advance the entire amount of such payment, net of the applicable Servicing Fee, less the amount of any such payment that the Servicer reasonably believes will not be recoverable out of liquidation proceeds or otherwise. The amount of any scheduled payment required to be advanced by the Servicer will not be affected by any agreement between the Servicer and a Mortgagor providing for the postponement or modification of the due date or amount of such scheduled payment. The Servicer will be entitled to reimbursement for any such advance from related late payments on the Mortgage Loan as to which such advance was made. Furthermore, in the event that any Mortgage Loan as to which an advance has been made is foreclosed while in the Trust Fund, the Servicer will be entitled to reimbursement for such advance from related liquidation proceeds or insurance proceeds prior to payment to Certificateholders of the related Mortgage Pool of the Scheduled Principal Balance of such Mortgage Loan plus accrued interest at the Net Mortgage Rate.

           If the Servicer makes a good faith judgment that all or any portion of any advance made by it with respect to any Mortgage Loan may not ultimately be recoverable from related liquidation proceeds (a "Nonrecoverable Advance"), the Servicer will so notify the Trustee and the Servicer will be entitled to reimbursement for such Nonrecoverable Advance from recoveries on all other unrelated Mortgage Loans included in the related Mortgage Pool. The Servicer's judgment that it has made a Nonrecoverable Advance with respect to any Mortgage Loan will be based upon its assessment of the value of the related Mortgaged Property and such other facts and circumstances as it may deem appropriate in evaluating the likelihood of receiving liquidation proceeds, net of expenses, equal to or greater than the aggregate amount of unreimbursed advances made with respect to such Mortgage Loan.]

           [The Trustee will make advances of delinquent principal and interest payments to the extent described above in the event of a failure by the Servicer to perform its obligation to do so, provided that the Trustee will not make such advance to the extent that it reasonably believes such advance would be a Non Recoverable Advance. The Trustee will be entitled to reimbursement for advances in a manner similar to the Servicer's entitlement.]

Purchases of Defaulted Mortgage Loans

           Under the Agreement, the Servicer will have the option (but not the obligation) to purchase any Mortgage Loan as to which the Mortgagor has failed to make unexcused payment in full of three or more scheduled payments of principal and interest (a "Defaulted Mortgage Loan"). Any such purchase will be for a price equal to 100% of the outstanding principal balance of such Mortgage Loan, plus accrued and unpaid interest thereon at the Net Mortgage Rate (less any amounts representing previously unreimbursed advances). The purchase price for any Defaulted Mortgage Loan will be deposited in the Certificate Account on the business day prior to the Distribution Date on which the proceeds of such purchase are to be distributed to the Certificateholders.

Servicing Compensation and Payment of Expenses

           The Servicer's primary compensation for its servicing activities will come from the payment to it, with respect to each interest payment on any Mortgage Loan, of the "Servicing Fee" at the rate described below. As to each Mortgage Loan, the Servicing Fee will be a fixed rate per annum of the outstanding principal balance of such Mortgage Loan, expected to range from % to %, with an anticipated initial weighted average rate of between approximately % and %. [The servicing compensation of any direct servicer of any Mortgage Loan will be paid out of the related Servicing Fee, and the Servicer will retain the balance as part of its servicing compensation (subject to its obligation to make Compensating Interest Payments, as described below).]

           [To the extent that any voluntary prepayments by Mortgagors result in an Interest Shortfall with respect to any Distribution Date, the Servicer will be obligated to remit an amount sufficient to pass through to Certificateholders the full amount of interest to which they would have been entitled in the absence of such prepayments, but in no event greater than the aggregate amount received by the Servicer on account of its Servicing Fees (net of any servicing compensation paid to any direct servicer) in connection with such Distribution Date (such amount, a "Compensating Interest Payment"). Because the net amount received by the Company on account of its Servicing Fee is generally less in the case of Mortgage Loans master-serviced by the Company than in the case of Mortgage Loans which the Servicer services directly, the amounts available for any Compensating Interest Payment with respect to any Distribution Date generally decrease to the extent the proportion of Outstanding Mortgage Loans master-serviced by the Servicer increases, and increase to the extent the proportion of such Mortgage Loans decreases.]

           The Servicer will pay expenses incurred in connection with its responsibilities under the Agreement, subject to limited reimbursement as described herein and in the accompanying Prospectus. See "The Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in the accompanying Prospectus for information regarding other possible compensation to the Servicer.

           [Description of sub-servicing of Mortgage Loans to be added, if material]

Trustee

           The Trustee for the Certificates offered hereby will be . The Corporate Trust Office of the Trustee is located at .

[Termination

           The Servicer may, at its option, purchase all of the Mortgage Loans underlying the Certificates and thereby effect the early retirement of the Certificates and cause the termination of the Trust Fund [and the REMIC constituted by the Trust Fund], if on any Distribution Date (i) the aggregate Scheduled Principal Balance of the Mortgage Loans in the Trust Fund is less than 10% of the aggregate Scheduled Principal Balance thereof as of the Cut-Off Date. [The Servicer may not exercise the foregoing option unless the Trustee has received an opinion of counsel that the exercise of such option will not subject the Trust Fund to a tax on prohibited transactions or result in the failure of such Trust Fund to qualify as a REMIC.]

           Any such purchase by the Servicer of the assets included in the Trust Fund will be at a price equal to the sum of
(a) 100% of the unpaid principal balance of each Mortgage Loan in the Trust Fund (other than a Mortgage Loan described in clause
(b) below) as of such date, plus accrued and unpaid interest thereon at the related Net Mortgage Rate (less any amounts representing previously unreimbursed advances) and (b) the appraised value of any property acquired in respect of a related Mortgage Loan (less any amounts representing previously unreimbursed advances in respect thereof and a good faith estimate of liquidation expenses). If the related Available Funds on the final Distribution Date is less than the aggregate Certificate Principal Balance of all outstanding Certificates plus accrued and unpaid interest thereon, then such shortfall will be allocated on the final Distribution Date to each Class of Certificates of the related Mortgage Pool in accordance with the priorities described under "Description of the Certificates--Distributions on the Certificates".]

           In no event will the Trust Fund created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of a certain person named in such Agreement.

              CERTAIN FEDERAL INCOME TAX CONSEQUENCES

           [An election will be made to treat the Trust Fund as a REMIC for federal income tax purposes.

           The Certificates, other than the Class R Certificates, will be designated as the "regular interests" in the REMIC and the Class R Certificates will be designated as the "residual interests" in the REMIC.

           Regular Certificates. The Regular Certificates generally will be treated as debt instruments issued by a REMIC for federal income tax purposes. Income on Regular Certificates must be reported under an accrual method of accounting. Certain Classes of Regular Certificates may be issued with original issue discount in an amount equal to the excess of their initial respective Class Certificate Principal Balances (plus accrued interest from the last day preceding the issue date corresponding to a Distribution Date through the issue date) over their issue prices (including all accrued interest). The Prepayment Assumption that is to be used in determining the rate of accrual of original issue discount and whether the original issue discount is considered de minimis, and that may be used by a holder of a Regular Certificate to amortize premium, will be % of the Prepayment Assumption. No representation is made as to the actual rate at which the Mortgage Loans will prepay. See "Certain Federal Income Tax Consequences--REMIC Certificates--Income from Regular Certificates" in the accompanying Prospectus.

           Residual Certificates. The holders of the Class R Certificates must include the taxable income of the REMIC in their federal taxable income. The resulting tax liability of the holders may exceed cash distributions to such holders during certain periods. All or a portion of the taxable income from a Residual Certificate recognized by a holder may be treated as "excess inclusion" income, which with limited exceptions is subject to U.S. federal income tax in all events.

           [Under Treasury regulations, the Class R Certificates will not have "significant value." As a result, thrift institutions will not be permitted to offset their net operating losses against such excess inclusion income. In addition, under those regulations, the Class R Certificate may be considered to be a

"noneconomic residual interest," with the result that transfers thereof will be disregarded in certain circumstances for federal income tax purposes.]

           Prospective purchasers of a Residual Certificate should consider carefully the tax consequences of an investment in Residual Certificates discussed in the Prospectus and should consult their own tax advisors with respect to those consequences. See "Certain Federal Income Tax Consequences--REMIC Certificates--Income from Residual Certificates; --Taxation of Certain Foreign Investors; --Servicing Compensation and Other REMIC Pool Expenses; --Transfers of Residual
Certificates."]

                       ERISA CONSIDERATIONS

           As described in the Prospectus under "ERISA
Considerations," the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain duties and restrictions on any person which is an employee benefit plan within the meaning of Section 3(3) of ERISA or a plan subject to
Section 4975 of the Code or any person utilizing the assets of such employee benefit plan or other plan (an "ERISA Plan") and certain persons who perform services for ERISA Plans. For example, unless exempted, an investment by an ERISA Plan in the Certificates offered hereby may constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code. The United States Department of Labor (the "DOL") has issued certain such exemptions from these prohibitions which might be applicable in connection with an ERISA Plan's purchase of certain of the Certificates offered hereby, including Prohibited Transaction Class Exemption 83-1 ("PTE 83-1"). [In particular, the exemptive relief provided by PTE 83-1 may be available with respect to the initial acquisition and holding of certain Classes of Certificates offered hereby, provided that the conditions specified in PTE 83-1 are satisfied.] See "ERISA Considerations" in the accompanying Prospectus.

           [The DOL has issued to (the "Underwriters") an individual administrative exemption, Prohibited Transaction Exemption ( Fed. Reg. , , 19 ), as amended (the "Exemption"), from certain of the prohibited transaction provisions of ERISA with respect to the initial purchase, the holding, and the subsequent resale by an ERISA Plan of certificates in pass-through trusts that meet the conditions and requirements of the Exemption. The Exemption might apply to the acquisition, holding and resale of the Certificates offered hereby [other than the Class Certificates] by an ERISA Plan, provided that specified conditions are met.]

           [Among the conditions which would have to be satisfied
for the Exemption to apply to the acquisition by an ERISA Plan of the Certificates offered hereby [other than the Class
Certificates] are the following: (i) the Underwriters are the sole underwriters or the managers or co-managers of the
underwriting syndicate, for such Certificates, (ii) such
Certificates are rated in one of the three highest generic rating
categories by        or         at the time of the acquisition of such
Certificates by the ERISA Plan, (iii) such Certificates represent a beneficial ownership interest in, among other things, obligations that bear interest or are purchased at a discount and which are secured by single-family residential, multifamily residential or commercial real property (including obligations secured by leasehold interests on commercial real property), or fractional undivided interests in such obligations,
(iv) such Certificates are not subordinated to other certificates issued by the Trust Fund in respect of the Mortgage Pool, (v) the ERISA Plan investing in such Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, (vi) the acquisition of the Certificates is on terms that are at least as favorable to the ERISA Plan as they would be in an arm's length transaction with an unrelated third party, (vii) the Trustee is not an affiliate of any member of the "Restricted Group" (as defined below) and (viii) the compensation to the Underwriters represents not more than reasonable compensation for underwriting such Certificates, the proceeds to the Seller pursuant to the assignment of the related Mortgage Loans (or interests therein) to the Trustee represent not more than the fair market value of such Mortgage Loans (or interests) and the sum of all payments made to and retained by the Seller represents not more than reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Seller's reasonable expenses in connection therewith.]

           [In addition, if certain additional conditions specified in the Exemption are satisfied, the Exemption may provide an exemption from the prohibited transaction provisions of ERISA relating to possible self-dealing transactions by fiduciaries who have discretionary authority, or render investment advice, with respect to ERISA Plan assets used to purchase the Certificates offered hereby [other than Class Certificates] if the fiduciary (or its affiliate) is an obligor on any of the Mortgage Loans held in the Mortgage Pool.]

           [The Exemption would not be available with respect to ERISA Plans sponsored by any of the following entities (or any affiliate of any such entity): (i) the Seller, (ii) the Underwriters, (iii) the Trustee, (iv) any entity that provides insurance or other credit support to the Trust Fund in respect of the relevant Mortgage Pool or (v) any obligor with respect to Mortgage Loans included in the Mortgage Pool constituting more than five percent of the aggregate unamortized principal balance of the assets in such Mortgage Pool (the "Restricted Group").]

           Before purchasing any Certificate offered hereby, a fiduciary of an ERISA Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption or the availability of any other prohibited transaction exemptions, and whether the conditions of any such exemption will be applicable to such Certificate.

           [The Exemption does not apply to the initial purchase, the holding or the subsequent resale of the Class Certificates because such Certificates are subordinate to the Senior Certificates. Accordingly, ERISA Plans may not purchase the Class Certificates. In this regard, an insurance company proposing to invest assets of its general account in the Class , Certificates should consider the extent to which such investment would be subject to the requirements of ERISA under the U.S. Supreme Court's decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank and under subsequent guidance that has or may become available relating to that decision. In particular, such an insurance company should consider the retroactive and prospective exemptive relief proposed by the Department of Labor for transactions involving insurance company general accounts in respect of Application No. D-9622, 59 Fed. Reg. 43134 (August 22, 1994).]

           Any fiduciary of an ERISA Plan considering whether to purchase any Certificate should not only consider the applicability of exemptive relief, but should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment. See "ERISA Considerations" in the accompanying Prospectus.

           A qualified pension plan or other entity that is exempt from federal income taxation pursuant to Section 501 of the Code (a "Tax-Exempt Investor") nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section
512 of the Code. [The Residual Certificates constitute the residual interest in the REMIC constituted by the Trust Fund, and all "excess inclusions" allocated to the Residual Certificates, if held by a Tax-Exempt Investor, will be considered "unrelated business taxable income" and thus will be subject to federal income tax.] See "Certain Federal Income Tax Consequences--Residual Certificates" herein and "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for
REMIC Certificates--Taxation of Residual Certificates" in the
Prospectus.

           [The Agreement will contain certain restrictions on the transferability of the Class Certificates. See "Description of the Certificates--The Non-Book-Entry Certificates" herein. The Agreement provides that the Residual Certificates may not be acquired by an ERISA Plan. See "Description of the Certificates--Restrictions on Transfer of the Residual Certificates" herein.]

                     LEGAL INVESTMENT MATTERS

           [The Certificates offered hereby constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), and, as such, are legal investments for certain entities to the extent provided in SMMEA. However, institutions subject to the jurisdiction of the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the National Credit Union Administration or state banking or insurance authorities should review applicable rules, supervisory policies and guidelines of these agencies before purchasing any of the Certificates, as certain Classes may be deemed to be unsuitable investments under one or more of these rules, policies and guidelines and certain restrictions may apply to investments in other Classes. It should also be noted that certain states have enacted legislation limiting to varying extents the ability of certain entities (in particular insurance companies) to invest in mortgage related securities. Investors should consult with their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.] See "Legal Investment Matters" in the accompanying Prospectus.

                       PLAN OF DISTRIBUTION

           [Subject to the terms and conditions set forth in the Underwriting Agreement between the Seller and the Underwriter, the Certificates offered hereby are being purchased from the Seller by the Underwriter upon issuance. Distribution of the Certificates offered hereby will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Seller from the sale of the Certificates will be % of the aggregate initial Principal Balance of the Mortgage Loans as of the Cut-Off Date, plus accrued interest thereon from the Cut-Off Date to the Closing Date, but before deducting issuance expenses payable by the Seller. In connection with the purchase and sale of the Certificates offered hereby, the Underwriter may be deemed to have received compensation from the Seller in the form of underwriting discounts.

           The Seller has agreed to indemnify the Underwriter against, or make contributions to the Underwriters with respect to, certain liabilities, including liabilities under the Securities
Act of 1933, as amended.]

                        CERTIFICATE RATINGS

           It is a condition of issuance of the Certificates that the Certificates offered hereby be rated " " by [and " " by ].

           [Description of rating criteria of each rating agency.]

           The ratings of the Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

           The Seller has not requested a rating of the Certificates offered hereby by any rating agency other than [and ], and has not provided information relating to the Certificates offered hereby by any rating agency other than [and ]. However, there can be no assurance as to whether any other rating agency will rate the Certificates offered hereby or, if another rating agency were to do so, what rating would be assigned to the Certificates by such rating agency. Any such unsolicited rating assigned by another rating agency to the Certificates offered hereby may be lower than the rating assigned to such Certificates by [and ].

                           LEGAL MATTERS

           Certain legal matters in respect of the Certificates will be passed upon for the Seller by Cleary, Gottlieb, Steen &
Hamilton, New York, New York, and for the Underwriters by .

        INDEX OF CERTAIN PROSPECTUS SUPPLEMENT DEFINITIONS

Defined Term                                                       Page
------------                                                       ----
Accrued Certificate Interest....................................
Agreement.......................................................
Available Funds.................................................
Bankruptcy Loss.................................................
beneficial owner................................................
Book-Entry Certificates.........................................
Cede............................................................
Certificate Principal Balance...................................
Certificates....................................................
Class...........................................................
Class Certificate Principal Balance.............................
Code............................................................
Collection Account..............................................
Compensating Interest Payment...................................
Debt Service Reduction..........................................
Defaulted Mortgage Loan.........................................
Deficient Valuation.............................................
Definitive Certificate..........................................
Depository......................................................
Detailed Description............................................
Distribution Date...............................................
DOL.............................................................
ERISA...........................................................
ERISA Plan......................................................
Exemption.......................................................
FDIC............................................................
Financial Intermediary..........................................
HHI.............................................................
HLI.............................................................
HMSI............................................................
Interest Accrual Period.........................................
Interest Shortfall..............................................
Liquidated Mortgage Loan........................................
Mortgage........................................................
Mortgage Loans..................................................
Mortgage Pool ..................................................
Mortgage Rates..................................................
mortgage related securities.....................................
Mortgaged Properties............................................
Mortgagor.......................................................
Net Interest Shortfall..........................................
Net Mortgage Rate...............................................

Nonrecoverable Advance..........................................
Notional Principal Balance......................................
Outstanding Mortgage Loan.......................................
Pool Scheduled Principal Balance................................
Prepayment Assumption...........................................
Prepayment Period...............................................
Primary Mortgage Insurance Policy...............................
Realized Loss...................................................
Record Date.....................................................
Regular Certificates............................................
regular interests...............................................
Relocation Loans................................................
[REMIC].........................................................
Residual Certificates...........................................
residual interests..............................................
Restricted Group................................................
Scheduled Principal Balance.....................................
Servicing Fee...................................................
Servicing Portfolio.............................................
SMMEA...........................................................
Tax-Exempt Investor.............................................
Trust Fund......................................................
Trustee.........................................................
Underwriters....................................................

                         [Back cover page]

      No person has been authorized to give any information or to make any representations other than those contained in this Prospectus Supplement or the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus Supplement and the Prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this Prospectus Supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus Supplement or the Prospectus nor any sale made thereunder shall, under any circumstances, create any implication that the information contained herein or therein is correct as of any time subsequent to the date of such information.

                         TABLE OF CONTENTS

                       PROSPECTUS SUPPLEMENT

                                                                  Page
                                                                  ----
Summary of Terms...............................................
Description of the Mortgage Pool and the Mortgaged Properties..
Description of the Certificates................................
Yield and Weighted Average Life Considerations.................
HomeSide Mortgage Securities, Inc..............................
HomeSide Lending, Inc..........................................
Delinquency and Foreclosure Experience of the Servicer.........
The Pooling and Servicing Agreement............................
Certain Federal Income Tax Consequences........................
ERISA Considerations...........................................
Legal Investment Matters.......................................
Plan of Distribution...........................................
Certificate Ratings............................................
Legal Matters..................................................
Index of Certain Prospectus Supplement Definitions.............

                            PROSPECTUS

Available Information..........................................
Incorporation of Certain Documents by Reference................
Reports to Certificateholders..................................
Summary of Prospectus..........................................
Description of the Certificates................................
The Mortgage Pools.............................................
Credit Support.................................................
Yield, Maturity and Weighted Average Life Considerations.......
HomeSide Mortgage Securities, Inc..............................
HomeSide Lending, Inc..........................................
Servicing of the Mortgage Loans................................
The Pooling and Servicing Agreement............................
Certain Legal Aspects of the Mortgage Loans....................
Legal Investment Matters.......................................
ERISA Considerations...........................................
Certain Federal Income Tax Consequences........................
Plan  of Distribution..........................................
Use of Proceeds................................................
Financial Information..........................................
Legal Matters..................................................

      Until 90 days after the date of this Prospectus Supplement, all dealers effecting transactions in the Certificates offered hereby, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and Prospectus to which it relates. This is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                HomeSide Mortgage Securities, Inc.
                             (Seller)

                           $
                           (Approximate)

                   [REMIC Multi-Class][Mortgage]

                    Pass-Through Certificates,
                           Series 199 -
                              -------

                       PROSPECTUS SUPPLEMENT
                              -------

                           [Underwriter]

                                  , 199

               SUBJECT TO COMPLETION MARCH 31, 1997

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH
THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN
OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE
ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER
THE SECURITIES LAWS OF ANY SUCH STATE.


PROSPECTUS

    Mortgage Pass-Through Certificates (Issuable in Series)

               HOMESIDE MORTGAGE SECURITIES, INC.

                             Seller

                     HOMESIDE LENDING, INC.

                            Servicer

           Each Certificate offered hereby will evidence a beneficial ownership interest in one of a number of trust funds (each a "Trust Fund") created by HomeSide Mortgage Securities, Inc. ("HMSI" or the "Seller"), formerly known as BancBoston Mortgage Securities, Inc., from time to time. As specified in the related Prospectus Supplement, the property of each Trust Fund will consist of a pool of one- to four-family residential mortgage loans (the "Mortgage Loans") and related property and interests conveyed to such Trust Fund by the Seller. Unless otherwise specified in the related Prospectus Supplement, each pool will consist entirely of fixed-rate, first-lien Mortgage Loans or entirely of adjustable-rate, first-lien Mortgage Loans originated by HomeSide Lending, Inc. ("HLI" or the "Servicer"), formerly known as BancBoston Mortgage Corporation, either directly or through correspondent originators, or originated by other originators and, in any such case, acquired by the Seller. Information regarding the size, composition and other characteristics of the mortgage pool relating to such Series, will be furnished in the related Prospectus Supplement at the time such Series is offered. If specified in the related Prospectus Supplement, a Trust Fund may also include one or more of the following: reinvestment income, reserve accounts, insurance policies, guarantees or similar instruments or agreements.

           The Certificates may be sold from time to time in one or more series on terms determined at the time of sale and specified in the Prospectus Supplement relating to such series. Each series of Certificates will be issued in a single class or in two or more classes. The Certificates of each class will evidence the beneficial ownership of (i) any distributions in respect of the assets of the Trust Fund that are allocable to principal of the Certificates in the amount of the aggregate original principal balance, if any, of such class of Certificates as specified in the related Prospectus Supplement and (ii) any distributions in respect of the assets of the Trust Fund that are allocable to interest on the principal balance or notional principal balance of such Certificates at the interest rate, if any, applicable to such class of Certificates as specified in the related Prospectus Supplement. One or more classes of each series
(i) may be entitled to receive distributions allocable to principal, principal prepayments, interest or any combination thereof prior to one or more other classes of Certificates of such series or after the occurrence of certain events and (ii) may be subordinated in the right to receive such distributions on such Certificates to one or more senior classes of Certificates, in each case as specified in the related Prospectus Supplement. Interest on each class of Certificates entitled to distributions allocable to interest will accrue at a fixed rate or at a rate that is subject to change from time to time as specified in the related Prospectus Supplement on an actual or notional principal amount, may represent a specified portion of interest received on some or all of the assets of the Trust Fund or may otherwise be determined as specified in the related Prospectus Supplement. The Seller may retain or hold for sale from time to time one or more classes of a series of Certificates.

           Distributions on the Certificates of a series will be made only from the assets of the related Trust Fund. The
Certificates of any series will not be insured or guaranteed by any governmental entity or by any other person.

           THE CERTIFICATES DO NOT REPRESENT AN OBLIGATION OF OR AN INTEREST IN HOMESIDE MORTGAGE SECURITIES, INC., HOMESIDE LENDING, INC. OR ANY OF THEIR AFFILIATES. THE CERTIFICATES WILL NOT BE SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY NOR HAS THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY PASSED UPON THE ACCURACY OF THE INFORMATION CONTAINED IN THIS PROSPECTUS.

           Except as otherwise specifically provided in the applicable Prospectus Supplement (which may also provide that a party other than the Seller shall have some or all of the following obligations), the Seller's only obligations with respect to the Certificates will be its obligation, pursuant to its representations and warranties, to repurchase Mortgage Loans under certain circumstances, and its obligations, if any, as principal obligor in connection with certain credit enhancements that may be described in the Prospectus Supplement. Except as otherwise specifically provided in the applicable Prospectus Supplement and except for certain representations and warranties relating to the Servicer, the Servicer's obligations with respect to each Series of Certificates will be limited to its contractual servicing obligations, including any obligation it may have to advance, under the circumstances specified in the Prospectus Supplement, delinquent payments on the Mortgage Loans included in the related Trust Fund, and its obligations pursuant to certain representations and warranties made by it.

           The yield on each class of Certificates of a series will be affected by the rate of payment of principal (including prepayments) on the assets in the related Trust Fund and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. Each series of Certificates may be subject to early termination only under the circumstances described herein and in the related Prospectus Supplement.

           If specified in a Prospectus Supplement, an election will be made to treat the related Trust Fund as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes, or two REMIC elections may be made with respect to the related Trust Fund. See "Certain Federal Income Tax Consequences".

           THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

           Offers of the Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described under "Plan of Distribution" herein and in the related Prospectus Supplement. There will have been no public market for any series of Certificates prior to the offering thereof. Accordingly, once an offering of any Series of Certificates has been made, there can be no assurance that a secondary market for Certificates of such Series will develop or, if it does develop, that such market will continue.

           Retain this Prospectus for future reference. This
Prospectus may not be used to consummate sales of Certificates unless accompanied by a Prospectus Supplement.

         The date of this Prospectus is ____________, 199 .

                       PROSPECTUS SUPPLEMENT

           The Prospectus Supplement relating to a series of Certificates being offered hereby will, among other things, set forth with respect to such series of Certificates (i) information as to the assets comprising the Trust Fund, including the characteristics of the Mortgage Loans, Non-Agency Certificates or Agency Certificates (as such terms are defined herein) and, if applicable, the insurance, guarantees or other instruments or agreements included in the Trust Fund and the amount and source of any reserve accounts; (ii) the aggregate original principal balance of each class of Certificates entitled to distributions allocable to principal and, if a fixed rate of interest, the interest rate for each class of such Certificates entitled to distributions allocable to interest; (iii) information as to any class of Certificates that has a rate of interest that is subject to change from time to time and the basis on which such interest rate will be determined; (iv) information as to any class of Certificates on which interest will accrue and be added to the principal or, if applicable, the notional principal balance thereof; (v) information as to the method used to calculate the amount of interest to be paid on any class entitled to distributions of interest only; (vi) information as to the nature and extent of subordination with respect to any class of Certificates that is subordinate in right of payment to any other class; (vii) the circumstances, if any, under which the Trust Fund is subject to early termination;
(viii) if applicable, the final distribution date and the first mandatory principal distribution date of each class of such Certificates; (ix) the method used to calculate the aggregate amounts of principal and interest required to be distributed on each distribution date in respect of each class of such Certificates and, with respect to any series consisting of more than one class, the basis on which such amounts will be allocated among the classes of such series; (x) the distribution date for each class of the Certificates, the date on which payments received in respect of the assets included in the Trust Fund during the related period will be deposited in the related Certificate Account (as defined herein) and, if applicable, the assumed reinvestment rate applicable to payments received in respect of such assets and the date on which such payments are assumed to be received for such series of Certificates; (xi) the name of the trustee of the Trust Fund; (xii) information with respect to the administrator, if any, of the Trust Fund; (xiii) whether an election will be made to treat all or a portion of the Trust Fund as a REMIC or a double REMIC and, if applicable, the designation of the regular interests and residual interests therein; and (xiv) information with respect to the plan of distribution of such Certificates.

                       AVAILABLE INFORMATION

           HMSI will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to the series of Certificates offered hereby and by the related Prospectus Supplement, and in accordance therewith will file reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

           HMSI has filed with the Commission a Registration Statement under the Securities Act of 1933, as amended, with respect to the Certificates. This Prospectus, which forms a part of the Registration Statement, omits certain information contained in such Registration Statement pursuant to the rules and regulations of the Commission. The Registration Statement can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission as described in the preceding paragraph.

          INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

           All documents filed by the Seller pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with respect to a series of Certificates subsequent to the date of this Prospectus and the related Prospectus Supplement and prior to the termination of the offering of such series of Certificates shall be deemed to be incorporated by reference in this Prospectus as supplemented by the related Prospectus Supplement. If so specified in any such document, such document shall also be deemed to be incorporated by reference in the Registration Statement of which this Prospectus forms a part.

           Any statement contained herein or in a Prospectus Supplement for a series of Certificates or in a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded for purposes of this Prospectus and such Prospectus Supplement to the extent that a statement contained herein or in such Prospectus Supplement or in any subsequently filed document which also is or is deemed to be incorporated by reference herein or in such Prospectus Supplement modifies or supersedes such statement, except to the extent that such subsequently filed document expressly states otherwise. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or the related Prospectus Supplement or, if applicable, the Registration Statement.

           The Seller will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus and the related Prospectus Supplement is delivered, on the written or oral request of any such person, a copy of any and all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to the Office of the Secretary, HomeSide Mortgage Securities, Inc., 7301 Baymeadows Way, Jacksonville, Florida 32256. Telephone requests for such copies should be directed to the Office of the Secretary at (904) 281-3000.

                             --------

           Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the series of Certificates covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters of the series of Certificates covered by such Prospectus Supplement and with respect to their unsold allotments or subscriptions.

           No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Certificates offered hereby and thereby nor an offer to sell or a solicitation of an offer to buy the Certificates to any person in any state or other jurisdiction in which such offer or solicitation would be unlawful. Neither the delivery of this Prospectus or any Prospectus Supplement with respect hereto nor any sale made hereunder and thereunder shall, under any circumstances, create any implication that the information herein or therein is correct as of any time subsequent to the date of such information.

                             --------

                   REPORTS TO CERTIFICATEHOLDERS

           The Trustee will provide to the holders of Certificates of each series, annually and with respect to each Distribution Date, reports concerning the Trust Fund related to such Certificates. See "The Pooling and Servicing Agreement--
Reports to Certificateholders".

                             --------

                         TABLE OF CONTENTS


SUMMARY OF PROSPECTUS.............................................1

DESCRIPTION OF THE CERTIFICATES...................................7

GENERAL...........................................................7
CLASSES OF CERTIFICATES...........................................8
DISTRIBUTIONS OF PRINCIPAL AND INTEREST...........................9
GENERAL...........................................................9
  Distributions of Interest.......................................9
  Distributions of Principal.....................................10
  Unscheduled Distributions......................................10

THE MORTGAGE POOLS...............................................11

CREDIT SUPPORT...................................................13

GENERAL..........................................................13
PURCHASE OF LIQUIDATING LOANS....................................14
LIMITED GUARANTEE OF THE GUARANTOR...............................15
SUBORDINATION....................................................15
CROSS-SUPPORT....................................................16
POOL INSURANCE...................................................16
SPECIAL HAZARD INSURANCE.........................................17
BANKRUPTCY BOND..................................................18
REPURCHASE BOND..................................................19
GUARANTEED INVESTMENT CONTRACTS..................................19
RESERVE ACCOUNTS.................................................19
OTHER INSURANCE, GUARANTEES AND SIMILAR INSTRUMENTS
 OR AGREEMENTS...................................................20

YIELD, MATURITY AND WEIGHTED AVERAGE LIFE CONSIDERATIONS.........20

HOMESIDE MORTGAGE SECURITIES, INC................................21

HOMESIDE LENDING, INC............................................22

REAL ESTATE LENDING..............................................22
CORRESPONDENT PRODUCTION.........................................22
CO-ISSUE PRODUCTION..............................................23
BROKER PRODUCTION................................................23
CONSUMER DIRECT..................................................23
LOAN UNDERWRITING POLICIES.......................................23

SERVICING OF THE MORTGAGE LOANS..................................24

COLLECTION AND OTHER SERVICING PROCEDURES........................25
PRIVATE MORTGAGE INSURANCE.......................................26
HAZARD INSURANCE.................................................26
ADVANCES.........................................................27
SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES.........28
RESIGNATION, SUCCESSION AND INDEMNIFICATION OF THE SERVICER......29

THE POOLING AND SERVICING AGREEMENT..............................29

ASSIGNMENT OF MORTGAGE LOANS; WARRANTIES.........................29
PAYMENTS ON MORTGAGE LOANS; CERTIFICATE ACCOUNT..................31

REPURCHASE OR SUBSTITUTION.......................................31
CERTAIN MODIFICATIONS AND REFINANCINGS...........................32
EVIDENCE AS TO COMPLIANCE........................................33
LIST OF CERTIFICATEHOLDERS.......................................33
THE TRUSTEE......................................................33
REPORTS TO CERTIFICATEHOLDERS....................................34
EVENTS OF DEFAULT................................................35
RIGHTS UPON EVENT OF DEFAULT.....................................35
AMENDMENT........................................................36
TERMINATION; PURCHASE OF MORTGAGE LOANS..........................36

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS......................37

GENERAL..........................................................37
FORECLOSURE......................................................37
RIGHT OF REDEMPTION..............................................39
ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS.....39
ENFORCEABILITY OF CERTAIN PROVISIONS.............................40
APPLICABILITY OF USURY LAWS......................................40
SOLDIERS' AND SAILORS' CIVIL RELIEF ACT..........................41
ENVIRONMENTAL CONSIDERATIONS.....................................41
TRUTH IN LENDING ACT.............................................41

LEGAL INVESTMENT MATTERS.........................................42

ERISA CONSIDERATIONS.............................................43

CERTAIN FEDERAL INCOME TAX CONSEQUENCES..........................45

GENERAL..........................................................45
REMIC ELECTIONS..................................................45
REMIC CERTIFICATES...............................................45
TAX OPINION......................................................45
STATUS OF CERTIFICATES...........................................46
INCOME FROM REGULAR CERTIFICATES.................................46
  Market Discount................................................48
  Premium........................................................49
  Retail Regular Certificates....................................49
  Variable Rate Regular Certificates.............................49
  Subordinated Certificates......................................50
INCOME FROM RESIDUAL CERTIFICATES................................50
  Taxation of REMIC Income.......................................50
  Losses.........................................................51
  Excess Inclusions..............................................51
  Distributions..................................................51
  Prohibited Transactions; Special Taxes.........................51
  Negative Value Residual Certificates...........................51
SALE OR EXCHANGE OF CERTIFICATES.................................52
TAXATION OF CERTAIN FOREIGN INVESTORS............................52
  Regular Certificates...........................................52
  Residual Certificates..........................................53
TRANSFERS OF RESIDUAL CERTIFICATES...............................53
  Disqualified Organizations.....................................53
  Foreign Investors..............................................54
  Noneconomic Residual Certificates..............................55
SERVICING COMPENSATION AND OTHER REMIC POOL EXPENSES.............55

REPORTING AND ADMINISTRATIVE MATTERS.............................55
NON-REMIC CERTIFICATES...........................................56
TRUST FUND AS GRANTOR TRUST......................................56
STATUS OF THE CERTIFICATES.......................................56
POSSIBLE APPLICATION OF STRIPPED BOND RULES......................57
TAXATION OF CERTIFICATES IF STRIPPED BOND RULES DO NOT APPLY.....57
DISCOUNT.........................................................57
  Premium........................................................58
TAXATION OF CERTIFICATES IF STRIPPED BOND RULES APPLY............58
SALES OF CERTIFICATES............................................58
FOREIGN INVESTORS................................................59
REPORTING........................................................59
BACKUP WITHHOLDING...............................................59

PLAN OF DISTRIBUTION.............................................59

USE OF PROCEEDS..................................................60

FINANCIAL INFORMATION............................................61

LEGAL MATTERS....................................................61

                       SUMMARY OF PROSPECTUS

          The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the Prospectus Supplement to be prepared in connection with each Series of Certificates. Unless otherwise specified, capitalized terms used and not defined in this Summary of Prospectus have the meanings given to them in this Prospectus and in the related Prospectus Supplement.

Title of Securities       Mortgage Pass-Through Certificates,
                          issuable in series.

Seller Servicer           HomeSide Mortgage Securities, Inc.
                          ("HMSI" or the "Seller"), formerly known as BancBoston Mortgage Securities, Inc.
                          See  "HomeSide Mortgage Securities,
                          Inc."  HomeSide Lending, Inc. ("HLI" or
                          the "Servicer"), formerly known as
                          BancBoston Mortgage Corporation.  See
                          "HomeSide Lending, Inc."  If specified
                          in the Prospectus Supplement, HSMC will
                          service, and may act as master servicer
                          with respect to, the Mortgage Loans
                          included in the Trust Fund.

Description of
Certificates              Each Certificate will represent a
                          beneficial ownership interest in one of
                          a number of trusts to be created by the
                          Seller from time to time pursuant to a
                          pooling and servicing agreement (each,
                          an "Agreement") between the Seller and
                          the commercial bank or trust company
                          acting as trustee specified in the
                          Prospectus Supplement.  The property of
                          each trust (a "Trust Fund") will consist of a pool (a "Mortgage Pool") of residential one- to four-family mortgage loans (the "Mortgage Loans") and related property and interests conveyed to each Trust Fund by the Seller. As specified in the related Prospectus Supplement, each Mortgage Pool will consist entirely of fixed-rate or adjustable-rate
                          Mortgage Loans originated by the
                          Servicer, either directly or through
                          correspondent originators, or originated by other originators and, in any such case, acquired by the Servicer. If specified in the related Prospectus
                          Supplement, a Trust Fund may also
                          include one or more of the following:
                          reinvestment income, reserve accounts,
                          insurance policies, guarantees or
                          similar instruments or agreements
                          intended to decrease the likelihood that Certificateholders will experience delays in distributions of scheduled payments on, or losses in respect of, the assets in such Trust Fund. The
                          Certificates of any series will be
                          entitled to payment only from the assets of the related Trust Fund.

                          The Certificates of any series may be
                          issued in a single class or in two or
                          more classes, as specified in the
                          Prospectus Supplement. One or more
                          classes of Certificates of each series
                          (i) may be entitled to receive
                          distributions allocable only to
                          principal, only to interest or to any
                          combination thereof; (ii) may be
                          entitled to receive distributions only
                          of prepayments of principal throughout
                          the lives of the Certificates or during
                          specified periods; (iii) may be
                          subordinated in the right to receive
                          distributions of scheduled payments of
                          principal, prepayments of principal,
                          interest or any combination thereof to
                          one or more other classes of
                          Certificates of such series throughout
                          the lives of the Certificates or during
                          specified periods; (iv) may be entitled
                          to receive such distributions only
                          after the occurrence of events
                          specified in the Prospectus Supplement;
                          (v) may be entitled to receive
                          distributions in accordance with a
                          schedule or formula or on the basis of
                          collections from designated portions of
                          the assets in the Trust Fund; (vi) as
                          to Certificates entitled to
                          distributions allocable to interest,
                          may be entitled to receive interest at
                          a fixed rate or a rate that is subject
                          to change from time to time; and (vii)
                          as to Certificates entitled to
                          distributions allocable to interest,
                          may be entitled to distributions allocable to interest only after the occurrence of events specified in the Prospectus
                          Supplement and may accrue interest
                          until such events occur, in
                          each case as specified in the
                          Prospectus Supplement. The timing and
                          amounts of such distributions may vary
                          among classes, over time, or otherwise
                          as specified in the related Prospectus
                          Supplement.

                          The Seller may retain or hold for sale
                          from time to time one or more classes
                          of a series of Certificates.

                          The Certificates will be offered in
                          fully-registered form only in the
                          denominations specified in the
                          Prospectus Supplement. The Certificates
                          will not be guaranteed or insured by
                          any governmental agency or
                          instrumentality or any other issuer
                          and, except as described in the
                          Prospectus Supplement, the Mortgage
                          Loans included in the related Trust
                          Fund will not be guaranteed or insured
                          by any governmental agency or
                          instrumentality or any other person.

Distributions on
the Certificates          Distributions on the Certificates
                          entitled thereto will be made on the
                          25th day (or, if such day is not a
                          business day, the business day
                          immediately following such 25th day) of
                          each month or such other date specified
                          in the Prospectus Supplement solely out
                          of the payments received in respect of
                          the assets of the related Trust Fund.
                          The amount allocable to payments of
                          principal and interest on any
                          distribution date will be determined as
                          specified in the Prospectus Supplement.
                          All distributions will be made pro rata
                          to Certificateholders of the class
                          entitled thereto or by the other method
                          specified in the Prospectus Supplement.

                          The aggregate original principal
                          balance of the Certificates will equal
                          the aggregate distributions allocable
                          to principal that such Certificates
                          will be entitled to receive. If
                          specified in the Prospectus Supplement,
                          the Certificates of a series will have
                          an aggregate original principal balance
                          equal to the aggregate unpaid principal
                          balance of the related Mortgage Loans
                          as of the first day of the month of
                          creation of the Trust Fund and will
                          bear interest in the aggregate at a
                          rate equal to the interest rate borne
                          by the underlying Mortgage Loans, net
                          of servicing fees payable to the
                          Servicer and any primary or
                          sub-services of the Mortgage Loans and
                          any other amounts (including fees
                          payable to the Servicer as master
                          Servicer, if applicable) specified in
                          the Prospectus Supplement (as to each
                          Mortgage Loan, the "Remittance Rate").

                          The rate at which interest will be
                          passed through to holders of
                          Certificates entitled hereto may be a
                          fixed rate or a rate that is subject to
                          change from time to time, in each case
                          as specified in the Prospectus
                          Supplement. Any such rate may be
                          calculated on a loan-by-loan, weighted
                          average or other basis, in each case as
                          described in the Prospectus Supplement.

The Mortgage Pools        As specified in the Prospectus
                          Supplement, each Mortgage Pool will
                          consist of Mortgage Loans which were
                          represented to the Seller as meeting
                          certain standards.  Each Mortgage Pool
                          will contain one or more of the
                          following types of Mortgage Loans:(1)
                          20- to 30-year ("30-year") fixed-rate,
                          fully amortizing Mortgage Loans
                          providing for level monthly payments of
                          principal and interest;

                          (2) 10- to 15-year ("15-year")
                          fixed-rate, fully amortizing Mortgage
                          Loans providing for level monthly
                          payments of principal and interest;(3)
                          Adjustable-rate Mortgage Loans ("ARMs"
                          or "ARM Loans"), which may include
                          loans providing for negative
                          amortization; (4) Another type of
                          Mortgage Loan, as described in the
                          applicable Prospectus Supplement. If
                          specified in the applicable Prospectus
                          Supplement, a Mortgage Pool may contain
                          Mortgage Loans subject to buy-down
                          plans ("Buy-Down Mortgage Loans"). See
                          "The Mortgage Pools."

Primary Mortgage
Insurance                 To the extent specified in the
                          applicable Prospectus Supplement, each
                          Mortgage Loan having a Loan-to-Value
                          Ratio above a specified level will be
                          covered by a Primary Mortgage Insurance
                          Policy insuring against default by the
                          Borrower with respect to all or a
                          specified portion of the principal
                          amount thereof until the principal
                          balance of such Mortgage Loan is reduced below a specified percentage of the lesser of the sales price or appraised value of the Mortgaged Property. See
                          "The Mortgage Pools."

Non-Agency Certificates
and Agency Certificates   If and to the extent specified in the
                          related Prospectus Supplement, a Trust
                          Fund may include certificates issued by
                          the Federal Home Loan Mortgage
                          Corporation ("FHLMC"), the Federal
                          National Mortgage Association ("FNMA")
                          or the Government National Mortgage
                          Association ("GNMA") (collectively,
                          "Agency Certificates") or mortgage pass-through certificates issued by private entities ("Non-Agency Certificates").
                          Any Non-Agency Certificates or Agency
                          Certificates will be described in the
                          related Prospectus Supplement.

Purchase of Mortgage
Loans On conditions described in the applicable Prospectus Supplement, the Servicer or another party specified in such Prospectus Supplement will be entitled to purchase from the Trust Fund for such series all of the remaining Mortgage Loans and related property at a price specified in the Prospectus Supplement. The exercise of such right will result in the early retirement of the Certificates of that Series. See "The Pooling and Servicing Agreement-- Termination; Purchase of Mortgage Loans."

Certificate Account       With respect to each Trust Fund, the
                          Servicer will be obligated to establish
                          an account with the related trustee into which it will deposit on the dates specified in the related Prospectus
                          Supplement payments received in respect
                          of the assets in such Trust Fund.  If
                          specified in the Prospectus Supplement,
                          such payments will be invested for the
                          benefit of Certificateholders for the
                          periods and in the investments specified in the Prospectus Supplement.

Advances                  If specified in the Prospectus
                          Supplement, the Servicer, as Servicer
                          or master servicer of the Mortgage
                          Loans, will be obligated to advance
                          delinquent installments of principal and interest (the latter adjusted to the applicable Remittance Rate) on the Mortgage Loans in a Trust Fund. Any such obligation to make advances may be limited to amounts due holders of certain classes of Certificates of the related series, to amounts deemed to be recoverable from late payments or liquidation proceeds, for specified periods or any combination thereof, in each case as specified in the related Prospectus
                          Supplement. Any such advance will be
                          recoverable by the Servicer as
                          specified in the related Prospectus
                          Supplement.

Credit Support            If specified in the Prospectus
                          Supplement, a series of Certificates, or certain classes within such series, may have the benefit of one or more of the following types of credit support. The protection against losses afforded by any such credit support will be limited.

A.  Purchase of
Liquidating Loans         If so specified in the Prospectus
                          Supplement, the Servicer will have a
                          limited obligation to cover losses due
                          to defaults with respect to the Mortgage
                          Loans by purchasing any Mortgage Loan (a
                          "Liquidating Loan") as to which either
                          (i) liquidation proceedings have been
                          commenced and any equitable or statutory right to reinstate such Mortgage Loan has expired or (ii) the Servicer has agreed on behalf of the Trustee to accept a deed in lieu of foreclosure.
                          To the extent specified in the
                          Prospectus Supplement, the purchase
                          price for any Liquidating Loan will be
                          the Principal Balance thereof plus one
                          month's interest thereon at the
                          Remittance Rate.

                          The Servicer's maximum liability to
                          purchase Liquidating Loans will be
                          limited as specified in the Prospectus
                          Supplement and, unless otherwise
                          specified in the Prospectus Supplement,
                          will be reduced by all unreimbursed
                          payments previously made by the
                          Servicer with respect to Delinquent
                          Mortgage Loans (as defined below) and
                          Liquidating Loans. In the event that at
                          any time the Servicer's maximum liability to purchase Liquidating Loans is exhausted with respect to a Trust Fund and there is no other credit support for such series, all further losses on the Mortgage Loans will be borne by the holders of one or more classes of the Certificates of the related series, unless the amount of the Servicer's liability is subsequently restored as a result of recoveries in respect of Liquidating Loans or Delinquent
                          Mortgage Loans previously purchased by
                          the Servicer.

                          If specified in the Prospectus
                          Supplement, in connection with its
                          obligation to purchase Liquidating
                          Loans, the Servicer will have the
                          option to purchase any Mortgage Loan as
                          to which the mortgagor has failed to
                          make unexcused payment in full of three
                          or more scheduled payments of principal
                          and interest (a "Delinquent Mortgage
                          Loan"). If the Servicer exercises this
                          option with respect to any Delinquent
                          Mortgage Loan, unless otherwise
                          specified in the Prospectus Supplement,
                          the Servicer will purchase such
                          Delinquent Mortgage Loan for a price
                          equal to 100% of its Principal Balance
                          plus interest thereon at the applicable
                          Remittance Rate from the date on which
                          interest was last paid to the first day
                          of the month in which such purchase
                          price is to be distributed to the
                          related Certificateholders, net of any
                          unreimbursed advances of principal and
                          interest thereon made by the Servicer.

B.  Limited Guarantee     If specified in the Prospectus
                          Supplement, certain obligations of the
                          Servicer under the related Agreement,
                          including obligations of the Servicer to cover certain deficiencies in principal or interest payments on the Mortgage
                          Loans resulting from the bankruptcy of
                          the related borrower, may be covered by
                          a financial guarantee policy, limited
                          guarantee or other similar instrument
                          (the  "Limited Guarantee"), limited in
                          scope and amount, issued by an entity
                          named in the Prospectus Supplement (the
                          "Guarantor").  If so specified, the
                          Guarantor may be obligated to take one
                          or more of the following actions in the
                          event the Servicer fails to do so: make
                          deposits to the Certificate Account (a
                          "Deposit Guarantee"); make advances (an
                          "Advance Guarantee"); or purchase
                          Liquidating Loans (a "Liquidating Loan
                          Guarantee"). Any such Limited Guarantee
                          will be limited in amount and a portion
                          of the coverage of any such Limited
                          Guarantee may be separately allocated
                          to certain events. For example, a
                          portion of the aggregate amount of a
                          Liquidating Loan Guarantee may be
                          separately allocated to Liquidating
                          Loans due to special hazards not
                          covered by standard hazard insurance
                          policies, Liquidating Loans due to the
                          bankruptcy of a mortgagor, and other
                          Liquidating Loans. The scope, amount
                          and, if applicable, the allocation of
                          any Limited Guarantee will be described
                          in the related Prospectus Supplement.

C.  Subordination         A series of Certificates may include one
                          or more classes that are subordinate in
                          the right to receive distributions on
                          such Certificates to one or more senior
                          classes of Certificates of the same
                          series, to the extent described in the
                          related Prospectus Supplement.  If so
                          specified in the related Prospectus
                          Supplement, subordination may apply only in the event of certain types of losses not covered by other forms of credit support, such as hazard losses not covered by standard hazard insurance policies or losses resulting from the bankruptcy of the borrower.

                          If specified in the Prospectus
                          Supplement, a reserve fund may be
                          established and maintained by the
                          deposit therein of distributions
                          allocable to the holders of subordinate
                          Certificates until a specified level is
                          reached. The related Prospectus
                          Supplement will set forth information
                          concerning the amount of subordination
                          of a class or classes of subordinate
                          Certificates in a series, the
                          circumstances in which such
                          subordination will be applicable, the
                          manner, if any, in which the amount of
                          subordination will decrease over time,
                          the manner of funding the related
                          reserve fund, if any, and the
                          conditions under which amounts in any
                          such reserve fund will be used to make
                          distributions to holders of senior
                          Certificates or released from the
                          related Trust Fund.

D.  Cross-Support         If specified in the Prospectus
                          Supplement, the beneficial ownership of
                          separate groups of assets included in a
                          Trust Fund may be evidenced by separate
                          classes of the related series of
                          Certificates.  In such case, and if so
                          specified, credit support may be
                          provided by a cross-support feature
                          which requires that distributions be
                          made with respect to Certificates
                          evidencing beneficial ownership of one
                          or more asset groups prior to
                          distributions to subordinate
                          Certificates evidencing a beneficial
                          ownership interest in other asset groups within the same Trust Fund. If specified in the Prospectus Supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate
                          Trust Funds.  If applicable, the
                          Prospectus Supplement will identify the
                          Trust Funds to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trust Funds.

E.  Pool and Special
Hazard Insurance          In order to decrease the likelihood that
                          Certificateholders will experience
                          losses in respect of the Mortgage Loans, if specified in the Prospectus
                          Supplement, the Seller will obtain one
                          or more insurance policies to cover
                          (i) losses by reason of defaults by
                          borrowers (a "Mortgage Pool Insurance
                          Policy") and (ii) losses by reason of
                          hazards not covered under the standard
                          form of hazard insurance (a "Special
                          Hazard Insurance Policy"), in each case
                          up to the amounts, for the periods and
                          subject to the conditions specified in
                          the Prospectus Supplement.  See "Credit
                          Support--Pool Insurance" and "--Special
                          Hazard Insurance" herein.

F.  Reserve Accounts,
Other Insurance,
Guarantees and Similar
Instruments and
Agreements                In order to decrease the likelihood that
                          Certificateholders will experience
                          delays in the receipt of scheduled
                          payments on, and losses in respect of,
                          the assets in a Trust Fund, if specified in the related Prospectus Supplement, such Trust Fund may also include reserve accounts, other insurance, guarantees and similar instruments and agreements entered into with the entities, in the amounts, for the purposes and subject to the conditions specified in the
                          Prospectus Supplement.

Certain Federal
Income Tax
Consequences              The federal income tax consequences to
                          Certificateholders will depend on, among other factors, whether an election is made to treat the Trust Fund or specified portions thereof as a "real estate mortgage investment conduit"
                          ("REMIC") under the provisions of the
                          Internal Revenue Code of 1986, as
                          amended (the "Code").  See "Certain
                          Federal Income Tax Consequences".

ERISA Considerations      A fiduciary of any employee benefit plan
                          subject to the Employee Retirement
                          Income Security Act of 1974, as amended
                          ("ERISA"), or a plan subject to
                          Section 4975 of the Code should
                          carefully review with its own legal
                          advisors whether the purchase or holding of Certificates could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Code.
                          See "ERISA Considerations".

Legal Investment Matters  Unless otherwise specified in the
                          Prospectus Supplement, Certificates of
                          each series offered by this Prospectus
                          and the related Prospectus Supplement
                          will constitute "mortgage related
                          securities" under the Secondary Mortgage
                          Market Enhancement Act of 1984 ("SMMEA") and, as such, will be legal investments for certain types of institutional investors to the extent provided in SMMEA, subject, in any case, to any other regulations which may govern investments by such institutional investors. If so specified in the Prospectus Supplement, all or certain classes of the Certificates of the related series may not constitute "mortgage related securities" under SMMEA. See "Legal Investment Matters".

                  DESCRIPTION OF THE CERTIFICATES

           Each Series of Certificates will be issued pursuant to a separate pooling and servicing agreement (each, an "Agreement") entered into among the Seller, the Servicer and a commercial bank or trust company named in the Prospectus Supplement, as trustee (the "Trustee") for the benefit of holders of Certificates of that Series. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. The Agreement will be substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus is a part, or in such similar form as will reflect the terms of a series of Certificates described in the Prospectus Supplement. The following summaries describe certain provisions which may appear in each Agreement. The Prospectus Supplement for a series of Certificates will describe any provision of the Agreement relating to such series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each series of Certificates and the applicable Prospectus Supplement. The Seller will provide Certificateholders, without charge, on written request a copy of the Agreement for any series. Requests should be addressed to HomeSide Mortgage Securities, Inc., 7901 Baymeadows Way, Jacksonville, Florida 32216, Attention: General Counsel. The Agreement relating to a series of Certificates will be filed with the Securities and Exchange Commission in a report on Form 8-K within 15 days after the date of issuance of such series of Certificates (the "Delivery Date").

           The Certificates of a series will be entitled to payment only from the assets included in the Trust Fund related to such series and will not be entitled to payments in respect of the assets included in any other trust fund established by the Seller. The Certificates will not represent obligations of the Seller, the Servicer or any of their affiliates and will not be insured or guaranteed by any governmental agency or any other person. Unless otherwise specified in the Prospectus Supplement, the Seller's only obligations with respect to the Certificates will consist of its obligations pursuant to certain representations and warranties made by it. Unless otherwise specified in the Prospectus Supplement, the Servicer's only obligations with respect to the Certificates will consist of its contractual servicing and/or master servicing obligations, including any obligation to make advances under certain limited circumstances specified herein of delinquent installments of principal and interest (adjusted to the applicable Remittance
Rate), and its obligations pursuant to certain representations and warranties made by it.

           The Mortgage Loans will not be insured or guaranteed by any governmental entity or, except as specified in the Prospectus Supplement, by any other person. To the extent that delinquent payments on or losses in respect of defaulted Mortgage Loans are not advanced by the Servicer or any other entity or paid from any applicable credit support arrangement, such delinquencies may result in delays in the distribution of payments to the holders of one or more classes of Certificates, and such losses will be borne by the holders of one or more classes of Certificates.

General

           The Certificates of each series will be issued in fully-registered form only. The minimum original Certificate Principal Balance or Notional Principal Balance that may be represented by a Certificate (the "denomination") will be specified in the Prospectus Supplement. The original Certificate Principal Balance of each Certificate will equal the aggregate distributions allocable to principal to which such Certificate is entitled. Distributions allocable to interest on each Certificate that is not entitled to distributions allocable to principal will be calculated based on the Notional Principal Balance of such Certificate. The Notional Principal Balance of a Certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

           The Certificates of a series will be transferable and exchangeable on a Certificate Register to be maintained at the corporate trust office of the Trustee for the related series or such other office or agency maintained for such purposes by the Trustee in New York City. Unless otherwise specified in the Prospectus Supplement, under each Agreement, the Trustee will initially be appointed as the Certificate Registrar. Unless otherwise specified in the Prospectus Supplement, no service charge will be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or other governmental charge may be required.

Classes of Certificates

           Each series of Certificates will be issued in a single class or in two or more classes. The Certificates of each class will evidence the beneficial ownership of (i) any distributions in respect of the assets of the Trust Fund that are allocable to principal, in the aggregate amount of the original Certificate Principal Balance, if any, of such class of Certificates as specified in the Prospectus Supplement and (ii) any distributions in respect of the assets of the Trust Fund that are allocable to interest on the Certificate Principal Balance or Notional Principal Balance of such Certificates from time to time at the Certificate Interest Rate, if any, applicable to such class of Certificates as specified in the Prospectus Supplement. If specified in the Prospectus Supplement, one or more classes of a series of Certificates may evidence beneficial ownership interests in separate groups of assets included in the related Trust Fund.

           If specified in the Prospectus Supplement, the Certificates will have an aggregate original Certificate Principal Balance equal to the aggregate unpaid principal balance of the Mortgage Loans as of the close of business on the first day of the month of creation of the Trust Fund (the "Cut-Off Date") after deducting payments of principal due on or before, and prepayments of principal received on or before, the Cut-Off Date and in the aggregate will bear interest equal to the weighted average of the Remittance Rates. The Remittance Rate will equal the rate of interest payable on each Mortgage Loan minus the Servicer's servicing fee as described herein, the servicing fee of any third party servicer of the Mortgage Loans and such other amounts (including fees payable to the Servicer as master servicer, if applicable) as are specified in the Prospectus Supplement. The Certificates may have an original Certificate Principal Balance as determined in the manner specified in the Prospectus Supplement.

           Each class of Certificates that is entitled to distributions allocable to interest will bear interest at a fixed rate or a rate that is subject to change from time to time (a) in accordance with a schedule, (b) in reference to an index, or (c) otherwise (each, a "Certificate Interest Rate"), in each case as specified in the Prospectus Supplement. One or more classes of Certificates may provide for interest that accrues, but is not currently payable ("Accrual Certificates"). With respect to any class of Accrual Certificates, if specified in the Prospectus Supplement, any interest that has accrued but is not paid on a given Distribution Date (as defined below under "Distributions of Principal and Interest") will be added to the aggregate Certificate Principal Balance of such class of Certificates on that Distribution Date.

           A series of Certificates may include one or more classes entitled only to distributions (i) allocable to interest,
(ii) allocable to principal (and allocable as between scheduled payments of principal and Principal Prepayments, as defined below) or (iii) allocable to both principal (and allocable as between scheduled payments of principal and Principal Prepayments) and interest. A series of Certificates may consist of one or more classes as to which distributions will be allocated (i) on the basis of collections from designated portions of the assets of the Trust Fund, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or (iv) otherwise, in each case as specified in the Prospectus Supplement. The timing and amounts of such distributions may vary among classes, over time or otherwise, in each case as specified in the Prospectus Supplement.

           The taking of action with respect to certain matters under the Agreement, including certain amendments thereto, will require the consent of the holders of the Certificates. The voting rights allocated to each class of Certificates will be specified in the Prospectus Supplement. Votes may be allocated in different proportions among classes of Certificates depending on whether the Certificates of a class have a Notional Principal Balance or a Certificate Principal Balance.

Distributions of Principal and Interest

General.

           Distributions of principal and interest at the applicable Certificate Interest Rate (if any) on the Certificates will be made by the Trustee to the extent of funds available from the related Trust Fund on the 25th day (or if such 25th day is not a business day, on the business day next following such 25th day) of each calendar month (each, a "Distribution Date"), commencing in the month following the issuance of the related series, or on such other date as is specified in the Prospectus Supplement. Distributions will be made to the persons in whose names the Certificates are registered at the close of business on the dates specified in the Prospectus Supplement (each, a "Record Date"). Distributions will be made by check or money order mailed to the person entitled thereto at the address appearing in the Certificate Register or, if specified in the Prospectus Supplement, in the case of Certificates that are of a certain minimum denomination as specified in the Prospectus Supplement, upon written request by the Certificateholder, by wire transfer or by such other means as are agreed upon with the person entitled thereto; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

           Distributions allocable to principal and interest on the Certificates will be made by the Trustee out of, and only to the extent of, funds in a separate account established and maintained under the Agreement for the benefit of holders of the Certificates of the related series (the "Certificate Account"), including any funds transferred from any Reserve Account. As between Certificates of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments and scheduled payments of principal) and interest, distributions made on any Distribution Date will be applied as specified in the Prospectus Supplement. Distributions to any class of Certificates will be made pro rata to all Certificateholders of that class or by the other method described in the Prospectus Supplement. If so specified in the Prospectus Supplement, the amounts received by the Trustee as described below under "The Pooling and Servicing Agreement--Payments on Mortgage Loans; Certificate Account" will be invested in the eligible investments specified herein and in the Prospectus Supplement and all income or other gain from such investments will be deposited in the Certificate Account and will be available to make payments on the Certificates on the next succeeding Distribution Date in the manner specified in the Prospectus Supplement.

           Distributions of Interest. Interest will accrue on the aggregate Certificate Principal Balance (or, in the case of Certificates entitled only to distributions allocable to interest, the aggregate Notional Principal Balance) of each class of Certificates entitled to interest from the date, at the Certificate Interest Rate and for the periods (each, an "Interest Accrual Period") specified in the Prospectus Supplement. To the extent funds are available therefor, interest accrued during each Interest Accrual Period on each class of Certificates entitled to interest (other than a class of Accrual Certificates) will be distributable on the Distribution Dates specified in the Prospectus Supplement until the aggregate Certificate Principal Balance of the Certificates of such class has been distributed in full or, in the case of Certificates entitled only to distributions allocable to interest, until the aggregate Notional Principal Balance of such Certificates is reduced to zero or for the period of time designated in the Prospectus Supplement. Distributions of interest on each class of Accrual Certificates will commence only after the occurrence of the events specified in the Prospectus Supplement. Prior to such time, the beneficial ownership interest of such class of Accrual Certificates in the Trust Fund, as reflected in the aggregate Certificate Principal Balance of such class of Accrual Certificates, will increase on each Distribution Date by the amount of interest that accrued on such class of Accrual Certificates during the preceding Interest Accrual Period but that was not required to be distributed to such class on such Distribution Date. Any such class of Accrual Certificates will thereafter accrue interest on its outstanding Certificate Principal Balance as so adjusted.

           Distributions of Principal. Unless otherwise specified in the Prospectus Supplement, the aggregate Certificate Principal Balance of any class of Certificates entitled to distributions of principal will be the aggregate original Certificate Principal Balance of such class of Certificates specified in the Prospectus Supplement, reduced by all distributions reported to the holders of such Certificates as allocable to principal, and, in the case of Accrual Certificates, as specified in the Prospectus Supplement, increased on each Distribution Date by all interest accrued but not then distributable on such Accrual Certificates. The Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Certificates on each Distribution Date will be calculated and the manner in which such amount will be allocated among the classes of Certificates entitled to distributions of principal.

           If so specified in the Prospectus Supplement, one or more classes of senior Certificates will be entitled to receive all or a disproportionate percentage of the payments or other recoveries of principal on a Mortgage Loan which are received in advance of their scheduled due dates and not accompanied by amounts of interest representing scheduled interest due after the month of such payments ("Principal Prepayments") in the percentages and under the circumstances or for the periods specified in the Prospectus Supplement. Any such allocation of Principal Prepayments to such class or classes of Certificateholders will have the effect of accelerating the amortization of such Certificates while increasing the interests evidenced by the remaining Certificates in the Trust Fund.

           Unscheduled Distributions. If specified in the Prospectus Supplement, the Certificates will be subject to receipt of distributions before the next scheduled Distribution Date under the circumstances and in the manner described below and in the Prospectus Supplement. If applicable, the Trustee will be required to make such unscheduled distributions on the day and in the amount specified in the Prospectus Supplement if, due to substantial payments of principal (including Principal Prepayments) on the Mortgage Loans, low rates then available for reinvestment of such payments or both, the Trustee determines, based on the assumptions specified in the Agreement, that the amount anticipated to be on deposit in the Certificate Account on the next Distribution Date, together with, if applicable, any amounts available to be withdrawn from any Reserve Account, may be insufficient to make required distributions on the Certificates on such Distribution Date. To the extent specified in the Prospectus Supplement, the amount of any such unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the Certificates on the next Distribution Date. To the extent specified in the Prospectus Supplement, all unscheduled distributions will include interest at the applicable Certificate Interest Rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the Prospectus Supplement.

           Unless otherwise specified in the Prospectus
Supplement, all distributions allocable to principal in any unscheduled distribution will be made in the same priority and manner as distributions of principal on the Certificates would have been made on the next Distribution Date, and with respect to Certificates of the same class, unscheduled distributions of principal will be made on a pro rata basis. Notice of any unscheduled distribution will be given by the Trustee prior to the date of such distribution.

                        THE MORTGAGE POOLS

           Each mortgage pool (a "Mortgage Pool") will consist of one- to four-family residential mortgage loans evidenced by promissory notes (each, a "Note") secured by first mortgages or first deeds of trust or other similar security instrument (each, a "Mortgage") creating a first lien on properties (the "Mortgaged Properties"). When each series of Certificates is issued, the Seller will cause the Mortgage Loans comprising each Mortgage Pool to be assigned to the Trustee for the benefit of the holders of the Certificates of that series, and will receive the Certificates in exchange therefor. Certain Certificates evidencing interests in a Trust Fund may not form part of the offering made pursuant to this Prospectus or the related Prospectus Supplement.

           The Mortgaged Properties in each Mortgage Pool may consist of single-unit dwellings, two-, three- and four-unit detached, townhouse or rowhouse dwellings, condominium and planned-unit development ("PUD") units and such other types of homes or units as are described in the applicable Prospectus Supplement, and may include vacation and second homes and investment properties. The applicable Prospectus Supplement will contain information concerning the originators of the Mortgage Loans and the underwriting standards employed by such originators.

           Unless otherwise specified in the applicable
Prospectus Supplement, all Mortgage Loans will (i) have individual principal balances at origination of not more than $1,000,000, (ii) have monthly payments due on the first of each month, (iii) be secured by Mortgaged Properties located in one of the states of the United States or the District of Columbia, and
(iv) be of one or more of the following types of Mortgage Loans:

           (1) Fully-amortizing Mortgage Loans, each with a 20- to 30-year ("30-Year") term at origination, interest (the
"Mortgage Interest Rate") at a fixed rate and level monthly payments over the term of the Mortgage Loan.

           (2) Fully-amortizing Mortgage Loans, each with a 10- to 15-year ("15-Year") term at origination, a fixed Mortgage
Interest Rate and level monthly payments over the term of the Mortgage Loan.

           (3) Mortgage Loans, each with an adjustable Mortgage
Interest Rate, which may include loans providing for negative amortization.

           Mortgage Loans with certain Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a "Primary Mortgage Insurance Policy"). The existence, extent and duration of any such coverage will be described in the applicable Prospectus Supplement. The "Loan-to-Value Ratio" is the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan to the lesser of (i) the sales price for such property at the time the Mortgage Loan is closed and (ii) the appraised value at origination or, in the case of refinancings, the value set forth in the appraisal, if any, obtained by the loan originator in connection with such refinancing. Unless otherwise specified in the applicable Prospectus Supplement, each Mortgage Loan will also be covered by a Standard Hazard Insurance Policy, as described under "Servicing of the Mortgage Loans--Hazard Insurance" below.

           In addition, other credit enhancements acceptable to the rating agency (or agencies) rating the Certificates may be provided for coverage of certain risks of default or losses. See
"Credit Support" herein.

           If specified in the applicable Prospectus Supplement, a Mortgage Pool may contain Mortgage Loans subject to buy-down plans ("Buy-Down Mortgage Loans") pursuant to which the monthly payments made by the Borrower will be less than the scheduled monthly payments on the Buy-Down Mortgage Loan, the resulting difference to be drawn from an amount contributed by the seller of the Mortgaged Property or another source at the time of origination of the Buy-Down Mortgage Loan and placed in a trust or custodial account (the "Buy-Down Fund") (such amount hereinafter referred to as the "Buy-Down Reserve"). The applicable

Prospectus Supplement or Current Report (as defined below) will contain information, with respect to any Buy-Down Mortgage Loans, concerning limitations on the interest rate payable by the Borrower initially, on annual increases in the interest rate, on the length of the buy-down period, and on the Buy-Down Fund. The repayment of a temporary Buy-Down Mortgage Loan is dependent on the ability of the Borrower to make larger monthly payments after the Buy-Down Reserves have been depleted and, for certain Buy-Down Mortgage Loans, while such funds are being depleted. The inability of the Borrower to make larger monthly payments may lead to a default on the Buy-Down Mortgage Loan or, if the Borrower is able to obtain refinancing on favorable terms, a prepayment of such loan. See "Yield, Maturity and Weighted Average Life Considerations."

           The Prospectus Supplement for a series of Certificates may specify that the related Mortgage Pool contains Mortgage Loans that have been used for refinancing for the purpose of removing equity from the related Mortgaged Properties ("Cash-Out Refinance Loans").

           The Prospectus Supplement for each series of Certificates will specify the approximate aggregate principal balance of the Mortgage Loans (within the percentage or dollar range specified therein). The Prospectus Supplement for each series of Certificates will contain information regarding the Mortgage Loans which are expected to be included in the related Mortgage Pool, including among other things, information, as of the applicable Cut-Off Date and to the extent then specifically known to the Seller, as to (i) the aggregate principal balance of the Mortgage Loans, (ii) the aggregate principal balance or percentage by aggregate principal balance of Mortgage Loans secured by each type of property, (iii) the original terms to maturity of the Mortgage Loans, (iv) the smallest and largest in principal balance at origination of the Mortgage Loans, (v) the earliest origination date and latest maturity date of the Mortgage Loans, (vi) the aggregate principal balance or percentage by aggregate principal balance of Mortgage Loans having Loan-to-Value Ratios at origination exceeding 80%, (vii) the Mortgage Interest Rate or range of Mortgage Interest Rates borne by the Mortgage Loans and (viii) the average outstanding principal balance of the Mortgage Loans. If specific information with respect to the Mortgage Loans is not known at the time the related series of Certificates is initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Certificates (the "Current Report"). A copy of the Agreement with respect to a series of Certificates will be attached to the related Current Report and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement.

           The Seller's assignment of the Mortgage Loans to the Trustee will be without recourse. Unless otherwise specified in the applicable Prospectus Supplement, the Seller or another party identified in such Prospectus Supplement will make certain representations concerning the Mortgage Loans, including that no Mortgage Loan in a Mortgage Pool evidenced by Certificates will be more than one month delinquent as of the date of the initial issuance of the Certificates. For a description of other representations that will be made by the party specified in the applicable Prospectus Supplement concerning the Mortgage Loans, see "The Pooling and Servicing Agreement--Assignment of Mortgage Loans; Warranties." The Seller's obligations with respect to the Mortgage Loans will be limited to any representations and warranties made by it in, as well as its contractual obligations under, the Agreement for each series of Certificates. Unless otherwise specified in the applicable Prospectus Supplement, these obligations consist primarily of the obligation under certain circumstances to repurchase or replace Mortgage Loans as to which there has been a material breach of the Seller's representations and warranties which materially and adversely affects the interests of the Certificateholders in a Mortgage Loan or to cure such breach, and of the obligation, under certain circumstances, to ensure the timely payment of premiums on certain insurance policies and bonds. See "The Pooling and Servicing Agreement--Assignment of Mortgage Loans; Warranties."

           In addition, to the extent specified in the applicable Prospectus Supplement, in the event of delinquencies in payments of principal and interest on the Mortgage Loans in any Mortgage Pool, the Servicer

(or, if so indicated in the applicable Prospectus Supplement, another entity) will advance cash in amounts described herein under "The Pooling and Servicing Agreement-Advances" and "--Payments on Mortgage Loans; Certificate Account." The
Servicer is not required to make any advance which it determines in its good faith judgment not to be ultimately recoverable under any applicable policy of insurance
("Insurance Proceeds") or out of the proceeds of liquidation of a Mortgage Loan ("Liquidation Proceeds"). Each month, the Trustee (or such other paying agent as may be specified in the applicable Prospectus Supplement) will be obligated to remit to Certificateholders of each series all amounts relating to the Mortgage Loans due to the Certificateholders to the extent such amounts have been collected or advanced by the Servicer or such other entity and remitted to the Trustee pursuant to the terms of the Agreement for such series. See "Description of the Certificates--Distributions of Principal and Interest."

           There can be no assurance that real estate values will remain at present levels in the areas in which the Mortgaged Properties will be located. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans, and any secondary financing on the Mortgaged Properties, in a particular Mortgage Pool become equal to or greater than the value of the properties subject to the Mortgage Loans included in such Mortgage Pool, the actual rates of delinquencies, foreclosures and losses could be significantly higher than those now generally experienced in the mortgage lending industry. To the extent that such delinquencies, foreclosures and losses are not covered by applicable credit enhancements described in the Prospectus Supplement, the losses resulting therefrom will be borne by holders of the Certificates of the series evidencing interests in such Mortgage Pool. With respect to any series as to which subordinated Certificates shall have been issued, such losses will first be borne by the holders of subordinated Certificates as a result and to the extent of the subordination in right of payment of the subordinated Certificates to the senior Certificates and as a result of first allocating such losses to reduce the Certificate Principal Balance of such subordinated Certificates.

           Because the principal amounts of Mortgage Loans decline monthly as principal payments, including prepayments, are received, the fractional undivided interest in principal evidenced by each Certificate in a series multiplied by the aggregate principal balance of the Mortgage Loans in the related Mortgage Pool will decline correspondingly. The principal balance represented by a Certificate, therefore, ordinarily will decline over time.

                          CREDIT SUPPORT

General

           Credit support may be provided with respect to one or more classes of a series of Certificates or with respect to the assets in the related Trust Fund. Credit support may be in the form of the limited obligation of the Servicer to purchase Liquidating Loans, a limited financial guarantee policy, limited guarantee or other similar instrument (a "Limited Guarantee") issued by an entity named in the Prospectus Supplement (the "Guarantor"), the subordination of one or more classes of the Certificates of such series, the establishment of one or more reserve accounts, the use of a pool insurance policy, bankruptcy bond, special hazard insurance policy, repurchase bond, guaranteed investment contract or another method of credit support described in the related Prospectus Supplement, or any combination of the foregoing. Unless otherwise specified in the Prospectus Supplement, any credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by credit support or which are not covered by the credit support, Certificateholders will bear their allocable share of the resulting deficiencies.

           If the Prospectus Supplement for a series provides that an institution other than the Servicer will act as sole servicer or master servicer of the related
Mortgage Loans, or that the Servicer will act as master servicer of such Mortgage Loans under an arrangement whereby other servicers will be directly obligated to perform certain servicing duties, if so specified in such Prospectus Supplement, certain of the credit support arrangements described below may be provided by such other master servicer or servicers in lieu of the Servicer.
 In such event, all references to the Servicer as servicer under the description of such credit support set forth below should be read to refer to such other master servicer or servicers, as the case may be.

Purchase of Liquidating Loans

           The Servicer may be obligated, if and to the extent described in the Prospectus Supplement, to purchase any Mortgage Loan (a "Liquidating Loan") as to which either (i) liquidation proceedings have been commenced and any equitable or statutory right to reinstate such Mortgage Loan has expired or (ii) the Servicer has agreed on behalf of the Trustee to accept a deed in lieu of foreclosure, in each case for a price equal to 100% of the Principal Balance of such Mortgage Loan plus, to the extent specified in the Prospectus Supplement, one month's interest thereon at the applicable Remittance Rate. Any such obligation of the Servicer may be limited as specified in the Prospectus Supplement. In particular, the aggregate losses from the purchase of Liquidating Loans that the Servicer is obligated to bear (measured as the difference between the aggregate payments made by the Servicer into the Certificate Account in respect of Liquidating Loans and the aggregate net proceeds received by the Servicer from the disposition of such Loans) may be limited to an amount specified in the Prospectus Supplement. After this amount is exhausted, no further Liquidating Loans will be purchased by the Servicer, unless such amount has been restored as described below.

           If so specified in the Prospectus Supplement, the Servicer will have the option (but not the obligation) to purchase any Mortgage Loan as to which the mortgagor has failed to make unexcused payment in full of three or more scheduled payments of principal and interest (a "Delinquent Mortgage Loan"). To the extent specified in the Prospectus Supplement, any such purchase will be for a price equal to 100% of the Principal Balance of such Mortgage Loan plus interest thereon at the applicable Remittance Rate from the date on which interest was last paid to the first day of the month in which such purchase price is to be distributed to the related Certificateholders, net of any unreimbursed advances of principal and interest thereon made by the Servicer as servicer. The purchase price for any Delinquent Mortgage Loan will be deposited in the applicable Certificate Account.

           The purchase by the Servicer of a Delinquent Mortgage Loan may result in the diminution of the amount of the Servicer's obligations, as servicer, to purchase Liquidating Loans with respect to the related series of Certificates, to the extent that net recoveries upon the liquidation of such Delinquent Mortgage Loan are, or are estimated by the Servicer on the date of such purchase to be, less than the sum of the purchase price for such Delinquent Mortgage Loan and any previous unreimbursed advances of delinquent installments of principal and interest (adjusted to the related Remittance Rate) made by the Servicer with respect thereto. To the extent that actual recoveries, net of related expenses, upon the final liquidation of such Delinquent Mortgage Loan differ from the estimated amount thereof, the amount of the Servicer's remaining obligation to purchase Liquidating Loans will be adjusted up or down accordingly. If a Delinquent Mortgage Loan becomes current after its purchase by the Servicer, any related decrease in the amount of the Servicer's obligation to purchase Liquidating Loans will be reversed in its entirety. Liquidation proceeds in connection with the liquidation of any Mortgaged Property may not be deemed for this purpose to include the entire principal balance of any mortgage loan made by the Servicer to facilitate such sale at a rate less than then prevailing market rates. In estimating the net amount of proceeds recoverable upon the liquidation of any Delinquent Mortgage Loan, the Servicer may treat as related liquidation expenses certain costs associated with the protection of the Mortgaged Property, property sales expenses and foreclosure or other similar costs.

           Following the purchase by the Servicer of any Liquidating Loan or Delinquent Mortgage Loan as described above, and the payment by the Servicer of the purchase price therefor, the Servicer will be entitled to receive an assignment by the Trustee of such Mortgage Loan, and the Servicer will thereafter own such Mortgage Loan free of any further obligation to the Trustee or the Certificateholders with respect thereto.

Limited Guarantee of the Guarantor

           If specified in the Prospectus Supplement, certain obligations of the Servicer under the related Agreement may be covered by a Limited Guarantee, limited in scope and amount, issued by the Guarantor. If so specified, the Guarantor may be obligated to take one or more of the following actions in the event the Servicer fails to do so: make deposits to the Certificate Account (a "Deposit Guarantee"); make advances (an "Advance Guarantee"); or purchase Liquidating Loans (a "Liquidating Loan Guarantee"). Any such Limited Guarantee will be limited in amount and a portion of the coverage of any such Limited Guarantee may be separately allocated to certain events. For example, a portion of the aggregate amount of a Liquidating Loan Guarantee may be separately allocated to Liquidating Loans due to special hazards not covered by standard hazard insurance policies, Liquidating Loans due to the bankruptcy of a mortgagor, and other Liquidating Loans. The scope, amount and, if applicable, the allocation of any Limited Guarantee will be described in the related Prospectus Supplement.

Subordination

           If so specified in the Prospectus Supplement, distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to one or more classes of Certificates of a series (the "subordinated Certificates") will instead be payable to holders of one or more other classes of such series (the "senior Certificates") under the circumstances and to the extent specified in the Prospectus Supplement. If specified in the Prospectus Supplement, delays in receipt of scheduled payments on the Mortgage Loans and losses on defaulted Mortgage Loans will be borne first by the various classes of subordinated Certificates and thereafter by the various classes of senior Certificates, in each case under the circumstances and subject to the limitations specified in the Prospectus Supplement. The aggregate distributions in respect of delinquent payments on the Mortgage Loans over the lives of the Certificates or at any time, the aggregate losses in respect of defaulted Mortgage Loans which must be borne by the subordinated Certificates by virtue of subordination and the amount of the distributions otherwise distributable to the subordinated Certificateholders that will be distributable to senior Certificateholders on any Distribution Date may be limited as specified in the Prospectus Supplement. If aggregate distributions in respect of delinquent payments on the Mortgage Loans or aggregate losses in respect of such Mortgage Loans were to exceed the total amounts payable and available for distribution to holders of subordinated Certificates or, if applicable, were to exceed the specified maximum amount, holders of senior Certificates could experience losses on the Certificates.


           In addition to or in lieu of the foregoing, if so specified in the Prospectus Supplement, all or any portion of distributions otherwise payable to holders of subordinated Certificates on any Distribution Date may instead be deposited into one or more reserve accounts (a "Reserve Account") established by the Trustee. If so specified in the Prospectus Supplement, such deposits may be made on each Distribution Date, on each Distribution Date for specified periods or until the balance in the Reserve Account has reached a specified amount and, following payments from the Reserve Account to holders of senior Certificates or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Account to required levels, in each case as specified in the Prospectus Supplement. If so specified in the Prospectus Supplement, amounts on deposit in the Reserve Account may be released to the Servicer or the holders of any class of Certificates at the times and under the circumstances specified in the Prospectus Supplement.

           If specified in the Prospectus Supplement, one or more classes of Certificates may bear the risk of certain losses on defaulted Mortgage Loans not covered by other forms of credit support prior to other classes of Certificates. Such subordination might be effected by reducing the Certificate Principal Balance of the subordinated Certificates on account of such losses, thereby decreasing the proportionate share of distributions allocable to such Certificates, or by another means specified in the Prospectus Supplement.

           If specified in the Prospectus Supplement, various classes of senior Certificates and subordinated Certificates may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated Certificates, respectively, through a cross-support mechanism or otherwise.

           As between classes of senior Certificates and as between classes of subordinated Certificates, distributions may be allocated among such classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or (iv) otherwise, in each case as specified in the Prospectus Supplement. As between classes of subordinated Certificates, payments to holders of senior Certificates on account of delinquencies or losses and payments to any Reserve Account will be allocated as specified in the Prospectus Supplement.

Cross-Support

           If specified in the Prospectus Supplement, the beneficial ownership of separate groups of assets included in a Trust Fund may be evidenced by separate classes of the related series of Certificates. In such case, credit support may be provided by a cross-support feature which may require that distributions be made with respect to Certificates evidencing beneficial ownership of one or more asset groups prior to distributions to subordinated Certificates evidencing a beneficial ownership interest in other asset groups within the same Trust Fund. The Prospectus Supplement for a series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

           If specified in the Prospectus Supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate Trust Funds. If applicable, the Prospectus Supplement will identify the Trust Funds to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trust Funds.

Pool Insurance

           In order to decrease the likelihood that Certificateholders will experience losses in respect of the Mortgage Loans, if specified in the Prospectus Supplement, the Seller will obtain one or more pool insurance policies. Any such policies may be in lieu of or in addition to any obligations of the Seller or the Servicer in respect of the Mortgage Loans. Such pool insurance policy will, subject to the limitations described below and in the Prospectus Supplement, cover loss by reason of default in payments on the Mortgage Loans up to the amounts specified in the Prospectus Supplement or the Detailed Description and for the periods specified in the Prospectus Supplement. The Servicer will agree to use its best reasonable efforts to maintain in effect any such pool insurance policy and to present claims thereunder to the pool insurer on behalf of itself, the Trustee and the Certificateholders. The pool insurance policy, however, is not a blanket policy against loss, since claims thereunder may only be made respecting particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent described below. The pool insurance policy, if any, will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy, irrespective of the reason therefor.
 The related Prospectus Supplement will describe any provisions of a pool insurance policy that are materially different from those described below.

            Any pool insurance policy may provide that no claims may be validly presented thereunder unless (i) any required primary mortgage insurance policy is in effect for the defaulted Mortgage Loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Mortgaged Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid; (iii) if there has been physical loss or damage to the Mortgaged Property, it has been restored to its condition (reasonable wear and tear excepted) at the Cut-Off Date; (iv) the insured has acquired good and merchantable title to the Mortgaged Property free and clear of liens, except certain permitted encumbrances; and (v) the Servicer has advanced foreclosure costs. Upon satisfaction of these conditions, the pool insurer will have the option either (a) to purchase the Mortgaged Property at a price equal to the Principal Balance thereof plus accrued and unpaid interest at the Mortgage Rate to the date of purchase and certain expenses incurred by the Servicer on behalf of the Trustee and the Certificateholders, or (b) to pay the amount by which the sum of the Principal Balance of the defaulted Mortgage Loan plus accrued and unpaid interest at the Mortgage Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Mortgaged Property, in either case net of certain amounts paid or assumed to have been paid under any related primary mortgage insurance policy. If any property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the pool insurance policy, the Servicer will not be required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Servicer for its expenses, and (ii) that such expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the pool insurance policy or any primary mortgage insurance policy.

           In general, no pool insurance policy will insure (and many primary mortgage insurance policies may not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the Mortgagor or persons involved in the origination thereof, or (ii) failure to construct a Mortgaged Property in accordance with plans and specifications. If so specified in the related Prospectus Supplement, a failure of coverage attributable to one of the foregoing events might result in a breach of a representation of the Seller (or another party) and in such event might give rise to an obligation on the part of the Seller (or such other party) to purchase or replace the defaulted Mortgage Loan if the breach materially and adversely affects the interests of Certificateholders and cannot be cured.

           As specified in the Prospectus Supplement, the original amount of coverage under any pool insurance policy will be reduced over the life of the related series of Certificates by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid will include certain expenses incurred by the Servicer as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. See "Certain Legal Aspects of the Mortgage Loans -- Foreclosure". Accordingly, if aggregate net claims paid under any pool insurance policy reach the original policy limit, coverage under that pool insurance policy will be exhausted and any further losses will be borne by one or more classes of Certificateholders unless assumed by the Servicer or the Guarantor under any obligations they may have in respect of Liquidating Loans or by some other entity, if and to the extent specified in the Prospectus Supplement.

           Since any mortgage pool insurance policy may require that the property subject to a defaulted Mortgage Loan be restored to its original condition prior to claiming against the pool insurer, such policy may not provide coverage against hazard losses. The hazard policies concerning the Mortgage Loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries which are significantly less than the full replacement cost of such losses. Even if special hazard insurance is applicable as specified in the Prospectus Supplement, no coverage in respect of special hazard losses will cover all risks, and the amount of any such coverage will be limited. See "Special Hazard Insurance" below. As a result, certain hazard risks will not be insured against and will therefore be borne by Certificateholders, unless otherwise assumed by the Servicer or the Guarantor under any obligations they may have in respect of Liquidating Loans or by some other entity, as specified in the Prospectus Supplement.

Special Hazard Insurance

           In order to decrease the likelihood that Certificateholders will experience losses in respect of the Mortgage Loans, if specified in the Prospectus Supplement, the Seller will obtain one or more special hazard insurance policies with respect to the Mortgage
Loans. Such a special hazard insurance policy will, subject to limitations described below and in the Prospectus Supplement, protect holders of Certificates from (i) loss by reason of damage to Mortgaged Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not covered by the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located or under flood insurance policies, if any, covering the Mortgaged Properties, and (ii) loss from partial damage caused by reason of the application of the co-insurance clause contained in hazard insurance policies. See "Servicing of the Mortgage Loans--Hazard Insurance" below. Any special hazard insurance policy may not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the Mortgaged
Property is located in a federally designated flood area), chemical contamination and certain other risks. Aggregate claims under each special hazard insurance policy may be limited to a specified percentage of the aggregate principal balance as of the Cut-Off Date of the Mortgage Loans. Any special hazard insurance policy may also provide that no claim may be paid unless hazard and, if applicable, flood insurance on the Mortgaged Property has been kept in force and other protection and preservation expenses have been paid by the Servicer.

           Subject to the foregoing limitations, any special hazard insurance policy may provide that, where there has been damage to property securing a foreclosed Mortgage Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the Servicer, the special hazard insurer will pay the lesser of (i) the cost of repair or replacement of such property or (ii) upon transfer of the property to the special hazard insurer, the unpaid principal balance of such Mortgage Loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Servicer with respect to such property. If the unpaid principal balance plus accrued interest and certain expenses is paid by the insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair or replacement of the property will also reduce coverage by such amount. Restoration of the property with the proceeds described under clause (i) above will satisfy the condition under any pool insurance policy that the property be restored before a claim under such pool insurance policy may be validly presented with respect to the defaulted Mortgage Loan secured by such property. The payment described under clause (ii) above will render unnecessary presentation of a claim in respect of such Mortgage Loan under the related pool insurance policy. Therefore, so long as a pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or replacement or the unpaid principal balance of the Mortgage Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to Certificateholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and pool insurance policy.

Bankruptcy Bond

           In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the Mortgaged
Property securing the related Mortgage Loan at an amount less than the then outstanding principal balance of such Mortgage Loan secured by such Mortgaged Property and could reduce the secured debt to such value. In such case, the holder of such Mortgage
Loan would become an unsecured creditor to the extent of the difference between the outstanding principal balance of such Mortgage Loan and such reduced secured debt. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction in monthly payments required to be made by the borrower. See "Certain Legal Aspects of the Mortgage Loans -- Enforceability of Certain Provisions". If so provided in the related Prospectus Supplement, the Servicer will obtain a bankruptcy bond or similar insurance contract (the "bankruptcy bond") for proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Mortgage
Loan or a reduction by such court of the principal amount of a Mortgage Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition.

           The bankruptcy bond will provide coverage in the aggregate amount specified in the related Prospectus Supplement. Such amount will be reduced by payments made under such bankruptcy bond in respect of the related Mortgage Loans, to the extent specified in the related Prospectus Supplement, and will not be restored.

           In lieu of a bankruptcy bond, the Servicer may obtain a Limited Guarantee to cover such bankruptcy-related losses.

Repurchase Bond

           If so specified in the related Prospectus Supplement, the Servicer will be obligated to purchase any Mortgage Loan up to an aggregate dollar amount specified in the related Prospectus Supplement) for which insurance coverage is denied due to dishonesty, misrepresentation or fraud in connection with the origination or sale of such Mortgage Loan. Such obligation may be secured by a surety bond or other instrument or mechanism guaranteeing payment of the amount to be paid by the Servicer.

Guaranteed Investment Contracts

           If so specified in the Prospectus Supplement, on or prior to the Delivery Date, the Trustee will enter into a guaranteed investment contract (a "GIC") pursuant to which all amounts deposited in the Certificate Account, and if so specified the Reserve Accounts, will be invested by the Trustee and under which the issuer of the GIC will pay to the Trustee interest at an agreed rate per annum with respect to the amounts so invested.

Reserve Accounts

           If specified in the Prospectus Supplement, cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit, other instruments or obligations or a combination thereof in the aggregate amount specified in the Prospectus Supplement will be deposited by the Servicer on the Delivery Date in one or more Reserve Accounts established by the Trustee. Such cash and the principal and interest payments on such other instruments will be used to enhance the likelihood of timely payment of principal of, and interest on, or, if so specified in the Prospectus Supplement, to provide additional protection against losses in respect of, the assets in the related Trust Fund, to pay the expenses of the Trust Fund or for such other purposes specified in the Prospectus Supplement. Whether or not the Servicer has any obligation to make such a deposit, certain amounts to which the subordinated Certificateholders, if any, will otherwise be entitled may instead be deposited into the Reserve Account from time to time and in the amounts as specified in the Prospectus Supplement. Any cash in the Reserve Account and the proceeds of any other instrument upon maturity will be invested in Eligible Investments, which, unless otherwise specified in the Prospectus Supplement, will include obligations of the United States and certain agencies thereof, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks and certain repurchase agreements of United States government securities with eligible commercial banks. If a letter of credit is deposited with the Trustee, such letter of credit will be irrevocable. Unless otherwise specified in the Prospectus Supplement, any instrument deposited therein will name the Trustee, in its capacity as trustee for the holders of the related Certificates, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the Certificates. Additional information with respect to such instruments deposited in the Reserve Accounts will be set forth in the Prospectus Supplement.

           Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the Reserve Account for distribution to the holders of Certificates for the purposes, in the manner and at the times specified in the Prospectus Supplement.

Other Insurance, Guarantees and Similar Instruments or Agreements

           If specified in the Prospectus Supplement, the related Trust Fund may also include insurance, guarantees, letters of credit or similar arrangements for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in such Trust Fund, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets. Such arrangements may include agreements under which Certificateholders are entitled to receive amounts deposited in various accounts held by the Trustee upon the terms specified in the Prospectus Supplement. Such arrangements may be in lieu of any obligation of the Servicer to advance delinquent installments in respect of the Mortgage Loans.

     YIELD, MATURITY AND WEIGHTED AVERAGE LIFE CONSIDERATIONS

           The yields to maturity and weighted average lives of the Certificates will be affected primarily by the rate and timing of principal payments received on or in respect of the Mortgage Loans, Non-Agency Certificates or Agency Certificates included in the related Trust Fund. Such principal payments will include scheduled payments as well as Principal Prepayments (including refinancings) and prepayments resulting from foreclosure, condemnation and other dispositions of the Mortgaged Properties (including amounts paid by insurers under applicable insurance policies), from purchase by the Seller of any Mortgage Loan as to which there has been a material breach of warranty or defect in documentation (or deposit of certain amounts in respect of delivery of a substitute Mortgage Loan), purchase by the Servicer of Mortgage Loans modified by it in lieu of refinancing thereof, purchase by the Servicer, the Guarantor or any other entity of any Liquidating Loan or Delinquent Mortgage Loan, if applicable, and from the repurchase by the Seller of all of the Certificates or all of the Mortgage Loans, Non-Agency Certificates or Agency Certificates in certain circumstances. See "The Pooling and Servicing Agreement--Optional Termination of Trust Fund". The yield to maturity and weighted average lives of the Certificates may also be affected by the amount and timing of delinquencies and losses on the Mortgage Loans.

           A number of social, economic, tax, geographic, demographic, legal and other factors may influence prepayments, delinquencies and losses. For a Trust Fund comprised of Mortgage Loans, these factors may include the age of the Mortgage Loans, the geographic distribution of the Mortgaged Properties, the payment terms of the Mortgages, the characteristics of the mortgagors, homeowner mobility, economic conditions generally and in the geographic area in which the Mortgaged Properties are located, enforceability of due-on-sale clauses, servicing decisions, prevailing mortgage market interest rates in relation to the interest rates on the Mortgage Loans, the availability of mortgage funds, the use of second or "home equity" mortgage loans by mortgagors, the availability of refinancing opportunities (including refinancing opportunities offered by HLI to existing borrowers or to its affiliates), the use of the properties as second or vacation homes, the extent of the mortgagors' net equity in the Mortgaged Properties and, where investment properties are securing the Mortgage Loans, tax-related considerations and the availability of other investments. The rate of principal payment may also be subject to seasonal variations.

           The rate of principal prepayments on pools of conventional housing loans has fluctuated significantly in recent years. Generally, if prevailing interest rates were to fall significantly below the interest rates on the Mortgage Loans, the Mortgage Loans would be expected to prepay at higher rates than if prevailing rates were to remain at or above the interest rates on the Mortgage Loans. Conversely, if interest rates were to rise above the interest rates on the Mortgage
Loans, the Mortgage Loans would be expected to prepay at lower rates than if prevailing rates were to remain at or below interest rates on the Mortgage Loans. The timing of


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





changes in the rate of prepayments may significantly affect a Certificateholder's actual yield to maturity, even if the average rate of principal payments is consistent with a Certificateholder's expectation. In general, the earlier a prepayment of principal the greater the effect on a Certificateholder's yield to maturity. As a result, the effect on a Certificateholder's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the related series of Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal payments.

           To the extent described in the applicable Prospectus Supplement, the effective yields to Certificateholders will be lower than the yields produced by the interest rates on the Certificates because, while interest will accrue on each Mortgage Loan from the first day of each month, the distribution of such interest to Certificateholders will be made in the month following the month of accrual.

           When a Mortgage Loan prepays in full, the borrower will generally be required to pay interest on the amount of prepayment only to the prepayment date. When a partial prepayment of principal is made on a Mortgage Loan, the borrower generally will not be required to pay interest on the amount of the partial prepayment during the month in which such prepayment is made. In addition, unless otherwise specified in the related Prospectus Supplement, a full or partial prepayment will not be required to be passed through to Certificateholders until the month following receipt.

           If and to the extent specified in the applicable Prospectus Supplement, under the Agreement, if a full or partial voluntary prepayment of a Mortgage Loan is made and does not include the full amount of interest on such Mortgage Loan which would have been due but for such prepayment to and including the end of the month in which the prepayment takes place, the servicer will be obligated to pay the interest thereon at the Remittance Rate from the date of prepayment through the end of such month (each such payment, a "Compensating Interest Payment"), provided that the aggregate of such Compensating Interest Payments by the Servicer with respect to any Distribution Date will not exceed the aggregate Servicing Fee to which the Servicer is entitled in connection with such Distribution Date. The Servicer will not be entitled to reimbursement for such Compensating Interest Payments. Consequently, to the extent the Servicer is so obligated, neither partial nor full prepayments will reduce the amount of interest passed through to Certificateholders the following month from the amount which would have been passed through in the absence of such prepayments. If the Servicer is not obligated to make Compensating Interest Payments, or if such payments are insufficient to cover the interest shortfall, partial or full prepayments will reduce the amount of interest passed through to Certificateholders, as described in the applicable Prospectus Supplement.

           Factors other than those identified herein and in the Prospectus Supplement could significantly affect principal prepayments at any time and over the lives of the Certificates. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the Mortgage Loans, Non-Agency Certificates or Agency Certificates at any time or over the lives of the Certificates.

           The Prospectus Supplement relating to a series of Certificates will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of such Certificates.

                HOMESIDE MORTGAGE SECURITIES, INC.

           HMSI was incorporated in the State of Delaware on July 29, 1989 under the name of BancBoston Mortgage Securities, Inc. and is a wholly-owned subsidiary of HLI. HMSI has not had and is not expected to have any business operations other than offering Certificates and related activities. It is anticipated that HMSI may from time to time purchase mortgage loans directly from correspondents and affiliates.

           The principal offices of HMSI are located at 7301 Baymeadows Way, Jacksonville, Florida 32256. Its telephone number is (904) 281-3000.

                      HOMESIDE LENDING, INC.

           HLI, formerly known as BancBoston Mortgage Corporation ("BBMC"), the mortgage banking subsidiary of The First National Bank of Boston, a national banking association ("BKB"), until HLI's acquisition by HomeSide, Inc. ("HomeSide") on March 15, 1996. HLI is a [Florida] corporation incorporated in 1988. The principal offices of HLI are located at 7301 Baymeadows Way, Jacksonville, Florida 32256. Its telephone number is (904) 281-3000.

           HLI is engaged in the business of mortgage banking, which primarily involves originating, purchasing, selling and servicing residential mortgage loans secured by one- to four-family homes.

           HomeSide was formed on December 11, 1995 to acquire
HLI (the "HLI Acquisition"). On March 15, 1996, HomeSide completed the HLI Acquisition. On May 31, 1996, HomeSide acquired
Homeside Holdings, Inc. ("HHI"), formerly known as Barnett
Mortgage Company, the mortgage banking subsidiary of Barnett
Banks, Inc. ("Barnett") (the "HHI Acquisition"). Upon the HHI
Acquisition, HomeSide contributed all of the stock of HLI to HHI, whereupon HLI became a wholly-owned subsidiary of HHI. All of HHI's servicing portfolio was transferred to HLI, with the exception of loans serviced by HHI for the Governmental National
Mortgage Association, which servicing rights it retained. HLI subservices HHI's Government National Mortgage Association servicing portfolio. All of HHI's former subsidiaries, except Honolulu Mortgage Company, Inc. were merged with and into HLI.

           Thomas H. Lee Equity Fund III, L.P. (the "Fund") and certain affiliates of Thomas H. Lee Company and Madison Dearborn Capital Partners, L.P. collectively own approximately 26% of HomeSide; Bank of Boston and Siesta Holdings, Inc., an affiliate of Barnett, collectively own approximately 53% and management of HomeSide and other unaffiliated investors own the remainder.

Real Estate Lending

           HLI originates and purchases residential single family mortgage loans through all major channels including correspondents (including BKB and Barnett), mortgage brokers, co-issue partners, consumer direct telemarketing and affinity programs. Mortgage loans made with the assistance of a correspondent may be originated in the name of such correspondent and acquired by HLI, or originated in the name of HLI. Each correspondent assisting HLI in the origination of mortgage loans is required to follow HLI's loan underwriting policies.

Correspondent Production

           Through its correspondent program, HomeSide purchases loans from approximately 500 commercial banks, savings and loan associations, licensed mortgage lenders and other financial intermediaries. The correspondent takes the mortgage application and processes the loan, which is either underwritten through contract underwriters or, in some cases, the correspondent to whom underwriting authority has been delegated. Closing documents are submitted to HomeSide for legal review and funding. The participants in this program are prequalified and monitored on an ongoing basis by HomeSide. If a correspondent subsequently fails to meet HomeSide's requirements, HomeSide typically terminates the relationship. Correspondents are also required to repurchase loans in the event of fraud or misrepresentation in the origination process and for certain other reasons. In 1996, HomeSide's top ten correspondents accounted for approximately 20% of the total loans originated through this channel.

Co-Issue Production

           Co-issue production, which represents the purchase of [servicing rights] from a correspondent under contracts to deliver specified volumes on a monthly or quarterly basis, is another main source of HomeSide's production. The co-issue correspondent controls the entire loan process from application to closing.
 This arrangement particularly suits large originators who have the ability to deliver on an automated basis. Reflecting this delegated underwriting authority, co-issue correspondents are subject to more extensive credit and quality control reviews. Contractually, the co-issue correspondent is obligated to make certain representations and warranties and is required to repurchase loans in the event of fraud or misrepresentation in the origination process or for certain other reasons.

Broker Production

           Under its broker program, HomeSide funds loans at closing from a network of approximately 450 mortgage brokers nationwide. The broker controls the process of application and loan processing. A preclosing quality control review is performed by HomeSide to verify the borrower's credit. All loans originated through brokers are underwritten by HomeSide's approved contract underwriters. Loans are funded by HomeSide and may be closed in either the broker's name or HomeSide's name. Participants in this program prequalify on the basis of creditworthiness, mortgage lending experience and reputation. Each broker is subject to annual and ongoing reviews by HomeSide. In 1995, HomeSide's top ten brokers accounted for approximately 24% of the total loans originated through this channel.

Consumer Direct

           HomeSide's retail production includes the use of telemarketing to originate loans from several sources, including refinancings of mortgage loans in HomeSide's existing servicing portfolio, leads generated from direct mail campaigns and other advertising, and mortgages related to affinity group and co-branding partnerships. HomeSide established a telemarketing system in May 1995.

           Under the terms of the HLI Acquisition, BKB has retained all of its retail production facilities in the New England area and entered into an exclusive five-year agreement to sell, subject to certain limitations, all loans originated from these branches to HomeSide on a broker or correspondent basis at market rates. In 1996, HomeSide sold or closed most of HomeSide's remaining retail branches.

           HLI may from time to time conduct solicitations of borrowers under any Mortgage Loans to refinance such loans with HLI acting for its own account. See "Yield, Maturity and Weighted Average Life Considerations."

Loan Underwriting Policies

           HLI's underwriting standards are intended to evaluate a prospective mortgagor's credit standing, repayment ability, intention to repay, and the value and adequacy of the underlying mortgaged property as collateral for the loan requested. Before approving a mortgage loan, HLI must be satisfied that the value of the property being financed supports the outstanding loan balance with sufficient excess value to mitigate the effects of adverse shifts in real estate values.

           In originating residential mortgages, HLI follows standard procedures established to comply with applicable federal and state laws and regulations. Initially, a prospective mortgagor is required to complete a detailed application designed to provide HLI with pertinent information about the prospective mortgagor, the property to be purchased and the type of loan desired. As part of the description of the prospective mortgagor's financial condition, HLI requires a current statement describing assets and liabilities and income and expenses, and a credit report which summarizes the prospective mortgagor's credit and payment history with merchants and other lenders. In addition, except as described below, HLI obtains whenever possible employment verification from the prospective mortgagor's employer, whereby the employer reports the prospective mortgagor's length of employment with that organization and current salary. Where employment verification is not obtainable from an employer, HLI obtains a satisfactory alternate verification. Each prospective mortgagor who is self-employed, except as described below, is required to submit a copy of his federal income tax returns.

           HLI's documentation standards may be varied for particularly creditworthy prospective mortgagors. Such standards have been modified, for example, for mortgage loans eligible for HLI's reduced loan documentation Select Advantage program. HLI will also utilize alternative/limited documentation procedures as described in the applicable FNMA or FHLMC guidelines as of the date of origination.

           Upon receipt of appropriate verification, HLI makes a determination as to whether the prospective mortgagor has sufficient monthly income to meet the monthly payment obligations on the proposed mortgage loan, including taxes and insurance, as well as other financial obligations and normal monthly living expenses. HLI's underwriting standards for such determination generally follow the guidelines established by FNMA and FHLMC, as in effect at the time of each mortgage loan origination. HLI may depart from exact application of the above guidelines in light of other considerations.

           To assess the adequacy of the subject property as collateral, an appraisal is made of each property considered for financing by an independent qualified third party appraiser. Each appraisal entails physical inspection of the property as well as other means of verification that the property is in good condition. The appraiser estimates the value of the property based on market values of comparable homes and the cost of replacing the property. HLI may not require an appraisal in connection with rate and term refinancings of Mortgage Loans in its servicing portfolio.

           Generally, mortgage loans made or acquired by HLI do not have original principal amounts in excess of 97% of the original value of the mortgaged property. Furthermore, mortgage loans that HLI acquires or originates which have an original principal amount exceeding 80% of original value will usually have primary mortgage insurance. Such insurance typically reduces the exposure of HLI to an effective Loan-to-Value Ratio of 75%.

           HomeSide requires approximately 70% of its correspondent lenders to have their loans underwritten by third party contract underwriters prior to purchase. These contract underwriters are designated by HomeSide and include General Electric Capital Corp., Mortgage Guaranty Insurance Corp., and Private Mortgage Insurance Corp. HomeSide grants delegated underwriting status to the remaining approximately 30% of correspondents which enables the correspondent to submit conventional loans to HomeSide without prior underwriting approval. Generally, HomeSide grants delegated underwriting status to its larger correspondents who meet financial strength, delinquency, underwriting and quality control standards, and which correspondents are monitored regularly.

           HomeSide implemented an automated underwriting process for its retail production operation in 1994. The automated underwriting technology incorporates credit scoring and appraisal evaluation systems. These systems employ rules-based and statistical technologies to evaluate the borrower, the property and salability of the loan to the secondary market.

                  SERVICING OF THE MORTGAGE LOANS

           With respect to each series of Certificates, the related Mortgage Loans will be serviced by HLI, acting alone or, as master servicer, through one or more direct servicers. Unless otherwise specified in the Prospectus Supplement, if HLI acts as master servicer with respect to a series, the related Agreement will provide that HLI shall not be released from its obligations to the Trustee and Certificateholders with respect to the servicing and administration of the Mortgage Loans, that any servicing agreement entered into between HLI and a direct servicer will be deemed to be between HLI and the direct servicer alone and that the Trustee and the Certificateholders will have no claims, obligations, duties or liabilities with respect to any such agreement.

           The Prospectus Supplement for each series will specify whether HLI will act as sole servicer or master servicer for such series. If HLI acts as master servicer for a series, all references herein to HLI as servicer should be read to refer to HLI as master servicer, as appropriate.

Collection and Other Servicing Procedures

           Unless otherwise specified in the Prospectus
Supplement, subject to the terms of the Agreement, the Servicer will be obligated to service and administer the Mortgage Loans in accordance with the specific procedures set forth in the FNMA Seller's Guide and FNMA Servicing Guide, as amended or supplemented from time to time, and, to the extent such procedures are unavailable, in accordance with the mortgage servicing practices of prudent mortgage lending institutions.

           The Servicer will be responsible for using its best reasonable efforts to collect all payments called for under the Mortgage Loans and shall, consistent with each Agreement, follow such collection procedures as it deems necessary and advisable with respect to the Mortgage Loans. Consistent with the above, the Servicer, may, in its discretion, (i) waive any late payment charge and (ii) if a default on the related Mortgage Loan has occurred or is reasonably foreseeable, arrange with the mortgagor a schedule for the liquidation of a delinquency running for no more than 125 days after the applicable due date. In the event of any such arrangement the Servicer will be responsible for distributing funds with respect to such Mortgage Loan during the scheduled period in accordance with the original amortization schedule thereof and without regard to the temporary modification thereof.

           The Servicer will be obligated to use it best reasonable efforts to realize upon a defaulted Mortgage Loan in such manner as will maximize the payments to Certificateholders. In this regard, the Servicer may (directly or through a local assignee) sell the property at a foreclosure or trustee's sale, negotiate with the mortgagor for a deed in lieu of foreclosure or, in the event a deficiency judgment is available against the mortgagor or other person, foreclose against such property and proceed for the deficiency against the appropriate person. See "Certain Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders" for a description of the limited availability of deficiency judgments. The amount of the ultimate net recovery (including the proceeds of any pool insurance or other guarantee), after reimbursement to the Servicer of its expenses incurred in connection with the liquidation of any such defaulted Mortgage Loan will be distributed to the related Certificateholders on the next Distribution Date following the month of receipt. If specified in the Prospectus Supplement, if such net recovery exceeds the Principal Balance of such Mortgage Loan plus one month's interest thereon at the Remittance Rate, the excess will be paid to the Servicer as additional servicing compensation. The Servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of any Mortgaged Property unless it shall determine (i) that such restoration or foreclosure will increase the Liquidation Proceeds in respect of the related Mortgaged Loan to Certificateholders after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it either through Liquidation Proceeds or Insurance Proceeds in respect of the related Mortgage Loan.

           If a Mortgaged Property has been or is about to be conveyed by the mortgagor, the Servicer will be obligated to accelerate the maturity of the Mortgage Loan, unless it reasonably believes it is unable to enforce that Mortgage Loan's "due-on-sale" clause under applicable law or such enforcement would adversely affect or jeopardize coverage under any related primary mortgage insurance policy or pool insurance policy.
If it reasonably believes it may be restricted by law, for any reason, from enforcing such a "due-on-sale" clause, the Servicer, with the consent of the insurer under any insurance policy implicated thereby, may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note. Any fee collected by the Servicer for entering into an assumption agreement will be retained by the Servicer as additional servicing compensation. For a description of circumstances in which the Servicer may be unable to enforce "due-on-sale" clauses, see "Certain Legal Aspects of the Mortgage Loans -- Enforceability of Certain Provisions". In connection with any such assumption, the Mortgage Rate borne by the related Mortgage Note may not be decreased.

           The Servicer will maintain with one or more depository institutions one or more accounts into which it will deposit all payments of taxes, insurance premiums, assessments or comparable items received for the account of the mortgagors. Withdrawals from such account or accounts may be made only to effect payment of taxes, insurance premiums, assessments or comparable items, to reimburse the Servicer out of related collections for any cost incurred in paying taxes, insurance premiums and assessments or otherwise preserving or protecting the value of the Mortgages, to refund to mortgagors any amounts determined to be overages and to pay interest to mortgagors on balances in such account or accounts to the extent required by law.

Private Mortgage Insurance

           Generally, Mortgage Loans that the Servicer originates or acquires do not have Loan-to-Value Ratios in excess of 95%. Unless otherwise specified in the Prospectus Supplement, each Agreement will obligate the Servicer to exercise its best reasonable efforts to maintain and keep in full force and effect a private mortgage insurance policy on all Mortgage Loans that have a Loan-to-Value Ratio in excess of 80%.

           A private mortgage insurance policy may provide that, as an alternative to paying a claim thereunder, the mortgage insurer will have the right to purchase the Mortgage Loan following the receipt of a notice of default, at a purchase price equal to the sum of the principal balance of the Mortgage Loan, accrued interest thereon and the amount of certain advances made by the Servicer with respect to the Mortgage Loan. The mortgage insurer may have such purchase right after the borrower has failed to make three scheduled monthly payments (or one payment if it is the first payment due on the Mortgage Loan) or after any foreclosure or other proceeding affecting the Mortgage Loan or the Mortgaged Property has been commenced. The proceeds of any such purchase will be distributed to Certificateholders on the applicable Distribution Date. A mortgage insurer may be more likely to exercise such purchase option when prevailing interest rates are low relative to the interest rate borne by the defaulted Mortgage Loan, in order to reduce the aggregate amount of accrued interest that the insurer would be obligated to pay upon payment of a claim.

Hazard Insurance

           The Servicer will cause to be maintained for each Mortgaged Property a standard hazard insurance policy. The coverage of such policy is required to be in an amount at least equal to the maximum insurable value of the improvements which are a part of such property from time to time or the principal balance owing on such Mortgage Loan from time to time, whichever is less. All amounts collected by the Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of property subject to the related Mortgage or property acquired by foreclosure or amounts released to the related mortgagor in accordance with the Servicer's normal servicing procedures) will be deposited in the Certificate Account.

           In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers and, therefore, will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following:
war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flow), nuclear reactions, pollution, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. If the property securing a Mortgage Loan is located in a federally designated flood area, the Agreement will require that flood insurance be maintained in an amount representing coverage not less than the least of (i) the principal balance owing on such Mortgage Loan from time to time,
(ii) the maximum insurable value of the improvements which are a part of such property from time to time or (iii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. The Seller may also purchase special hazard insurance against certain of the uninsured risks described above. See "Credit Support--Special Hazard Insurance".

           Most of the properties securing the Mortgage Loans will be covered by homeowners' insurance policies, which, in addition to the standard form of fire and extended coverage, provide coverage for certain other risks. These homeowners' policies typically contain a "coinsurance" clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the lesser of (i) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed, or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.


           Since the amount of hazard insurance the Servicer is required to cause to be maintained on the improvements securing the Mortgage Loans declines as the principal balances owing thereon decrease, if the residential properties securing the Mortgage Loans appreciate in value over time, the effect of coinsurance in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property.

           The Servicer, will cause to be maintained on any Mortgaged Property acquired upon foreclosure, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value from time to time of the improvements which are a part of such property or (ii) the unpaid principal balance of the related Mortgage Loan at the time of such foreclosure or deed in lieu of foreclosure, plus accrued interest and the Servicer's good-faith estimate of the related liquidation expenses to be incurred in connection therewith.

           The Servicer may maintain, in lieu of causing individual hazard insurance policies to be maintained with respect to each Mortgage Loan, one or more blanket insurance policies covering hazard losses on the Mortgage Loans. The
Servicer will pay the premium for such policy on the basis described therein and will pay any deductible amount with respect to claims under such policy relating to the Mortgage Loans.

Advances

           To the extent specified in the Prospectus Supplement, in the event that any borrower fails to make any payment of principal or interest required under the terms of a Mortgage
Loan, the Servicer will be obligated to advance the entire amount of such payment adjusted in the case of any delinquent interest payment to the applicable Remittance Rate. Unless otherwise specified in the Prospectus Supplement and except as described above under "Credit Support--Purchases of Liquidating Loans", this obligation to advance will be limited to amounts which the Servicer reasonably believes will be recoverable by it out of liquidation proceeds or otherwise in respect of such Mortgage Loan. The Servicer will be entitled to reimbursement for any such advance from related late payments on the Mortgage
Loan as to which such advance was made. Furthermore, unless otherwise specified in the Prospectus Supplement, the Servicer will be entitled to reimbursement for any such advance (i) from Liquidation Proceeds or Insurance Proceeds received if such Mortgage Loan is foreclosed (and is not purchased by the Servicer pursuant to any obligation it may have to purchase Liquidating Loans) prior to any payment to Certificateholders in respect of the repossession or foreclosure and (ii) from receipts or recoveries on all other Mortgage Loans or from any other assets of the Trust Fund, for all or any portion of such advance which the Servicer determines, in good faith, may not be ultimately recoverable from such liquidation or insurance proceeds (a "Nonrecoverable Advance"). Any Nonrecoverable Advance will be reimbursable out of the assets of the Trust Fund. The amount of any scheduled payment required to be advanced by the Servicer will not be affected by any agreement between the Servicer and a borrower providing for the postponement or modification of the due date or amount of such scheduled payment. If specified in the Prospectus Supplement, the Trustee for the related series will make advances of delinquent payments of principal and interest in the event of a failure by the Servicer to perform such obligation.

           Unless otherwise specified in the Prospectus
Supplement, until any obligation of the Servicer to purchase Liquidating Loans is exhausted, the Servicer will advance delinquent installments of principal and interest (adjusted to the applicable Remittance Rate) on the Mortgage Loans as described above in an aggregate amount up to the amount of its remaining purchase obligation, irrespective of whether the Servicer believes any such advance will be recoverable. The Servicer's obligation to advance delinquent installments of principal and interest (adjusted to the applicable Remittance
Rate) on the Mortgage Loans which it deems recoverable will be unaffected by the exhaustion of any obligation of the Servicer to purchase Liquidating Loans. In the event that the Servicer has an obligation to purchase Liquidating Loans, any outstanding unreimbursed advances may be charged against the amount of such obligation, subject to reinstatement on account of net recoveries on such Mortgage Loan.

           Any such obligation to make advances may be limited to amounts due holders of certain classes of Certificates of the related series or may be limited to specified periods or otherwise as specified in the Prospectus Supplement.

Servicing and Other Compensation and Payment of Expenses

           Unless otherwise specified in the Prospectus
Supplement, the Servicer's primary compensation for its servicing activities will come from the payment to it, with respect to each interest payment on a Mortgage Loan, of all or a portion of the difference between the Mortgage Rate for such Mortgage Loan and the related Remittance Rate. In addition to its primary compensation, the Servicer will retain all assumption fees, late payment charges and other miscellaneous charges, all to the extent collected from borrowers. In the event the Servicer is acting as master servicer under an Agreement, it will receive compensation with respect to the performance of its activities as master servicer.

           Unless otherwise specified in the Prospectus
Supplement, the Servicer will be responsible for paying all expenses incurred in connection with the servicing of the Mortgage Loans (subject to limited reimbursement as described under "The Pooling and Servicing Agreement--Payments on Mortgage Loans; Certificate Account"), including, without limitation, payment of any premium for any Advance Guarantee, Liquidating Loan Guarantee, Deposit Guarantee, bankruptcy bond, repurchase bond or other guarantee or surety, payment of the fees and the disbursements of the Trustee and the and independent accountants, payment of the compensation of any direct servicers of the Mortgage Loans, payment of all fees and expenses in connection with the realization upon defaulted Mortgage Loans and payment of expenses incurred in connection with distributions and reports to Certificateholders. Unless otherwise specified in the Prospectus Supplement, the Servicer may assign any of its primary servicing compensation in excess of that amount customarily retained as servicing compensation for similar assets.



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





Resignation, Succession and Indemnification of the Servicer

           The Agreement will provide that the Servicer may not resign from its obligations and duties as servicer or master servicer thereunder, except upon determination that its performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor has assumed the Servicer's servicing obligations and duties under such Agreement. The Guarantor's obligations under any Advance Guarantee, Liquidating Loan Guarantee or Deposit Guarantee will, upon issuance thereof, be irrevocable, subject to certain limited rights of assignment as described in the Prospectus Supplement if applicable.

           The Agreement will provide that neither the Seller nor the Servicer nor, if applicable, the Guarantor, nor any of their respective directors, officers, employees or agents, shall be under any liability to the Trust Fund or the Certificateholders of the related series for taking any action, or for refraining from taking any action, in good faith pursuant to such Agreement, or for errors in judgment; provided, however, that neither the Servicer nor, if applicable, the Guarantor, nor any such person, will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. The Agreement will also provide that the Seller, the Servicer and, if applicable, the Guarantor and their respective directors, officers, employees and agents are entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the Seller nor the Servicer nor, if applicable, the Guarantor is under any obligation to appear in, prosecute or defend any legal action which is not incidental to the Servicer's servicing responsibilities under such Agreement or the Guarantor's payment obligations under any Limited Guarantee, respectively, and which in its respective opinion may involve it in any expense or liability. Each of the Seller, the Servicer and, if applicable, the Guarantor may, however, in its respective discretion undertake any such action which it may deem necessary or desirable in respect of such Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund, and the Seller, the Servicer and, if applicable, the Guarantor, will be entitled to be reimbursed therefor from amounts deposited in the Certificate Account.

           Any corporation into which the Servicer may be merged or consolidated or any corporation resulting from any merger, conversion or consolidation to which the Servicer is a party, or any corporation succeeding to the business of the Servicer, which assumes the obligations of the Servicer, will be the successor of the Servicer under each Agreement.

                THE POOLING AND SERVICING AGREEMENT

           The following summaries describe certain provisions of the Agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreement applicable to a particular series of Certificates. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.

Assignment of Mortgage Loans; Warranties

           At the time of issuance of each series of Certificates, the Seller will cause the Mortgage Loans in the Trust Fund represented by that series of Certificates to be assigned to the Trustee, together with all principal and interest due on or with respect to such Mortgage Loans, other than principal and interest due on or before the Cut-Off Date and prepayments of principal received on or before the Cut-Off Date. The Trustee,


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





concurrently with such assignment, will execute and deliver Certificates evidencing such Trust Fund to the Seller in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Agreement for that series (the "Mortgage Loan Schedule"). The Mortgage Loan Schedule will include, as to each Mortgage Loan, information as to the outstanding principal balance as of the close of business on the Cut-Off Date, as well as information respecting the Mortgage Interest Rate, the current scheduled monthly payment of principal and interest, the maturity date of each Note and the servicing compensation to the Servicer.

           In addition, the Seller will, as to each Mortgage Loan, deliver to the Trustee (i) the Note, endorsed to the order of, or assigned to, the Trustee by the holder/payee thereof without recourse; (ii) the "buy-down" agreement (if applicable);
(iii) a Mortgage and Mortgage assignment meeting the requirements of the Agreement; (iv) all Mortgage assignments from the original holder of the Mortgage Loan, through any subsequent transferees to the transferee to the Trustee; (v) an officer's certificate regarding the original Lender's Title Insurance Policy, or other evidence of title; (vi) as to each Mortgage Loan, an original certificate of Primary Mortgage Insurance Policy to the extent required under the applicable requirements for the Mortgage Pool; and (vii) such other documents as may be described in the applicable Prospectus Supplement. Unless otherwise expressly permitted by the Agreement, all documents so delivered are to be original executed documents, provided, however, that in instances where the original recorded document has been retained by the applicable jurisdiction or has not yet been returned from recordation, the Seller may deliver a photocopy containing a certification of the appropriate judicial or other governmental authority of the jurisdiction, and the Servicer shall cause the originals of each Mortgage and Mortgage assignment which is so unavailable to be delivered to the Trustee as soon as available.

           The Trustee will hold such documents for each series of Certificates in trust for the benefit of all Certificateholders of such series. The Trustee is obligated to review such documents for each Mortgage Loan within 45 days after the conveyance of the Mortgage Loan to it. If any document is found by the Trustee not to have been properly executed or received or to be unrelated to the Mortgage Loan identified in the Agreement, the Trustee will promptly notify the Seller. The Seller, or another party specified in the applicable Prospectus Supplement, will be required to cure such defect or to repurchase the Mortgage Loan or to provide a substitute Mortgage Loan. See "Repurchase or Substitution" below.

           In the Agreement for each series, the Seller or another party described in the Agreement (the "Representing Party") will make certain representations and warranties with respect to the Mortgage Loans. Unless otherwise specified in the applicable Prospectus Supplement, the representations and warranties in each Agreement will generally include that (i) the information set forth in the Mortgage Loan Schedule is true and correct in all material respects at the date or dates with respect to which such information is furnished; (ii) each Mortgage constitutes a valid and enforceable first lien on the Mortgaged Property, including all improvements thereon (subject only to (A) the lien of current real property taxes and assessments, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally and specifically referred to in the Lender's Title Insurance Policy delivered to the originator of the Mortgage Loan and not adversely affecting the value of the Mortgaged Property and (C) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage); (iii) each Primary Mortgage Insurance Policy is in full force and effect, and each Mortgage Loan which has a Loan-to-Value Ratio greater than 80% is subject to a Primary Mortgage Insurance Policy; (iv) at the date of initial issuance of the Certificates, no Mortgage Loan was more than 30 days delinquent in payment, no Mortgage Loan had more than one delinquency during the preceding 12-month period and no such delinquency extended for more than 30 days; (v) at the time each Mortgage Loan was originated and, to the best knowledge of the Representing Party, at the date of initial issuance of the Certificates, there are no delinquent taxes, assessments or other outstanding charges affecting the Mortgaged Property; (vi) each Mortgage
Loan was originated in compliance with and complied at the time of origination in all material respects with applicable laws, including usury, equal credit opportunity and disclosure laws; (vii) each Mortgage Loan is covered by a lender's title insurance policy insuring the priority of the lien of the Mortgage in the original principal amount of such Mortgage Loan, and each such policy is in full force and effect; and (viii) immediately prior to the assignment to the Trust Fund the Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any lien, claim, charge, encumbrance or interest of any kind.

           Upon the discovery or notice of a breach of any of such representations or warranties which materially and adversely affects the interests of the Certificateholders in a Mortgage Loan, the Seller or the applicable party will cure the breach or repurchase such Mortgage Loan or will provide a substitute Mortgage Loan in the manner described under "Repurchase or Substitution" below. Unless otherwise indicated in the applicable Prospectus Supplement, this obligation to repurchase or substitute constitutes the sole remedy available to the Certificateholders or the Trustee for any such breach of representations and warranties.

           The Agreement for a Series of Certificates may provide that the Servicer may, at its sole option, purchase from the Trust Fund, at the price specified in the Agreement, any Mortgage Loan as to which the related Borrower has failed to make full payments as required under the related Note for three consecutive months.

Payments on Mortgage Loans; Certificate Account

           It is expected that the Agreement for each series of Certificates will provide that the Servicer will establish and maintain a special non-interest-bearing trust account or accounts (the "Certificate Account") in the name of the Trustee for the benefit of the Certificateholders. The amount at any time credited to the Certificate Account will be fully-insured to the maximum coverage possible or shall be invested in Permitted Investments, all as described in the applicable Prospectus Supplement. In addition, a Distribution Account may be established for the purpose of making distributions to Certificateholders if and as described in the applicable Prospectus Supplement.

           Unless otherwise specified in the applicable
Prospectus Supplement, the Servicer will deposit in the Certificate Account, as described more fully in the applicable Prospectus Supplement, amounts representing the following collections and payments (other than in respect of principal of or interest on the Mortgage Loans due on or before the Cut-Off Date and prepayments of principal received on or before the CutOff Date): (i) all installments of principal and interest on the applicable Mortgage Loans and any principal and/or interest required to be advanced by the Servicer that were due on the immediately preceding Due Date, net of servicing fees due the Servicer and other amounts, if any, specified in the applicable Prospectus Supplement; (ii) all amounts received in respect of such Mortgage Loans representing late payments of principal and interest to the extent such amounts were not previously advanced by the Servicer with respect to such Mortgage Loans, net of servicing fees due the Servicer; (iii) all principal prepayments (whether full or partial) on such Mortgage Loans received, together with interest calculated at the Mortgage Interest Rate (net of servicing fees due the Servicer) to the end of the calendar month during which such principal prepayment shall have been received by the Servicer, to the extent received from the mortgagor or advanced by the Servicer, as described under "Servicing of the Mortgage Loans--Advances" herein; and (iv) any amounts received by the Servicer as Insurance Proceeds (to the extent not applied to the repair or restoration of the Mortgaged Property) or Liquidation Proceeds.

Repurchase or Substitution

           The Trustee will review the documents delivered to it with respect to the assets of the applicable Trust Fund within 45 days after execution and delivery of the related Agreement. Unless otherwise specified in the Prospectus Supplement, if any document required to be delivered by the Seller is not delivered or is found to be defective in any material respect, then within 90 days after notice of such defect (or one and one


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





half years if the Trustee shall not have received a document by virtue of the fact that such document shall not have been returned by the appropriate recording office), the Seller will
(a) cure such defect, (b) remove the affected Mortgage Loan from the Trust Fund and substitute one or more other mortgage loans therefor or (c) repurchase the Mortgage Loan from the Trustee for a price equal to 100% of its Principal Balance plus interest thereon at the applicable Remittance Rate from the date on which interest was last paid to the first day of the month in which such purchase price is to be distributed to the related Certificateholders. Unless otherwise specified in the Prospectus Supplement, this repurchase and substitution obligation constitutes the sole remedy available to Certificateholders or the Trustee on behalf of Certificateholders against the Seller for a material defect in a document relating to a Mortgage Loan.

           Unless otherwise specified in the Prospectus
Supplement, the Seller will agree, within 90 days of the discovery by the Seller or receipt by the Seller of notice from the Trustee of any breach of any representation or warranty of the Seller set forth in the related Agreement with respect to the Mortgage Loans that materially and adversely affects the interests of the Certificateholders in a Mortgage Loan (a "Defective Mortgage Loan"), to either (a) cure such breach in all material respects, (b) repurchase such Defective Mortgage Loan at a price equal to 100% of its Principal Balance plus interest thereon at the applicable Remittance Rate from the date on which interest was last paid to the first day of the month in which such purchase price is to be distributed or (c) remove the affected Mortgage Loan from the Trust Fund and substitute one or more other mortgage loans or contracts therefor. Unless otherwise specified in the Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy available to Certificateholders or the Trustee on behalf of Certificateholders for any such breach.

           If so specified in the Prospectus Supplement for a series where the Seller has acquired the related Mortgage Loans, in lieu of agreeing to repurchase or substitute Mortgage Loans as described above, the Seller may obtain such an agreement from the entity which sold such mortgage loans, which agreement will be assigned to the Trustee for the benefit of the holders of the Certificates of such series. In such event, unless otherwise specified in the related Prospectus Supplement, the Seller will have no obligation to repurchase or substitute mortgage loans if such entity defaults in its obligation to do so.

           If a mortgage loan is substituted for another Mortgage Loan as described above, the new mortgage loan will have the following characteristics, or such other characteristics as may be specified in the Prospectus Supplement: (i) a Principal Balance (together with any other new mortgage loan so substituted), as of the first Distribution Date following the month of substitution, after deduction of all payments due in the month of substitution, not in excess of the Principal Balance of the removed Mortgage Loan as of such Distribution Date (the amount of any difference, plus one month's interest thereon at the applicable Remittance Rate, to be deposited in the Certificate Account on the business day prior to the applicable Distribution Date), (ii) a Mortgage Rate not less than, and not more than one percentage point greater than, that of the removed Mortgage Loan, (iii) a Remittance Rate equal to that of the removed Mortgage Loan, (iv) a remaining term to stated maturity not later than, and not more than one year less than, the remaining term to stated maturity of the removed Mortgage Loan,
(v) a Loan-to Value Ratio not greater than that of the removed Mortgage Loan, and (vi) in the reasonable determination of the Seller, be of the same type, quality and character as the removed Mortgage Loan (as if the defect or breach giving rise to the substitution had not occurred) and be, as of the substitution date, in compliance with the representations and warranties contained in the Agreement.

           If a REMIC election is to be made with respect to all or a portion of a Trust Fund, any such substitution will occur within two years after the initial issuance of the related Certificates. If no REMIC election is made, any substitution will be made within 90 days after the initial issuance of the related Certificates.



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





Certain Modifications and Refinancings

           The Agreement will permit the Servicer to modify any Mortgage Loan upon the request of the related Mortgagor, and will also permit the Servicer to solicit such requests by offering Mortgagors the opportunity to refinance their Mortgage Loans, provided in either case that the Servicer purchases such Mortgage Loan from the Trust Fund immediately following such modification. Any such modification may not be made unless the modification includes a change in the interest rate on the related Mortgage Loan to approximately a prevailing market rate. Any such purchase will be for a price equal to 100% of the Principal Balance of such Mortgage Loan, plus accrued and unpaid interest thereon to the date of purchase at the applicable Remittance Rate, net of any unreimbursed advances of principal and interest thereon made by the Servicer. Such purchases may occur when prevailing interest rates are below the interest rates on the Mortgage Loans and Mortgagors request (and/or the Servicer offers) modifications as an alternative to refinancings through other mortgage originators. If a REMIC election is made with respect to all or a portion of the related Trust Fund, the Servicer will indemnify the REMIC against liability for any prohibited transactions taxes and any related interest, additions or penalties imposed on the REMIC as a result of any such modification or purchase.

           The Agreement will provide that if the Servicer in its individual capacity agrees to refinance any Mortgage Loan as described above, such Mortgage Loan will be assigned to the Servicer by the Trustee upon certification that the Principal Balance of such Mortgage Loan and accrued and unpaid interest thereon at the Remittance Rate has been deposited in the Certificate Account.

Evidence as to Compliance

           The Agreement will provide that a firm of independent public accountants will furnish to the Trustee on or before March 31 of each year, beginning with March 31 in the year which begins not less than three months after the date of the initial issue of Certificates, a statement as to compliance by the Servicer with certain standards relating to the servicing of the Mortgage Loans.

           The Agreement will also provide for delivery to the Trustee on or before March 31 of each year, beginning with March 31 in the year which begins not less than three months after the date of the initial issue of the Certificates, a statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its obligations under the Agreement throughout the preceding year or, if there has been a default in the fulfillment of any such obligation, describing each such default.

List of Certificateholders

           Upon written request of any Certificateholder of record of a series of Certificates for purposes of communicating with other Certificateholders with respect to their rights under the Agreement for such series, the Trustee will furnish or cause to be furnished, within ten business days after the receipt of such request, to such Certificateholders a list of the names and addresses of the Certificateholders of that series as of the most recent Record Date.

            The Agreement will not provide for the holding of any annual or other meetings of Certificateholders.

The Trustee

           Any commercial bank or trust company serving as Trustee may have normal banking relationships with the Seller and the Servicer. In addition, the Seller and the Trustee acting jointly will have the power and the responsibility for appointing co-trustees or separate trustees of all or any part of the Trust Fund relating to a particular series of Certificates. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement shall be conferred or imposed upon the

Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

           The Trustee will make no representations as to the validity or sufficiency of the Agreement, the Certificates (other than the signature and countersignature of the Trustee on the Certificates) or of any Mortgage Loan, Non-Agency Certificate, Agency Certificate or related document, and will not be accountable for the use or application by the Seller or Servicer of any funds paid to the Seller or Servicer in respect of the Certificates or the related assets, or amounts deposited into the Certificate Account. If no Event of Default has occurred, the Trustee will be required to perform only those duties specifically required of it under the Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they conform to the requirements of the Agreement.

           The Trustee may resign at any time, and the Seller may remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement, if the Trustee becomes insolvent or in such other instances, if any, as are set forth in the Agreement. Following any resignation or removal of the Trustee, the Seller will be obligated to appoint a successor Trustee, any such successor to be approved by the Guarantor if so specified in the Prospectus Supplement in the event that the Guarantor has issued any Limited Guarantee with respect to the Certificates. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until acceptance of the appointment by the successor Trustee.

Reports to Certificateholders

           At least two Business Days before each Distribution Date, the Servicer will furnish to the Trustee certain information regarding the status of the Mortgage Loans and other matters. On the related Distribution Date, the Trustee will mail to Certificateholders a statement prepared by it and generally setting forth, to the extent applicable to any series, among other things:

           (i) The aggregate amount of the related distribution allocable to principal, separately identifying the amount allocable to each class;

          (ii) The amount of such distribution allocable to interest, separately identifying the amount allocable to each class;

         (iii) The amount of servicing compensation received by the Servicer in respect of the Mortgage Loans during the month preceding the month of the Distribution Date;

          (iv) The aggregate Certificate Principal Balance (or Notional Principal Balance) of each class of Certificates after giving effect to distributions and allocations, if any, of losses on the Mortgage Loans on such Distribution Date;

           (v) The aggregate Certificate Principal Balance of any class of Accrual Certificates after giving effect to any increase in such Certificate Principal Balance that results from the accrual of interest that is not yet distributable thereon;

          (vi) If applicable, the amount of the Servicer's remaining obligations with respect to the purchase of Liquidating Loans, after giving effect to any charges or adjustments thereto in respect of the Distribution Date, expressed as a percentage of the amount reported pursuant to clause (iv) and, if applicable, (v) above;

         (vii) If any class of Certificates has priority in the right to receive Principal Prepayments, the amount of Principal Prepayments in respect of the Mortgage Loans; and

        (viii) The aggregate Principal Balance of Mortgage Loans which were delinquent as to a total of one, two or three or more installments of principal and interest or were in foreclosure.

          (ix) The Trustee will also furnish annually customary information deemed necessary for
               Certificateholders to prepare their tax returns.

           The Servicer will provide Certificateholders which are federally insured savings and loan associations with certain reports and with access to information and documentation regarding the Mortgage Loans included in the Trust Fund sufficient to permit such associations to comply with applicable regulations of the Office of Thrift Supervision.

Events of Default

           Events of Default under the Agreement with respect to a series of Certificates will consist of: (i) any failure by the Servicer in the performance of any obligation under the Agreement which causes any payment required to be made under the terms of the Certificates or the Agreement not to be timely made, which failure continues unremedied for a period of five days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by Certificateholders representing not less than 25% of the Voting Rights of any class of Certificates to which a payment is not timely made;
(ii) any failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer in the Certificates or in the Agreement which failure continues unremedied for a period of 90 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by Certificateholders representing not less than 25% of the Voting Rights of all classes of Certificates affected by such failure; (iii) the entering against the Servicer of a decree or order of a court, agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, provided that any such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; (iv) the consent by the Servicer to the appointment of a conservator, receiver, liquidator or liquidating committee in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; (v) the admission by the Servicer in writing of its inability to pay its debts generally as they become due, the filing by the Servicer of a petition to take advantage of any applicable insolvency or reorganization statute, the making of an assignment for the benefit of its creditors or the voluntary suspension of the payment of its obligations; (vi) the Servicer ceases to be a FNMA or FHLMC approved servicer during any time that either FNMA or FHLMC continues to exist; and (vii) notice by the Servicer that it is unable to make an Advance required to be made pursuant to the Agreement or the failure of the Servicer to make any Advance required to be made pursuant to the Agreement which failure continues unremedied for a period of three days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by Certificateholders representing not less than 25% of the aggregate Voting Rights of all classes of the Certificates affected by such failure.

Rights Upon Event of Default

           As long as an Event of Default under the Agreement remains unremedied by the Servicer, the Trustee, or holders of Certificates evidencing interests aggregating not less than 25% of each affected class, may


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





terminate all of the rights and obligations of the Servicer under the Agreement, whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Agreement and will be entitled to similar compensation arrangements, provided that if the Trustee had no obligation under the Agreement to make advances of delinquent principal and interest on the Mortgage Loans upon the failure of the Servicer, to do so, if the Trustee had such obligation but is prohibited by law or regulation from making such advances, the Trustee will not be required to assume such obligation of the Servicer. The Servicer shall be entitled to payment of certain amounts payable to it under the Agreement, notwithstanding the termination of its activities as servicer. No such termination will affect in any manner the Guarantor's obligations under any Limited Guarantee, except that the obligation of the Servicer to make advances of delinquent payments of principal and interest (adjusted to the applicable Remittance Rate) and, if applicable, to purchase any Liquidating Loan will become the direct obligations of the Guarantor under the Advance Guarantee and the Liquidating Loan Guarantee, respectively, if applicable, until a new servicer is appointed. In the event that the Trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution with a net worth of at least $15,000,000 and, if the Guarantor has issued any Limited Guarantee with respect to the Certificates, approved by the Guarantor, to act as successor to the Company, as servicer, under such Agreement. In addition, if the Guarantor has issued any Limited Guarantee with respect to the related series of Certificates, the Guarantor will have the right to replace any successor servicer with an institution meeting the requirements described in the preceding sentence. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the Servicer under such Agreement.

           No holder of Certificates will have any right under the Agreement to institute any proceeding with respect to the Agreement, unless such holder previously has given to the Trustee written notice of default and unless the holders of Certificates of each affected class evidencing, in the aggregate, 25% or more of the interests in such class have made written request to the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days after receipt of such notice, request and offer of indemnity has neglected or refused to institute any such proceedings. However, the Trustee is under no obligation to exercise any of the trusts or powers vested in it by the Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

           The Agreement may be amended by the Seller, the Servicer and the Trustee, and if the Guarantor has issued any Limited Guarantee with respect to the Certificates, with the consent of the Guarantor, but without Certificateholder consent, to cure any ambiguity, to correct or supplement any provision therein which may be inconsistent with any other provision therein, to take any action necessary to maintain REMIC status of any Trust Fund as to which a REMIC election has been made, to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code or to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement; provided that such action will not, as evidenced by an opinion of counsel satisfactory to the Trustee, adversely affect in any material respect the interests of any Certificateholders of that series. The Agreement may also be amended by the Seller, the Servicer and the Trustee with the consent of holders of Certificates evidencing interests aggregating either not less than 66% of all interests in the related Trust Fund or not less than 66% of all interests of each class affected by such amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner the rights of Certificateholders of that series; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed in respect of any Certificate without the consent of the holder of such Certificate, (ii) adversely affect in any


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





material respect the interests of the holders of any class of Certificates in any manner other than as described in (i), without the consent of the holders of Certificates of such class evidencing at least 66% of the interests of such class or (iii) reduce the aforesaid percentage of Certificates, the holders of which are required to consent to any such amendment, without the consent of the holders of all Certificates of such affected class then outstanding.

Termination; Purchase of Mortgage Loans

           The obligations of the parties to the Agreement for each Series will terminate upon (i) the purchase of all the Mortgage Loans, as described in the applicable Prospectus Supplement, (ii) the later of (a) the distribution to Certificateholders of that series of final payment with respect to the last outstanding Mortgage Loan, or (b) the disposition of all property acquired upon foreclosure or deed-in-lieu of foreclosure with respect to the last outstanding Mortgage Loan and the remittance to the Certificateholders of all funds due under the Agreement; or (iii) mutual consent of the parties and all Certificateholders. In no event, however, will the trust created by an Agreement continue beyond the expiration of 21 years from the death of the survivor of the descendants living on the date of the Agreement of a specific person named in such Agreement. With respect to each series, the Trustee will give or cause to be given written notice of termination of the Agreement to each Certificateholder, and the final distribution under the Agreement will be made only upon surrender and cancellation of the related Certificates at an office or agency specified in the notice of termination.

           As described in the applicable Prospectus Supplement, the Agreement for each series may permit, but not require, the Seller, the Servicer or another party to purchase from the Trust Fund for such series all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans, at a price described in the Prospectus Supplement, subject to the condition that the aggregate outstanding principal balance of the Mortgage Loans for such series at the time of purchase shall be less than a percentage of the aggregate principal balance at the Cut-Off Date specified in the Prospectus Supplement. The exercise of such right will result in the early retirement of the Certificates of that series.

            CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

           The following discussion contains summaries of certain legal aspects of mortgage loans and manufactured housing contracts which are general in nature. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

General

           The Mortgages will be either deeds of trust or mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage. It is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of filing with a state or county office. There are two parties to a mortgage: the mortgagor, who is the borrower and homeowner or the land trustee or the trustee of an inter vivos revocable trust (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/homeowner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. In the case of an inter vivos revocable trust, there are three parties because title to the property is held by the trustee under the trust instrument of which the home occupant is the primary beneficiary; at origination of a mortgage loan, the primary beneficiary and the trustee execute a mortgage note and the trustee executes a mortgage or deed of trust, with the primary beneficiary agreeing to be bound by its terms. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-homeowner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by law, the express provisions of the deed of trust or mortgage and, in some cases, the directions of the beneficiary.

Foreclosure

           Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lien holders. The borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

           Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties defendant. Judicial foreclosure proceedings are often not protested by any of the parties defendant. However, when the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of judicial foreclosure, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.

           A sale conducted in accordance with the terms of the power of sale contained in a mortgage or deed of trust is generally presumed to be conducted regularly and fairly, and a conveyance of the real property by the referee confers absolute legal title to the real property to the purchaser, free of all junior mortgages and free of all other liens and claims subordinate to the mortgage or deed of trust under which the sale is made (with the exception of certain governmental liens and any redemption rights that may be granted to borrowers pursuant to applicable state law). The purchaser's title is, however, subject to all senior liens, encumbrances and mortgages. Thus, if the mortgage or deed of trust being foreclosed is a junior mortgage or deed of trust, the referee or trustee will convey title to the property to the purchaser, subject to the underlying first mortgage or deed of trust and any other prior liens and claims. A foreclosure under a junior mortgage or deed of trust generally will have no effect on any senior mortgage or deed of trust, with the possible exception of triggering the right of a senior mortgagee or beneficiary to accelerate its indebtedness under a "due-on-sale" clause or "due on further encumbrance" clause contained in the senior mortgage.

           In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust, accrued and unpaid interest and expenses of foreclosure. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

           Some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

Right of Redemption

           In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

Anti-Deficiency Legislation and Other Limitations on Lenders

           Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

           In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

           Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan.

           The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of the mortgage. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, their related regulations and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

Enforceability of Certain Provisions

           Unless the Prospectus Supplement indicates otherwise, all of the Mortgage Loans will contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of a loan if the borrower sells, transfers, or conveys the property. The enforceability of these clauses was the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act") preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

           Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the Office of Thrift Supervision (the "OTS"), as successor to the Federal Home Loan Bank Board, which preempt state law restrictions on the enforcement of due-on-sale clauses.

           The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act (including federal savings and loan associations and federal savings banks) may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act by the Federal Home Loan Bank Board as succeeded by the OTS also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. If interest rates were to rise above the interest rates on the Mortgage Loans, then any inability of the Servicer to enforce due-on-sale clauses may result in the Trust Fund including a greater number of loans bearing below-market interest rates than would otherwise be the case, since a transferee of the property underlying a Mortgage Loan would have a greater incentive in such circumstances to assume the transferor's Mortgage Loan. Any inability of the Servicer to enforce due-on-sale clauses may affect the average life of the Mortgage Loans and the number of Mortgage Loans that may be outstanding until maturity.

           Upon foreclosure, courts have imposed general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents.

Examples of judicial remedies that have been fashioned include requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property.

Applicability of Usury Laws

           Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

           Under the Agreement for each series of Certificates, the Seller will represent and warrant to the Trustee that the Mortgage Loans have been originated in compliance in all material respects with applicable state laws, including usury laws.

Soldiers' and Sailors' Civil Relief Act

           Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's Mortgage Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans. In addition, the Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

           Under the applicable Agreement, the Servicer will not be required to make deposits to the Certificate Account for a series of Certificates in respect of any Mortgage Loan as to which the Relief Act has limited the amount of interest the related borrower is required to pay each month, and Certificateholders will bear such loss.

Environmental Considerations

           Under the federal Comprehensive Environmental Response Compensation and Liability Act, as amended, and under state law in certain states, a secured party which takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale or operates a mortgaged property may become liable in certain circumstances for the costs of remedial action ("Cleanup Costs") if hazardous wastes or hazardous substances have been released or disposed of on the property. Such Cleanup Costs may be substantial. It is possible that such Cleanup Costs could reduce the amounts otherwise distributable to the Certificateholders if the related Trust Fund were deemed to be liable for such Cleanup
Costs and if such Cleanup Costs were incurred. Moreover, under federal law and the law of certain states, a lien may be imposed for any Cleanup Costs incurred by federal or state authorities on the property that is the subject of such Cleanup Costs. All subsequent liens on such property are subordinated to such lien and, in several states, even prior recorded liens, including those of existing mortgages, are subordinated to such liens (a "Superlien"). In the latter states, the security interest of the Trustee in a property that is subject to such a Superlien could be adversely affected.

           Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed in lieu of foreclosure. Neither the Seller nor the Servicer will make any representation or warranty or assume any liability with respect to the absence or effect of hazardous wastes or hazardous substances on any Mortgaged Property or any casualty resulting from the presence or effect of hazardous wastes or hazardous substances.

Truth in Lending Act

           On March 21, 1994, the United States Court of Appeals for the 11th Circuit ruled in the case of Rodash v. AIB Mortgage Co. that the federal Truth in Lending Act requires mortgage lenders to disclose to borrowers the collection of certain intangible taxes and courier fees as prepaid finance charges. Since the Rodash decision, class action lawsuits have been brought against numerous mortgage lending institutions alleging certain violations of the Truth in Lending Act concerning the improper disclosure of various fees.

           For Truth in Lending violations, one of the remedies available to the borrowers under certain affected non-purchase money mortgage loans is rescission, which would require the borrowers to pay the principal balance of the mortgage loans, less a credit for interest paid, closing costs and prepaid finance charges.

           Unless otherwise specified in the Prospectus
Supplement, the Seller or another Representing Party will represent in the Agreement that all applicable laws, including the Truth in Lending Act, were complied with in connection with origination of the Mortgage Loans. In the event that such representation is breached in respect of any Mortgage Loan in a manner that materially and adversely affects Certificateholders, the Seller or such Representing Party will be obligated to repurchase the affected Mortgage Loan at a price equal to the unpaid principal balance thereof plus accrued interest as provided in the Agreement or to substitute a new mortgage loan in place of the affected Mortgage Loan.

                     LEGAL INVESTMENT MATTERS

           Unless otherwise specified in the Prospectus
Supplement, all of the classes of a series of Certificates offered thereby will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations, and, as such, are legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut-off for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities," in most cases by requiring the affected investors to rely solely upon existing state law and not

SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in the Certificates only to the extent provided in such legislation.

           SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage related securities without limitation as to the percentage of their assets represented thereby; federal credit unions may invest in mortgage related securities; and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review National Credit Union Administration (the "NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions
No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, effective December 2, 1991, which prohibit federal credit unions from investing in certain mortgage related securities, possibly including certain series or classes of Certificates, except under limited circumstances.

           If specified in the Prospectus Supplement, one or more classes of a series of Certificates will not constitute "mortgage related securities" for purposes of SMMEA. In such event, persons whose investments are subject to state or federal regulation may not be legally authorized to invest in such classes of Certificates.

           All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992 (the "Policy Statement") of the Federal Financial Institutions Examination Council. The Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the Comptroller of the Currency and the OTS, effective February 10, 1992, and by the NCUA (with certain modifications) effective June 26, 1992, prohibits depository institutions from investing in certain "high-risk mortgage securities" (including securities such as certain series and classes of the Certificates), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions.

           Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing Certificates, as certain series or classes thereof may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines, in certain instances irrespective of SMMEA.

           The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investments in securities which are not "interest-bearing" or "income-paying," and, with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

           Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

                       ERISA CONSIDERATIONS

           The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Internal Revenue Code of 1986
(the "Code") impose requirements on employee benefit plans
(and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) subject to ERISA or the Code (collectively, "Plans") and on persons who are fiduciaries with respect to such Plans. Among other things, ERISA requires that the assets of a Plan subject to ERISA be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plan. ERISA also imposes certain duties on persons who are fiduciaries with respect to a Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan generally is considered to be a fiduciary of such Plan. In addition to the imposition by ERISA of general fiduciary standards of investment prudence and diversification, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan assets and persons ("Parties in Interest") having certain specified relationships to a Plan and impose additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan.

           The United States Department of Labor (the "DOL") has issued regulations concerning the definition of what constitutes the assets of a Plan (DOL Reg. Section 2510.3-101). Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA and
Section 4975 of the Code to be assets of the investing Plan in certain circumstances. In such a case, the fiduciary making such an investment for the Plan could be deemed to have delegated his or her asset management responsibility, the underlying assets and properties could be subject to ERISA's reporting and disclosure requirements, and transactions involving the underlying assets and properties could be subject to the fiduciary responsibility requirements of ERISA and Section 4975 of the Code. Certain exceptions to the regulation may apply in the case of a Plan's investment in the Certificates, but it cannot be predicted in advance whether such exceptions will apply due to the factual nature of the conditions to be met. Accordingly, because the Mortgage Loans may be deemed Plan assets of each Plan that purchases Certificates, an investment in the Certificates by a Plan might give rise to a prohibited transaction under ERISA Sections 406 or 407 and be subject to an excise tax under Code
Section 4975 unless a statutory or administrative exemption applies.

           DOL Prohibited Transaction Class Exemption 83-1 ("PTE 83-1") exempts from the prohibited transaction rules of ERISA and
Section 4975 of the Code certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of such certificates. PTE 83-1 permits, subject to certain conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans involving the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by Plans.

           PTE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan; (ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and (iii) a limitation on the amount of the payments retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the mortgage pool.

           Although the Trustee for any series of Certificates will be unaffiliated with the Servicer, there can be no assurance that the system of insurance or subordination will meet the general or specific conditions referred to above. In addition, the nature of a Trust Fund's assets or the characteristics of one or more classes of the related series of Certificates may not be included within the scope of PTE 83-1 or any other class exemption under ERISA. The Prospectus Supplement will provide additional information with respect to the application of ERISA and the Code to the related Certificates.

           Several underwriters of mortgage-backed securities have applied for and obtained individual prohibited transaction exemptions which are in some respects broader than PTE 83-1. Such exemptions only apply to mortgage-backed securities which, in addition to satisfying other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If such an exemption might be applicable to a series of Certificates, the related Prospectus Supplement will refer to such possibility.

           Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Certificates must make its own determination as to whether the general and the specific conditions of PTE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions. Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

           Unless otherwise specified in the Prospectus
Supplement, the Agreement will provide that the Residual
Certificates of any series of Certificates with respect to which a REMIC election has been made may not be acquired by a Plan.

           Any Plan proposing to invest in Certificates should consult with its counsel to confirm that such investment will not result in a prohibited transaction and will satisfy the other requirements of ERISA and the Code.

              CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

           The following generally describes the anticipated material federal income tax consequences of purchasing, owning and disposing of Certificates. It does not address special rules which may apply to particular types of investors. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. Investors should consult their own tax advisors regarding the Certificates.

           For purposes of this discussion, unless otherwise specified, the term "Owner" will refer to the beneficial owner of a Certificate.

REMIC Elections

           Under the Internal Revenue Code of 1986 (the "Code"), an election may be made to treat the Trust Fund related to each Series of Certificates (or segregated pools of assets within the Trust Fund) as a "real estate mortgage investment conduit" ("REMIC") within the meaning of Section 860D(a) of the Code. If one or more REMIC elections are made, the Certificates of any class will be either "regular interests" in a REMIC within the meaning of Section 860G(a)(1) of the Code ("Regular Certificates") or "residual interests" in a REMIC within the meaning of Section 860G(a)(2) of the Code ("Residual Certificates"). The Prospectus Supplement for each Series of Certificates will indicate whether an election will be made to treat the Trust Fund as one or more REMICs, and if so, which Certificates will be Regular Certificates and which will be Residual Certificates.

           If a REMIC election is made, the Trust Fund, or each portion thereof that is treated as a separate REMIC, will be referred to as a "REMIC Pool". If the Trust Fund is comprised of two REMIC Pools, one will be an "Upper-Tier REMIC" and one a "Lower-Tier REMIC". The assets of the Lower-Tier REMIC will consist of the Mortgage Loans and related Trust Fund assets. The assets of the Upper-Tier REMIC will consist of all of the regular interests issued by the Lower-Tier REMIC.

           The discussion below under the heading "REMIC
Certificates" considers Series for which a REMIC election will be made. Series for which no such election will be made are addressed under "Non-REMIC Certificates".

REMIC Certificates

           The discussion in this section applies only to a Series of Certificates for which a REMIC election is made.

Tax Opinion.

           Qualification as a REMIC requires ongoing compliance with certain conditions. Upon the issuance of each Series of Certificates for which a REMIC election is made, Cleary, Gottlieb, Steen & Hamilton, counsel to the Seller, will deliver its opinion generally to the effect that, with respect to each such Series of Certificates, under then existing law and assuming compliance by the Seller, the Servicer and the Trustee for such Series with all of the provisions of the related Agreement (and such other agreements and representations as may be referred to in such opinion), each REMIC Pool will be a REMIC, and the Certificates of such Series will be treated as either Regular Certificates or Residual Certificates.

Status of Certificates.

           The Certificates will be:

           o   assets described in Code Section 7701(a)(19)(C); and

           o   "real estate assets" under Code Section 856(c)(5)(A),

           to the extent the assets of the related REMIC Pool are so treated. Interest on the Regular Certificates will be "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that the income of the REMIC Pool is so treated. If at all times 95% or more of the assets or income of the REMIC Pool qualifies under the foregoing Code sections, the Certificates (and income thereon) will so qualify in their entirety.

           In the event the assets of the related REMIC Pool include buy-down Mortgage Loans, it is unclear whether the related buy-down funds would qualify under the foregoing Code sections.

           The rules described in the two preceding paragraphs will be applied to a Trust Fund consisting of two REMIC Pools as if the Trust Fund were a single REMIC holding the assets of the Lower-Tier REMIC.

Income from Regular Certificates.

           General. Except as otherwise provided in this tax discussion, Regular Certificates will be taxed as newly originated debt instruments for federal income tax purposes. Interest, original issue discount and market discount accrued on a Regular Certificate will be ordinary income to the Owner. All Owners must account for interest income under the accrual method of accounting, which may result in the inclusion of amounts in income that are not currently distributed in cash.

           On January 27, 1994 the Internal Revenue Service adopted regulations applying the original issue discount rules of the Code (the "OID Regulations"). Except as otherwise noted, the discussion below is based on the OID Regulations.

           Original Issue Discount. Certain Regular Certificates may have "original issue discount." An Owner must include original issue discount in income as it accrues, without regard to the timing of payments.

           The total amount of original issue discount on a Regular Certificate is the excess of its "stated redemption price at maturity" over its "issue price." The issue price for any Regular Certificate is the price (including any accrued interest) at which a substantial portion of the class of Certificates including such Regular Certificate are first sold to the public. In general, the stated redemption price at maturity is the sum of all payments made on the Regular Certificate, other than payments of interest that (i) are actually payable at least annually over the entire life of the Certificates and (ii) are based on a single fixed rate or variable rate (or certain combinations of fixed and variable rates). The stated redemption price at maturity of a Regular Certificate always includes its original principal amount, but generally does not include distributions of stated interest, except in the case of Accrual Certificates, and, as discussed below, Interest Only Certificates. An "Interest Only Certificate" is a Certificate entitled to receive distributions of some or all of the interest on the Mortgage Loans or other assets in a REMIC Pool and that has either a notional or nominal principal amount. Special rules for Regular Certificates that provide for interest based on a variable rate are discussed below in "Income from Regular Certificates -- Variable Rate Regular Certificates".

           With respect to an Interest Only Certificate, the stated redemption price at maturity is likely to be the sum of all payments thereon, determined in accordance with the Prepayment Assumption (as defined below). In that event, Interest Only Certificates would always have original issue discount. Alternatively, in the case of an Interest Only Certificate with some principal amount, the stated redemption price at maturity might be determined under the general rules described in the preceding paragraph. If, applying those rules, the stated redemption price at maturity were considered to equal the principal amount of such Certificate, then the rules described below under "Premium" would apply. The Prepayment Assumption is the assumed rate of prepayment of the Mortgage Loans used in pricing the Regular Certificates. The Prepayment Assumption will be set forth in the related Supplement.

           Under a de minimis rule, original issue discount on a Regular Certificate will be considered zero if it is less than 0.25% of the Certificate's stated redemption price at maturity multiplied by the Certificate's weighted average maturity. The weighted average maturity of a Regular Certificate is computed based on the number of full years (i.e., rounding down partial years) each distribution of principal (or other amount included in the stated redemption price at maturity) is scheduled to be outstanding. The schedule of such distributions likely should be determined in accordance with the Prepayment Assumption.

           The Owner of a Regular Certificate generally must include in income the original issue discount that accrues for each day on which the Owner holds such Certificate, including the date of purchase, but excluding the date of disposition. The original issue discount accruing in any period equals:

           PV End + Dist - PV Beg

Where:

PV End = present value of all remaining distributions to be made as of the end of the period;

Dist = distributions made during the period includible in the stated redemption price at maturity; and

PV Beg = present value of all remaining distributions as of the beginning of the period.

           The present value of the remaining distributions is calculated based on (i) the original yield to maturity of the Regular Certificate, (ii) events (including actual prepayments) that have occurred prior to the end of the period and (iii) the Prepayment Assumption. For these purposes, the original yield to maturity of a Regular Certificate will be calculated based on its issue price, assuming that the Certificate will be prepaid in all periods in accordance with the Prepayment Assumption, and with compounding at the end of each accrual period used in the formula.

           Assuming the Regular Certificates have monthly Distribution Dates, discount would be computed under the formula generally for the one-month periods (or shorter initial period) ending on each Distribution Date. The original issue discount accruing during any accrual period is divided by the number of days in the period to determine the daily portion of original issue discount for each day.

           The daily portions of original issue discount generally will increase if prepayments on the underlying Mortgage Loans exceed the Prepayment Assumption and decrease if prepayments are slower than the Prepayment Assumption (changes in the rate of prepayments having the opposite effect in the case of an Interest Only Certificate). If the relative principal payment priorities of the classes of Regular Certificates of a Series change, any increase or decrease in the present value of the remaining payments to be made on any such class will affect the computation of original issue discount for the period in which the change in payment priority occurs.

           If original issue discount computed as described above is negative for any period, the Owner generally will not be allowed a current deduction for the negative amount but instead will be entitled to offset such amount only against future positive original issue discount from such Certificate. However, while not free from doubt, such an Owner may be entitled to deduct "negative original issue discount" to the extent the Owner's adjusted basis (as defined in "Sale or Exchange of Certificates" below) in the Certificate remaining after such deduction is not less than the principal amount of the Certificate.

           Acquisition Premium. If an Owner of a Regular Certificate acquires such Certificate at a price greater than its "adjusted issue price," but less than its remaining stated redemption price at maturity, the daily portion for any day (as computed above) is reduced by an amount equal to the product of
(i) such daily portion and (ii) a fraction, the numerator of which is the amount by which the price exceeds the adjusted issue price and the denominator of which is the sum of the daily portions for such Regular Certificate for all days on and after the date of purchase. The adjusted issue price of a Regular Certificate on any given day is its issue price, increased by all original issue discount that has accrued on such Certificate and reduced by the amount of all previous distributions on such Certificate of amounts included in its stated redemption price at maturity.

           Market Discount. A Regular Certificate may have market discount (as defined in the Code). Market discount equals the excess of the adjusted issue price of a Certificate over the Owner's adjusted basis in the Certificate. The Owner of a Certificate with market discount must report ordinary interest income, as the Owner receives distributions on the Certificate of principal or other amounts included in its stated redemption price at maturity, equal to the lesser of (a) the excess of the amount of those distributions over the amount, if any, of accrued original issue discount on the Certificate or (b) the portion of the market discount that has accrued and not previously been included in income. Also, such Owner must treat gain from the disposition of the Certificate as ordinary income to the extent of any accrued, but unrecognized, market discount. Alternatively, an Owner may elect in any taxable year to include market discount in income currently as it accrues on all market discount instruments acquired by the Owner in that year or thereafter. An Owner may revoke such an election only with the consent of the Internal Revenue Service.

           In general terms, market discount on a Regular Certificate may be treated, at the Owner's election, as accruing either (a) on the basis of a constant yield (similar to the method described above for accruing original issue discount) or (b) alternatively, either (i) in the case of a Regular Certificate issued without original issue discount, in the ratio of stated interest distributable in the relevant period to the total stated interest remaining to be distributed from the beginning of such period (computed taking into account the Prepayment Assumption) or (ii) in the case of a Regular Certificate issued with original issue discount, in the ratio of the amount of original issue discount accruing in the relevant period to the total remaining original issue discount at the beginning of such period. An election to accrue market discount on a Regular Certificate on a constant yield basis is irrevocable with respect to that Certificate.

           An Owner may be required to defer a portion of the deduction for interest expense on any indebtedness that the Owner incurs or maintains in order to purchase or carry a Regular Certificate that has market discount. The deferred amount would not exceed the market discount that has accrued but not been taken into income. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized.

           Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is de minimis under a rule similar to that described above in the fourth paragraph under "Original Issue Discount". Owners should consult their own tax advisors regarding the application of the market discount rules as well as the advisability of making any election with respect to market discount.

           Discount on a Regular Certificate that is neither original issue discount nor market discount, as defined above, must be allocated ratably among the principal payments on the Certificate and included in income (as gain from the sale or exchange of the Certificate) as the related principal payments are made (whether as scheduled payments or prepayments).

           Premium. A Regular Certificate, other than an Accrual Certificate or, as discussed above under "Original Issue Discount", an Interest Only Certificate, purchased at a cost (net of accrued interest) greater than its principal amount generally is considered to be purchased at a premium. The Owner may elect under Code Section 171 to amortize such premium under the constant yield method, using the Prepayment Assumption. To the extent the amortized premium is allocable to interest income from the Regular Certificate, it is treated as an offset to such interest rather than as a separate deduction. An election made by an Owner would generally apply to all its debt instruments and may not be revoked without the consent of the Internal Revenue Service.

           Special Election to Apply OID Rules. In lieu of the rules described above with respect to de minimis discount, acquisition premium, market discount and premium, an Owner of a Regular Certificate may elect to accrue such discount, or adjust for such premium, by applying the principles of the OID rules described above. An election made by a taxpayer with respect to one obligation can affect other obligations it holds. Owners should consult with their tax advisors regarding the merits of making this election.

           Retail Regular Certificates. For purposes of the original issue and market discount rules, a repayment in full of a Retail Certificate that is subject to payment in units or other increments, rather than on a pro rata basis with other Retail Certificates, will be treated in the same manner as any other prepayment.

           Variable Rate Regular Certificates. The Regular Certificates may provide for interest that varies based on an interest rate index. The OID Regulations provide special rules for calculating income from certain "variable rate debt instruments" or "VRDIs." A debt instrument must meet certain technical requirements to qualify as a VRDI, which are outlined in the next paragraph. Under the regulations, income on a VRDI is calculated by (1) creating a hypothetical debt instrument that pays fixed interest at rates equivalent to the variable interest,
(2) applying the original issue discount rules of the Code to that fixed rate instrument, and

(3) adjusting the income accruing in any accrual period by the difference between the assumed fixed interest amount and the actual amount for the period. In general, where a variable rate on a debt instrument is based on an interest rate index (such as LIBOR), a fixed rate equivalent to a variable rate is determined based on the value of the index as of the issue date of the debt instrument. In cases where rates are reset at different intervals over the life of a VRDI, adjustments are made to ensure that the equivalent fixed rate for each accrual period is based on the same reset interval.

           A debt instrument must meet a number of requirements in order to qualify as a VRDI. A VRDI cannot be issued at a premium above its principal amount that exceeds a specified percentage of its principal amount (15%, or if less 1.5% times its weighted average life). As a result, Interest Only Certificates will never be VRDIs. Also, a debt instrument that pays interest based on a multiple of an interest rate index is not a VRDI if the multiple is less than or equal to 0.65 or greater than 1.35, unless, in general, interest is paid based on a single formula that lasts over the life of the instrument. A debt instrument is not a VRDI if it is subject to caps and floors, unless they remain the same over the life of the instrument or are not expected to change significantly the yield on the instrument. Variable rate Regular Certificates other than Interest Only Certificates may or may not qualify as VRDIs depending on their terms.

           In a case where a variable rate Regular Certificate does not qualify as a VRDI, it will be treated under the OID Regulations as a contingent payment debt instrument. The Internal Revenue Service has issued final regulations addressing contingent payment debt instruments, but such regulations are not applicable by their terms to REMIC regular interests. Until further guidance is forthcoming, one method of calculating income on such a Regular Certificate that appears to be reasonable would be to apply the principles governing VRDIs outlined above.

           Subordinated Certificates. Certain Series of
Certificates may contain one or more classes of subordinated Certificates. In the event there are defaults or delinquencies on the related Mortgage Loans, amounts that otherwise would be distributed on a class of subordinated Certificates may instead be distributed on other more senior classes of Certificates. Since Owners of Regular Certificates are required to report income under an accrual method, Owners of subordinated Certificates will be required to report income without giving effect to delays and reductions in distributions on such Certificates attributable to defaults or delinquencies on the Mortgage Loans, except to the extent that it can be established that amounts are uncollectible. As a result, the amount of income reported by an Owner of a subordinated Certificate in any period could significantly exceed the amount of cash distributed to such Owner in that period. The Owner will eventually be allowed a loss (or be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the subordinated Certificate is reduced as a result of defaults and delinquencies on the Mortgage Loans. Such a loss could in some circumstances be a capital loss. Also, the timing and amount of such losses or reductions in income are uncertain. Owners of subordinated Certificates should consult their tax advisors on these points.

Income from Residual Certificates.

           Taxation of REMIC Income. Generally, Owners of Residual Certificates in a REMIC Pool ("Residual Owners") must report ordinary income or loss equal to their pro rata shares (based on the portion of all Residual Certificates they own) of the taxable income or net loss of the REMIC. Such income must be reported regardless of the timing or amounts of distributions on the Residual Certificates.

           The taxable income of a REMIC Pool is generally determined under the accrual method of accounting in the same manner as the taxable income of an individual taxpayer. Taxable income is generally gross income, including interest and original issue discount income, if any, on the assets of the REMIC Pool and income from the amortization of any premium on Regular Certificates, minus deductions. Market discount (as defined in the Code) with respect to Mortgage Loans held by a REMIC Pool is recognized in the same fashion as if it were original issue discount. Deductions include interest and original issue discount expense on the Regular

Certificates, reasonable servicing fees attributable to the REMIC Pool, other administrative expenses and amortization of any premium on assets of the REMIC Pool. As previously discussed, the timing of recognition of "negative original issue discount," if any, on a Regular Certificate is uncertain; as a result, the timing of recognition of the corresponding income to the REMIC Pool is also uncertain.

           If the Trust Fund consists of an Upper-Tier REMIC and a Lower-Tier REMIC, the OID Regulations provide that the regular interests issued by the Lower-Tier REMIC to the Upper- Tier REMIC will be treated as a single debt instrument for purposes of the original issue discount provisions. A determination that these regular interests are not treated as a single debt instrument would have a material adverse effect on the Owners of Residual Certificates issued by the Lower-Tier REMIC.

           A Residual Owner may not amortize the cost of its Residual Certificate. Taxable income of the REMIC Pool, however, will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's initial basis in its assets, and such basis will include the issue price of the Residual Certificates (assuming the issue price is positive). Such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificate over its life. The period of time over which such issue price is effectively amortized, however, may be longer than the economic life of the Residual Certificate. The issue price of a Residual Certificate is the price at which a substantial portion of the class of Certificates including the Residual Certificate are first sold to the public (or if the Residual Certificate is not publicly offered, the price paid by the first buyer).

           A subsequent Residual Owner must report the same amounts of taxable income or net loss attributable to the REMIC
Pool as an original Owner. No adjustments are made to reflect the purchase price.

           Losses. A Residual Owner that is allocated a net loss of the REMIC Pool may not deduct such loss currently to the extent it exceeds the Owner's adjusted basis (as defined in "Sale or Exchange of Certificates" below) in its Residual Certificate. A Residual Owner that is a U.S. person (as defined below in "Taxation of Certain Foreign Investors"), however, may carry over any disallowed loss to offset any taxable income generated by the same REMIC Pool.

           Excess Inclusions. A portion of the taxable income allocated to a Residual Certificate is subject to special tax rules. That portion, referred to as an "excess inclusion," is calculated for each calendar quarter and equals the excess of such taxable income for the quarter over the daily accruals for the quarter. The daily accruals equal the product of (i) 120% of the federal long-term rate under Code Section 1274(d) for the month which includes the Closing Date (determined on the basis of quarterly compounding and properly adjusted for the length of the quarter) and (ii) the adjusted issue price of the Certificate at the beginning of such quarter. The adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Certificate, plus the amount of daily accruals on the Certificate for all prior quarters, decreased (but not below zero) by any prior distributions on the Certificate. If the aggregate value of the Residual Certificates is not considered to be "significant," then to the extent provided in Treasury regulations, a Residual Owner's entire share of REMIC taxable income will be treated as an excess inclusion. The regulations that have been adopted under Code Sections 860A through 86OG (the "REMIC Regulations") do not contain such a rule.

           Excess inclusions generally may not be offset by unrelated losses or loss carryforwards or carrybacks of a Residual Owner. In addition, for all taxable years beginning after August 20, 1996, and unless a Residual Owner elects otherwise for all other taxable years, the alternate minimum taxable income of a Residual Owner for a taxable year may not be less than the Residual Owner's excess inclusions for the taxable year and excess inclusions are disregarded when calculating a Residual Owner's alternate minimum tax operating loss deduction.

           Excess inclusions are treated as unrelated business taxable income for an organization subject to the tax on unrelated business income. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, regulated investment company or certain other pass-through entities are Residual Owners, a portion of the distributions made by such entities may be treated as excess inclusions.

           Distributions. Distributions on a Residual Certificate (whether at their scheduled times or as a result of prepayments) generally will not result in any taxable income or loss to the Residual Owner. If the amount of any distribution exceeds a Residual Owner's adjusted basis in its Residual Certificate, however, the Residual Owner will recognize gain (treated as gain from the sale or exchange of its Residual Certificate) to the extent of such excess. See "Sale or Exchange of Certificates" below.

           Prohibited Transactions; Special Taxes. Net income recognized by a REMIC Pool from "prohibited transactions" is subject to a 100% tax and is disregarded in calculating the REMIC Pool's taxable income. In addition, a REMIC Pool is subject to federal income tax at the highest corporate rate on "net income from foreclosure property" (which has a technical definition). A 100% tax also applies to certain contributions to a REMIC Pool made after it is formed. It is not anticipated that any REMIC Pool will (i) engage in prohibited transactions in which it recognizes a significant amount of net income, (ii) receive contributions of property that are subject to tax, or (iii) derive a significant amount of net income from foreclosure property that is subject to tax.

           Negative Value Residual Certificates. The federal income tax treatment of any consideration paid to a transferee on a transfer of a Residual Certificate is unclear. Such a transferee should consult its tax advisor. The preamble to the REMIC Regulations indicates that the Internal Revenue Service may issue future guidance on the tax treatment of such payments.

           In addition, on December 23, 1996, the Internal Revenue Service released final regulations under Code Section 475 relating to the requirement that a dealer mark certain securities to market. These regulations provide that a REMIC residual interest that is acquired on or after January 4, 1995 is not a "security" for the purposes of Section 475 of the Code, and thus is not subject to the mark to market rules.

           The method of taxation of Residual Certificates described in this section can produce a significantly less favorable after-tax return for a Residual Certificate than would be the case if the Certificate were taxable as a debt instrument. Also, a Residual Owner's return may be adversely affected by the excess inclusions rules described above. In certain periods, taxable income and the resulting tax liability for a Residual Owner may exceed any distributions it receives. In addition, a substantial tax may be imposed on certain transferors of a Residual Certificate and certain Residual Owners that are "pass-thru" entities. See "Transfers of Residual Certificates" below. Investors should consult their tax advisors before purchasing a Residual Certificate.

Sale or Exchange of Certificates.

           An Owner generally will recognize gain or loss upon sale or exchange of a Regular or Residual Certificate equal to the difference between the amount realized and the Owner's adjusted basis in the Certificate. The adjusted basis in a Certificate generally will equal the cost of the Certificate, increased by income previously recognized, and reduced
(but not below zero) by previous distributions, and by any amortized premium in the case of a Regular Certificate, or net losses allowed as a deduction in the case of a Residual Certificate.

           Except as described below, any gain or loss on the sale or exchange of a Certificate held as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Certificate has been held for more than one year. Such gain or loss will be ordinary income or loss (i) for a bank or thrift institution, and (ii) in the case of a Regular Certificate, (a) to the extent of any accrued, but unrecognized, market discount, or (b) to the extent income recognized by the Owner is less than the income that would have been recognized if the yield on such Certificate were 110% of the applicable federal rate under Code
Section 1274(d).

           A Residual Owner should be allowed a loss upon termination of the REMIC Pool equal to the amount of the Owner's remaining adjusted basis in its Residual Certificates. Whether the termination will be treated as a sale or exchange (resulting in a capital loss) is unclear.

           Except as provided in Treasury regulations, the wash sale rules of Code Section 1091 will apply to dispositions of a Residual Certificate where the seller of the interest, during the period beginning six months before the sale or disposition of the interest and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any REMIC residual interest, or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a residual interest.

Taxation of Certain Foreign Investors.

           Regular Certificates. A Regular Certificate held by an Owner that is a non-U.S. person (as defined below), and that has no connection with the United States other than owning the Certificate, will not be subject to U.S. withholding or income tax with respect to the Certificate provided such Owner (i) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C), and (ii) provides an appropriate statement, signed under penalties of perjury, identifying the Owner and stating, among other things, that the Owner is a non-U.S. person. If these conditions are not met, a 30% withholding tax will apply to interest (including original issue discount) unless an income tax treaty reduces or eliminates such tax or unless the interest is effectively connected with the conduct of a trade or business within the United States by such Owner. In the latter case, such Owner will be subject to United States federal income tax with respect to all income from the Certificate at regular rates then applicable to U.S. taxpayers (and in the case of a corporation, possibly also the branch profits tax).

           The term "non-U.S. person" means any person other than a U.S. person. A U.S. person is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, any trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust, or an estate that is subject to U.S. federal income tax regardless of the source of its income.

           Residual Certificates. A Residual Owner that is a non-U.S. person, and that has no connection with the United States other than owning a Residual Certificate, will not be subject to U.S. withholding or income tax with respect to the Certificate (other than with respect to excess inclusions) provided that (i) the conditions described in the second preceding paragraph with respect to Regular Certificates are met and (ii) in the case of a Residual Certificate in a REMIC Pool holding Mortgage Loans, the Mortgage Loans were originated after July 18, 1984. Excess inclusions are subject to a 30% withholding tax in all events (notwithstanding any contrary tax treaty provisions) when distributed to the Residual Owner (or when the Residual Certificate is disposed of). The Code grants the Treasury Department authority to issue regulations requiring excess inclusions to be taken into account earlier if necessary to prevent avoidance of tax. The REMIC Regulations do not contain such a rule. The preamble thereto states that the Internal Revenue Service is considering issuing regulations concerning withholding on distributions to foreign holders of residual interests to satisfy accrued tax liability due to excess inclusions.

           With respect to a Residual Certificate that has been held at any time by a non-U.S. person, the Trustee (or its agent) will be entitled to withhold (and to pay to the Internal Revenue Service) any portion of any payment on such Residual Certificate that the Trustee reasonably determines is required to be withheld. If the Trustee (or its agent) reasonably determines that a more accurate determination of the amount required to be withheld from a distribution can be made within a reasonable period after the scheduled date for such distribution, it may hold such distribution in trust for the Residual Owner until such determination can be made.

           Special tax rules and restrictions that apply to transfers of Residual Certificates to and from non-U.S. persons are discussed in the next section.

Transfers of Residual Certificates.

           Special tax rules and restrictions apply to transfers of Residual Certificates to disqualified organizations or foreign investors, and to transfers of noneconomic Residual Certificates.

           Disqualified Organizations. In order to comply with the REMIC rules of the Code, the Agreement will provide that no legal or beneficial interest in a Residual Certificate may be transferred to, or registered in the name of, any person unless
(i) the proposed purchaser provides to the Trustee an "affidavit" (within the meaning of the REMIC Regulations) to the effect that, among other items, such transferee is not a "disqualified organization" (as defined below), is not purchasing a Residual Certificate as an agent for a disqualified organization (i.e., as a broker, nominee, or other middleman) and is not an entity (a "Book-Entry Nominee") that holds REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations and (ii) the transferor states in writing to the Trustee that it has no actual knowledge that such affidavit is false.

           If despite these restrictions a Residual Certificate is transferred to a disqualified organization, the transfer may result in a tax equal to the product of (i) the present value of the total anticipated future excess inclusions with respect to such Certificate and (ii) the highest corporate marginal federal income tax rate. Such a tax generally is imposed on the transferor, except that if the transfer is through an agent for a disqualified organization, the agent is liable for the tax. A transferor is not liable for such tax if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

           A disqualified organization may hold an interest in a REMIC Certificate through a "pass-thru entity" (as defined below). In that event, the pass-thru entity is subject to tax (at the highest corporate marginal federal income tax rate) on excess inclusions allocable to the disqualified organization. However, such tax will not apply to the extent the pass-thru entity receives affidavits from record holders of interests in the entity stating that they are not disqualified organizations and the entity does not have actual knowledge that the affidavits are false.

           For these purposes, (i) "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, certain organizations that are exempt from taxation under the Code (including tax on excess inclusions) and certain corporations operating on a cooperative basis, and (ii) "pass-thru entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a pass-thru entity as a nominee for another will, with respect to that interest, be treated as a pass-thru entity.

           Foreign Investors. Under the REMIC Regulations, a transfer of a Residual Certificate to a non-U.S. person that will not hold the Certificate in connection with a U.S. trade or business will be disregarded for all federal tax purposes if the Certificate has "tax avoidance potential." A Residual Certificate has tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that:

           (i) for each excess inclusion, the REMIC will distribute to the transferee residual interest holder an amount that will equal at least 30 percent of the excess inclusion, and

           (ii) each such amount will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual.

           A transferor has such reasonable expectation if the above test would be met assuming that the REMIC's Mortgage Loans will prepay at each rate between 50 percent and 200 percent of the Prepayment Assumption.

           The REMIC Regulations also provide that a transfer of a Residual Certificate from a non-U.S. person to a U.S. person (or to a non-U.S. person that will hold the Certificate in connection with a U.S. trade or business) is disregarded if the transfer has "the effect of allowing the transferor to avoid tax on accrued excess inclusions."

           In light of these provisions, the Agreement provides that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. person, unless (i) such person holds the Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trustee with an effective Internal Revenue Service Form 4224, or (ii) the transferee delivers to both the transferor and the Trustee an opinion of nationally recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer will not be disregarded for federal income tax purposes.

           Noneconomic Residual Certificates. Under the REMIC Regulations, a transfer of a "noneconomic" Residual Certificate will be disregarded for all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax. Such a purpose exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed to lack such knowledge if:

           (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee will not continue to pay its debts as they become due, and

           (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, it may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay taxes associated with holding the residual interest as they become due.

           A Residual Certificate (including a Certificate with significant value at issuance) is noneconomic unless, at the time of the transfer, (i) the present value of the expected future distributions on the Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions on the Certificate, at or after the time at which taxes accrue, in an amount sufficient to pay the taxes.

           The Agreement will provide that no legal or beneficial interest in a Residual Certificate may be transferred to, or registered in the name of, any person unless the transferor represents to the Trustee that it has conducted the investigation of the transferee, and made the findings, described in the preceding paragraph, and the proposed transferee provides to the Trustee the transferee representations described in the preceding paragraph, and agrees that it will not transfer the Certificate to any person unless that person agrees to comply with the same restrictions on future transfers.

Servicing Compensation and Other REMIC Pool Expenses.

           Under Code Section 67, an individual, estate or trust is allowed certain itemized deductions only to the extent that such deductions, in the aggregate, exceed 2% of the Owner's adjusted gross income, and such a person is not allowed such deductions to any extent in computing its alternative minimum tax liability. Under Treasury regulations, if such a person is an Owner of a REMIC Certificate, the REMIC Pool is required to allocate to such a person its share of the servicing fees and administrative expenses paid by a REMIC together with an equal amount of income. Those fees and expenses are deductible as an offset to the additional income, but subject to the 2% floor.

           In the case of a REMIC Pool that has multiple classes of Regular Certificates with staggered maturities, fees and expenses of the REMIC Pool would be allocated entirely to the Owners of Residual Certificates. However, if the REMIC Pool were a "single-class REMIC" as defined in applicable Treasury regulations, such deductions would be allocated proportionately among the Regular and Residual Certificates.

Reporting and Administrative Matters.

           Annual reports will be made to the Internal Revenue Service, and to Holders of record of Regular Certificates, and Owners of Regular Certificates holding through a broker, nominee or other middleman, that are not excepted from the reporting requirements, of accrued interest, original issue discount, information necessary to compute accruals of market discount, information regarding the percentage of the REMIC Pool's assets meeting the qualified assets tests described above under "Status of Certificates" and, where relevant, allocated amounts of servicing fees and other Code Section 67 expenses. Holders not receiving such reports may obtain such information from the related REMIC by contacting the person designated in IRS Publication 938. Quarterly reports will be made to Residual Holders showing their allocable shares of income or loss from the REMIC Pool, excess inclusions, and Code Section 67 expenses.

           The Trustee will sign and file federal income tax returns for each REMIC Pool. To the extent allowable, the Trustee will act as the tax matters person for each REMIC Pool. Each Owner of a Residual Certificate, by the acceptance of its Residual Certificate, agrees that the Trustee will act as the Owner's agent in the performance of any duties required of the Owner in the event that the Owner is the tax matters person.

           An Owner of a Residual Certificate is required to treat items on its federal income tax return consistently with the treatment of the items on the REMIC Pool's return, unless the Owner owns 100% of the Residual Certificate for the entire calendar year or the Owner either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Pool. The Internal Revenue Service may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC Pool, in a manner to be provided in Treasury regulations, the name and address of such other person and other information.


Non-REMIC Certificates

           The discussion in this Section applies only to a Series of Certificates for which no REMIC election is made.

Trust Fund as Grantor Trust.

           Upon issuance of each series of Certificates, Cleary, Gottlieb, Steen & Hamilton, counsel to the Seller, will deliver its opinion to the effect that, under then current law, assuming compliance by the Seller, the Servicer and the Trustee with all the provisions of the Agreement (and such other agreements and representations as may be referred to in the opinion), the Trust Fund will be classified for federal income tax purposes as a grantor trust and not as an association taxable as a corporation.

           Under the grantor trust rules of the Code, each Owner of a Certificate will be treated for federal income tax purposes as the owner of an undivided interest in the Mortgage Loans (and any related assets) included in the Trust Fund. The Owner will include in its gross income, gross income from the portion of the Mortgage Loans allocable to the Certificate, and may deduct its share of the expenses paid by the Trust Fund that are allocable to the Certificate, at the same time and to the same extent as if it had directly purchased and held such interest in the Mortgage Loans and had directly received payments thereon and paid such expenses. If an Owner is an individual, trust or estate, the Owner will be allowed deductions for its share of Trust Fund expenses (including reasonable servicing fees) only to the extent that the sum of those expenses and the Owner's other miscellaneous itemized deductions exceeds 2% of adjusted gross income, and will not be allowed to deduct such expenses for purposes of the alternative minimum tax. Distributions on a Certificate will not be taxable to the Owner, and the timing or amount of distributions will not affect the timing or amount of income or deductions relating to a Certificate.

Status of the Certificates.

           The Certificates, other than Interest Only Certificates, will be:

           o   "real estate assets" under Code Section 856(c)(5)(A);
               and

           o assets described in Section 7701(a)(19)(C) of the Code,

to the extent the assets of the Trust Fund are so treated. Interest income from such Certificates will be "interest on obligations secured by mortgages on real property" under Code
Section 856(c)(3)(B) to the extent the income of the Trust Fund qualifies under that section. An "Interest Only Certificate" is a Certificate which is entitled to receive distributions of some or all of the interest on the Mortgage Loans or other assets in a REMIC Pool and that has either a notional or nominal principal amount. Although not certain, Certificates that are Interest Only Certificates should qualify under the foregoing Code sections to the same extent as other Certificates.

Possible Application of Stripped Bond Rules.

           The federal income tax treatment of Certificates will depend on whether they are subject to the "stripped bond" rules of Code Section 1286. In general, Certificates will be subject to those rules in the hands of an Owner if (i) the Seller (or anyone else) retains rights to receive more than 100 basis points of interest on any Mortgage Loans assigned to the Trust Fund (disregarding rights to reasonable servicing compensation, but including rights to fees in excess of reasonable compensation), or (ii) Certificates are issued in two or more classes representing rights to non-pro rata shares of interest and principal payments on the Mortgage Loans.

           Notwithstanding the foregoing, a Certificate will not be subject to the stripped bond rules in the hands of an Owner unless, viewing the Certificate as a debt instrument issued by the Trust Fund, it would have original issue discount. In general, a Certificate will not have original issue discount if it pays interest at a fixed rate, or a single variable rate, monthly over its entire life, is issued within one month of the first Distribution Date, and is issued with no more than a de minimis amount of discount below its principal amount. Discount is de minimis if the Certificate has an issue price (generally the initial offering price at which a substantial amount of Certificates are sold) that is not less than its principal amount by more than .25% times the weighted average life of the Certificate (calculated by rounding down the number of years to each principal payment to the next lowest number). For a more detailed discussion of the definition of original issue discount, see "REMIC Certificates -- Income from Regular Certificates -- Original Issue Discount" above.

Taxation of Certificates if Stripped Bond Rules Do Not Apply.

           If the stripped bond rules do not apply to a Certificate, then the Owner will be required to include in income its share of the interest payments on the Mortgage Loans held by the Trust Fund in accordance with its tax accounting method. The Owner must also account for discount or premium on the Mortgage Loans if it is considered to have purchased its interest in the Mortgage Loans at a discount or premium. An Owner will be considered to have purchased an interest in each Mortgage Loan at a price determined by allocating its purchase price for the Certificate among the Mortgage Loans in proportion to their fair market values at the time of purchase. It is likely that discount would be considered to accrue and premium would be amortized, as described below, based on an assumption that there will be no future prepayments of the Mortgage Loans, and not based on a reasonable prepayment assumption.

           Discount. The treatment of any discount relating to a Mortgage Loan will depend on whether the discount is original issue discount or market discount. Discount at which a Mortgage Loan is purchased will be original issue discount only if the Mortgage Loan itself has original issue discount; the issuance of Certificates is not considered a new issuance of a debt instrument that can give rise to original issue discount. A Mortgage Loan generally will be considered to have original issue discount if the greater of the amount of points charged to the borrower, or the amount of any interest foregone during any initial teaser period, exceeds .167% of the principal amount of the Mortgage Loan times the number of full years to maturity (i.e., 5% of the principal amount for a 30 year loan), or if interest is not paid at a fixed rate or a single variable rate (disregarding any initial teaser rate) over the life of the Mortgage Loan. It is not anticipated that the amount of original issue discount, if any, accruing on the Mortgage Loans in each month will be significant relative to the interest paid currently on the Mortgage Loans, but there can be no assurance that this will be the case.

           In the case of a Mortgage Loan that is considered to have been purchased with market discount that exceeds a de minimis amount (generally, .167% of the principal amount times the number of whole years to maturity remaining at the time of purchase), the Owner will be required to include in income in each month the amount of such discount that has accrued through such month and not previously been included in income, but limited to the amount of principal on the Mortgage Loan that is received by the Trust Fund in that month. Because the Mortgage Loans will provide for monthly principal payments, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount accrues. Any market discount that has not previously been included in income will be recognized as ordinary income if and when the Mortgage Loan is prepaid in full. For a more detailed discussion of the market discount rules of the Code, see "REMIC Certificates -- Income from Regular Certificates -- Market Discount" above.

           In the case of market discount that does not exceed a de minimis amount, the Owner generally will be required to allocate ratably the portion of such discount that is allocable to a Mortgage Loan among the principal payments on the Mortgage Loan and to include the discount in ordinary income as the related principal payments are made (whether as scheduled payments or prepayments).

           Premium. In the event that a Mortgage Loan is purchased at a premium, the Owner may elect under Section 171 of the Code to amortize such premium under a constant yield method based on the yield of the Mortgage Loan to such Owner, provided that such Mortgage Loan was originated after September 27, 1985. Premium allocable to a Mortgage Loan originated on or before that date should be allocated among the principal payments on the Mortgage Loan and allowed as an ordinary deduction as principal payments are made (whether as scheduled payments or prepayments).

Taxation of Certificates if Stripped Bond Rules Apply.

           If the stripped bond rules apply to a Certificate, income on the Certificate will be treated as original issue discount and will be included in income as it accrues under a constant yield method. More specifically, for purposes of applying the original issue discount rules of the Code, the Owner will likely be taxed as if it had purchased a newly issued, single debt instrument providing for payments equal to the payments on the interests in the Mortgage Loans allocable to the Certificate, and having original issue discount equal to the excess of the sum of such payments over the Owner's purchase price for the Certificate (which would be treated as the issue price). The amount of original issue discount income accruing in any taxable year will be computed generally as described above under "REMIC Certificates -- Income from Regular Certificates -- Original Issue Discount". It is possible, however, that the calculation must be made using as the Prepayment Assumption an assumption of zero prepayments. If the calculation is made assuming no future prepayments, then the Owner should be allowed to deduct currently any negative amount of original issue discount produced by the accrual formula.

           Different approaches could be applied in calculating income under the stripped bond rules. For example, a Certificate could be viewed as a collection of separate debt instruments (one for each payment allocable to the Certificate) rather than a single debt instrument. Also, in the case of an Interest-Only Certificate, it could be argued that certain proposed regulations governing contingent payment debt obligations apply. Owners should consult their own tax advisors regarding the calculation of income under the stripped bond rules.

Sales of Certificates.

           A Certificateholder that sells a Certificate will recognize gain or loss equal to the difference between the amount realized in the sale and its adjusted tax basis in the Certificate. In general, such adjusted basis will equal the Certificateholder's cost for the Certificate, increased by the amount of any income previously reported with respect to the Certificate and decreased (but not below zero) by the amount of any distributions received thereon, the amount of any losses previously allowable to such Owner with respect to such Certificate and any premium amortization thereon. Any such gain or loss would be capital gain or loss if the Certificate was held as a capital asset, subject to the potential treatment of gain as ordinary income to the extent of any accrued but unrecognized market discount under the market discount rules of the Code, if applicable.

Foreign Investors.

           Except as described in the following paragraph, an Owner that is not a U.S. person (as defined under "REMIC Certificates -- Taxation of Foreign Investors" above) and that is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a Certificate will not be subject to United States income or withholding tax in respect of a Certificate (assuming the underlying Mortgage Loans were originated after July 18,
1984), if the Owner provides an appropriate statement, signed under penalties of perjury, identifying the Owner and stating, among other things, that the Owner is not a U.S. person. If these conditions are not met, a 30% withholding tax will apply to interest (including original issue discount) unless an income tax treaty reduces or eliminates such tax or unless the interest is effectively connected with the conduct of a trade or business within the United States by such Owner. Income effectively connected with a U.S. trade or business will be subject to United States federal income tax at regular rates then applicable to U.S. taxpayers (and in the case of a corporation, possibly also the branch profits tax).

           In the event the Trust Fund acquires ownership of real property located in the United States in connection with a default on a Mortgage Loan, then any rental income from such property allocable to an Owner that is not a U.S. person generally will be subject to a 30% withholding tax. In addition, any gain from the disposition of such real property allocable to an Owner that is not a U.S. person may be treated as income that is effectively connected with a U.S. trade or business under special rules governing United States real property interests. The Trust Fund may be required to withhold tax on gain realized upon a disposition of such real property by the Trust Fund at a 35% rate.

Reporting.

           Tax information will be reported annually to the Internal Revenue Service and to Holders of Certificates that are not excluded from the reporting requirements.

Backup Withholding

           Distributions made on a Certificate and proceeds from the sale of a Certificate to or through certain brokers may be subject to a "backup" withholding tax of 31% unless, in general, the Owner of the Certificate complies with certain procedures or is a corporation or other person exempt from such withholding. Any amounts so withheld from distributions on the Certificates would be refunded by the Internal Revenue Service or allowed as a credit against the Owner's federal income tax.

                       PLAN OF DISTRIBUTION

           The Seller may sell Certificates of each series to or through underwriters (the "Underwriters") by a negotiated firm commitment underwriting and public reoffering by the Underwriters, and also may sell and place Certificates directly to other purchasers or through agents. The Seller intends that Certificates will be offered through such various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of Certificates may be made through a combination of such methods.

           The distribution of the Certificates may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

           If so specified in the Prospectus Supplement relating to a series of Certificates, the Seller or any affiliate thereof may purchase some or all of one or more classes of Certificates of such series from the Underwriter or Underwriters at a price specified in such Prospectus Supplement. Such purchaser may thereafter from time to time offer and sell, pursuant to this Prospectus, some or all of such Certificates so purchased directly, through one or more underwriters to be designated at the time of the offering of such Certificates or through broker-dealers acting as agent and/or principal. Such offering may be restricted in the manner specified in such Prospectus Supplement and may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

           In connection with the sale of the Certificates, Underwriters may receive compensation from the Seller or from the purchasers of Certificates for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the Certificates of a series to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the Underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the Certificates of a series may be deemed to be Underwriters and any discounts or commissions received by them from the Seller and any profit on the resale of the Certificates by them may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended (the "Act"). Any such Underwriters or agents will be identified, and any such compensation received from the Seller will be described, in the applicable Prospectus Supplement.

           It is anticipated that the underwriting agreement pertaining to the sale of any series or class of Certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all such Certificates if any are purchased.

           Under agreements which may be entered into by the Seller, Underwriters and agents who participate in the distribution of the Certificates may be entitled to indemnification by the Seller against certain liabilities, including liabilities under the Act.

           If so indicated in the Prospectus Supplement, the Seller will authorize Underwriters or other persons acting as the Seller's agents to solicit offers by certain institutions to purchase the Certificates from the Seller pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational charitable institutions and others, but in all cases such institutions must be approved by the Seller. The obligation of any purchaser under any such contract will be subject to the condition that the purchaser of the offered Certificates shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject from purchasing such Certificates. The Underwriters and such other agents will not have responsibility in respect of the validity or performance of such contracts.

           The Underwriters may, from time to time, buy and sell
Certificates, but there can be no assurance that an active secondary market will develop and there is no assurance that any market, if established, will continue.

                          USE OF PROCEEDS

           The net proceeds from the sale of each series of Certificates will be added to the Seller's general funds and will be available for general corporate purposes, including acquisition of new mortgage loans and the repayment of borrowings incurred to finance the acquisition of Mortgage Loans underlying the Certificates of such Series.

                       FINANCIAL INFORMATION

           The Seller has determined that its financial statements are not material to the offering made hereby. However, any prospective investor who desires to review financial information concerning the Seller will be provided, upon request, with a copy of the most recent financial statements of the Seller. Such request should be directed to: HomeSide Mortgage Securities, Inc., 7301 Baymeadows Way, Jacksonville, Florida 32256, Attention: Office of the Secretary.

                           LEGAL MATTERS

           Certain legal matters in connection with the Certificates offered hereby will be passed upon for the Seller by Cleary, Gottlieb, Steen & Hamilton, New York, New York.

                              PART II
              INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

    The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below. All such expenses, except for the filing fee, are estimated.

     SEC Registration Fee ............. $125,000
     Legal Fees and Expenses ..........  350,000
     Accounting Fees and Expenses .....  100,000
     Trustee's Fees and Expenses ......   30,000
     Printing and Engraving Fees ......   30,000
     Rating Agency Fees ...............  240,000
     Miscellaneous ....................   10,000

     Total ............................ $885,000


Item 15.  Indemnification of Directors and Officers.

    Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

    Article Eighth of the Registrant's Certificate of
Incorporation provides that the Registrant must indemnify all persons whom it may indemnify pursuant to Section 145 of the Delaware General Corporation Law to the full extent provided therein.

    Article VII of the Registrant's By-Laws provides that the Regis-trant shall indemnify to the full extent permitted by law and hold harmless each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether or not by or in the right of the Registrant, by reason of the fact that he is or was a director or officer of the Registrant, or by reason of the fact that he is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, of any type or kind, domestic or foreign, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred as a result of such action, suit or proceeding.

Item 16.  Exhibits.

    1.1 Underwriting Agreement (to be filed as an exhibit to a Current Report on Form 8-K subsequent to the effectiveness of this Registration Statement).

    4.1*  Form of Pooling and Servicing Agreement for Senior/
          Subordinated Securities.

    5.1* Opinion of Cleary, Gottlieb, Steen & Hamilton regarding the legality of the securities being registered.

    8.1* Opinion of Cleary, Gottlieb, Steen & Hamilton regarding certain federal income tax matters with respect to the securities being registered.

   23.1* Consent of Cleary, Gottlieb, Steen & Hamilton (incorporated in Exhibits 5.1 and 8.1).

   24.1*  Powers of Attorney (incorporated in Signatures).


-------------------
* Filed herewith


Item 17.  Undertakings.

The Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, that it reasonably believes that the security rating requirement set forth in Transaction Requirement B.5 will be met by the time of sale of the registered securities and has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 28th day of February, 1997.

                             HOMESIDE MORTGAGE SECURITIES, INC.

                             By: /s/ Joe K. Pickett
                                ---------------------------------
                                 Joe K. Pickett
                                 Director, Chairman of the Board
                                    and Chief Executive Officer


    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joe K. Pickett and Kevin D. Race, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement and any or all other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature         Title                              Date
     ---------         -----                              ----

 /s/ Joe K. Pickett    Director, Chairman of the Board    February 28, 1997
---------------------  and Chief Executive Officer
   Joe K. Pickett      (Principal Executive Officer)


 /s/ Hugh H. Harris    Director, President and            February 28, 1997
---------------------  Chief Operating Officer
   Hugh H. Harris

 /s/ Kevin D. Race     Senior Vice President and          February 28, 1997
---------------------  Chief Financial Officer
    Kevin D. Race      (Principal Accounting Officer
                       and Principal Financial Officer)


 /s/ Robert J. Jacobs  Director, Executive Vice           February 28, 1997
---------------------  President and General Counsel
  Robert J. Jacobs

                           EXHIBIT INDEX




EXHIBIT                     DESCRIPTION
-------                     -----------
  1.1 Underwriting Agreement (to be filed as an exhibit to a Current Report on Form 8-K subsequent to the effectiveness of this Registration Statement).

  4.1*    Form of Pooling and Servicing Agreement for Senior/
          Subordinated Securities.

  5.1* Opinion of Cleary, Gottlieb, Steen & Hamilton regarding the legality of the securities being registered.

  8.1* Opinion of Cleary, Gottlieb, Steen & Hamilton regarding certain federal income tax matters with respect to the securities being registered.

 23.1* Consent of Cleary, Gottlieb, Steen & Hamilton (incorporated in Exhibits 5.1 and 8.1).

 24.1*    Powers of Attorney (incorporated in Signatures).


-------------------
* Filed herewith